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                             ALASKA PIPELINE COMPANY




                           --------------------------

                                 NOTE AGREEMENT

                           --------------------------



                           Dated as of: June 17, 1985


               $10,000,000 12.125% Series E Notes Due July 1, 1990

              $14,500,000 12.70% Series F Notes due by July 1, 1995

               $ 3,000,000 12.80% Series G Notes due July 1, 2000

               $17,500,000 12.75% Series H Notes due July 1, 2000



- --------------------------------------------------------------------------------

                                TABLE OF CONTENTS


                                                              PAGE
                                                              ----

1        Sale and Purchase of Notes ........................    1

2        Closing ...........................................    1

3        Conditions to Closing .............................    2

3.1      Sale of Common Stock of the Company and Assets of
         the Division ..... ................................    2

3.3      Assumption of Intercompany Mortgage and Delivery of
         Intercompany Notes ................................    2

3.4      Inducement Agreement ..............................    2

3.5      Amendment to Gas Sale Contract ....................    2

3.6      Prepayment of the Bonds and Repayment of Bank
         Indebtedness ......................................    3

3.7      Sale of Other Notes ...............................    3

3.8      Representations and Warranties Correct ............    3

3.9      Alaska Public Utilities Commission Approval .......    3

3.10     Performance No Default ............................    3

3.11     Compliance Certificate ............................    3

3.12     Opinions of Counsel ...............................    3

3.13     Legal Investment ..................................    3

3.14     Proceedings and Documents .........................    4


3.15     Tax Sharing Agreement .............................    4

4        Use of Proceeds ...................................    4

5        Representations and Warranties ....................    4

5.1      Organization, Standing etc ........................    4

5.2      Subsidiaries ......................................    4

5.3      Qualification .....................................    4

5.4      Financial Statements ..............................    5

5.5      Changes, etc ......................................    5

5.6      Tax Returns and Liabilities .......................    6

5.7      Indebtedness for Money Borrowed ...................    6

5.8      Title to Properties; Liens ........................    6

5.9      Litigation ........................................    7

5.10     Compliance with Other Instruments .................    7

5.11     Patents, Trademarks, etc., Franchises .............    7

5.12     Governmental Consent, etc .........................    8

5.13     Holding Company Act ...............................    8

5.14     Gas Contracts .....................................    8

5.15     Coverage of Fixed Charges .........................    8

5.16     Disclosure ........................................    8

5.17     Issue of Notes is Legal and Authorize .............    9

5.18     ERISA .............................................    9

5.19     No Defaults .......................................   10


5.20     Private Offering ..................................   10

5.21     Certain Documents .................................   10

6        Financial Statements and Information ..............   10

7        Inspection of Properties and Books ................   13

8        Prepayment of Notes ...............................   13

8.1      Fixed Prepayments .................................   13

8.2      Optional Prepayment without Premium ...............   14

8.3      Optional Prepayments with Premium .................   14

8.4      Prepayment in Full at Option of Noteholders under
         Certain Circumstances ...... ......................   15

8.5      Allocation of Partial Prepayments .................   15

8.6      Notice of Optional Prepayments ....................   15

8.7      Maturity; Exchange or Notation, Surrender, etc ....   15

8.8      Purchase of Notes .................................   16

9        General Covenants .................................   16

9.1      Accounting and Reserves ...........................   16

9.2      Payment of Taxes and Claims; Tax Sharing Agreement    16

9.3      Corporate Existence, etc ..........................   16

9.4      Maintenance of Properties, Conduct of Business;
         Company Certificate ...............................   16

9.5      Insurance .........................................   17

9.6      Delivery of Supplemental Opinion of Counsel .......   17

10       Particular Covenants ..............................   17


10.1     Limitation on Indebtedness ........................   17

10.2     Restrictions on Investments, Loans, etc ...........   18

10.3     Restricted Investments, Restricted Stock Payments
         and Restricted Subordinated Debt Payments .........   20

10.4     Restrictions on Lease-Backs, Rental Obligations,
         etc ...............................................   21

10.5     Restrictions on Liens, etc ........................   22

10.6     Issuance and Sale, etc., of Subsidiary Stock
         Disposition of Subsidiary Stock and Indebtedness ..   25

10.7     Consolidation or Merger of Subsidiaries; Disposition
         of Subsidiary Property as an Entirety .............   25

10.8     Consolidation or Merger of Company; Disposition of
         Company Disposition of Company Property as an
         Entirety ..........................................   25

10.9     Disposition of Company and Subsidiaries Property ..   26

10.10    Gas Contracts .....................................   27

10.11    Intercompany Notes, etc ...........................   27

10.12    Compliance with ERISA .............................   28

11       Remedies ..........................................   28

11.1     Events of Default; Acceleration ...................   28

11.2     Notice of Default .................................   31

11.3     Suits for Enforcement, etc ........................   32

11.4     Remedies Cumulative ...............................   32

11.5     Remedies Not Waived ...............................   32

12       Registration Books, Transfer and Exchange of Notes    32


13.      Replacement of Notes ..............................   32

14.      Definitions .......................................   33

15.      Expenses, etc .....................................   45

16.      Amendment of Existing Note Agreements .............   45

17.      Survival of Agreements, etc. ......................   46

18.      Amendments and Waivers ............................   46

19.      Purchase for Investment ...........................   47

20.      Payments on Notes; Notice of Sale, etc ............   47

21.      Notices, etc ......................................   47

22.      Nonenforcement for Others .........................   47

23.      Miscellaneous .....................................   47

Schedule A - Information Relating to Purchasers

Exhibit A-1 - Form of Series E Note

Exhibit A-2 - Form of Series F Note

Exhibit A-3 - Form of Series G Notes

Exhibit A-4 - Form of Series H Notes

Exhibit B - Form of Intercompany Mortgage

Exhibit C - Form of Inducement Agreement

Exhibit D - Form of Gas Contract Amendment

Exhibit E-1 - Form of Opinion of Andrews & Kurth

Exhibit E-2 - Form of Opinion of Vinson & Elkins

Exhibit E-3 - Form of Opinion of Hughes Thorsness Gantz Powell & Brundin

Exhibit E-4 - Form of Opinion of Debevoise & Ploimpton

Exhibit F - Form of Tax Sharing Agreement

Exhibit G - Statement of Exceptions

Exhibit H - List of Agreements Relating to Short-Term Borrowing and Funded Debt

                             ALASKA PIPELINE COMPANY
                                3000 Spenard Road
                             Anchorage, Alaska 99502


TO EACH OF THE PURCHASERS LISTED
   IN THE ATTACHED SCHEDULE A

                                                      Dated as of: June 17, 1985

Dear Sirs:

     ALASKA PIPELINE COMPANY (the "Company"), an Alaska corporation, agrees with you as follows:

     1. Sale and Purchase of Notes. The Company will duly authorize the issue and sale of (a) $10,000,000 aggregate principal amount of the Company's 12.125% Series E Notes due April 1, 1990 (the "Series E Notes"), (b) $14,500,000 aggregate principal amount of the Company's 12.70% Series F Notes due April 1, 1995 (the "Series F Notes"), (c) $3,000,000 aggregate principal amount of the Company's 12.80% Series G Notes due April 1, 2000 (the "Series G Notes"), and
(d) $17,500,000 aggregate principal amount of the Company's 12.75% Series H Notes due April 1, 2000 (the "Series H Notes"), substantially in the forms of Exhibits A-1 through A-4, respectively, attached hereto (such Notes, together with all Notes issued in exchange therefor or in replacement thereof pursuant to sections 12 and 13, being herein called the "Notes"). The Company will issue and sell to you and, subject to the terms and conditions of this Agreement, you will purchase from the Company, at the Closing provided for in section 2, Notes in the principal amounts specified opposite your name in Schedule A attached hereto at the purchase price of 100% of the principal amount thereof. Contemporaneously with entering into this Agreement, the Company is entering into separate Note Agreements (the "Other Agreements") identical with this Agreement with each of the Other Purchasers named in Schedule A (the "Other Purchasers"), providing for the sale to each Other Purchaser, at such Closing, of Notes in the principal amount specified opposite its name in Schedule A. As used herein, the term "Note" shall mean one of the Notes; certain other capitalized terms used herein are defined in section 14.

     2. Closing. The closing of the sale and purchase of the Notes hereunder (the "Closing") shall take place at the office of Messrs. Vinson & Elkins, 3300 First City Tower, Houston, Texas, at 11:00 A.M., Houston time, on June 17, 1985 (or such business day prior to July 2, 1985 as the Company and you and the Other Purchasers may agree upon). At the Closing the Company will deliver to you the Notes to be purchased by you in the form of a single Note (or such greater number of Notes as you may request) for each Series of Notes being purchased by you, dated the date of the Closing, payable to you or your registered assigns, against delivery by you to the Company or its order of immediately available funds in the amount of the purchase price therefor. If at the Closing the Company shall fail to tender such Notes as provided herein, or if at the Closing any of the conditions specified in section 3 shall not have been fulfilled to your satisfaction, you shall, at your election, be relieved of all further obligations under this Agreement, without thereby waiving any other rights you may have by reason of such failure or such non-fulfillment.

     3. Conditions to Closing. Your obligation to accept delivery of and pay for the Notes to be purchased by you hereunder is subject to the fulfillment to your satisfaction, prior to or at the Closing, of the following conditions:

     3.1. Sale of Common Stock of the Company and Assets of the Division. All of the issued and outstanding Common Stock of the Company and all or substantially all of the assets of the Division shall have been sold to Seagull, and all of the conditions to the obligations of any party to the Acquisition Agreement shall have been satisfied and shall not have been waived without your prior written consent.

     3.2. No Indebtedness to ENSTAR. Neither the Company nor the Division shall have any Indebtedness or any other liability or obligation (whether fixed, absolute, matured, unmatured, contingent or otherwise) to ENSTAR or any of its Affiliates except for (i) the Indebtedness of the Company to an Affiliate of ENSTAR which the Company will prepay on the date of the Closing with a portion of the proceeds from the sale of the Notes, (ii) income tax obligations of the Company and the Division payable pursuant to section 8.2(b) of the Acquisition Agreement and income tax obligations, if any, of the Company not in excess of $3,250,000 payable after the Closing under the Tax Agreement to be entered into pursuant to the Acquisition Agreement, and (iii) other obligations with a total present value (discounted at current market rates), taken as a whole, not exceeding $100,000.

     3.3. Assumption of Intercompany Mortgage and Delivery of Intercompany Notes. Seagull shall have assumed all obligations of ENSTAR under the Original Intercompany Mortgage. The Original Intercompany Mortgage shall have been amended and restated to read substantially as set forth in Exhibit B hereto and, as so amended and restated, shall be in full force and effect without default by Seagull thereunder. Seagull shall have issued and delivered to the Company its notes (the "Intercompany Notes") in an amount equal to, and otherwise containing terms and conditions comparable to, all liabilities of ENSTAR to the Company evidenced by notes of ENSTAR and such notes of ENSTAR shall have been cancelled and discharged.

     3.4. Inducement Agreement. Seagull shall have executed and delivered to you an Inducement Agreement substantially in the form of Exhibit C attached hereto (the "Inducement Agreement"), whereby, in order to induce you to purchase the Notes, Seagull shall make certain representations and warranties and agreements with respect to Seagull and the Division; and such Inducement Agreement shall be in full force and effect with no default by Seagull thereunder.

     3.5. Amendment to Gas Sale Contract. The Company and Seagull shall have entered into an amendment to the Gas Sale Contract substantially in the form of Exhibit D attached hereto.

     3.6. Prepayment of the Bonds and Repayment of Bank Indebtedness. The Company shall have duly taken all actions necessary to prepay in full the Bonds and the Bank Indebtedness at the Closing with the proceeds of the Notes, and, upon such prepayment of the Bonds, to defease the Bond Indenture.

     3.7. Sale of Other Notes. Contemporaneously with the Closing the Company shall sell to each of the Other Purchasers the Notes to be purchased by it at the Closing as specified in Schedule A.

     3.8. Representations and Warranties Correct. The representations and warranties contained in section 5 thereof, in section 1 of the Inducement Agreement and otherwise made in writing by or on behalf of the Company or Seagull in connection with the transactions contemplated hereby shall be correct at and as of the time of the Closing, except as sections 5.1, 5.5 and 5.13 are affected by the sale of all of the assets of the Division and all of the common stock of the Company to Seagull and except as affected by the sale of the Notes and the amendment of the Existing Note Agreements.

     3.9. Alaska Public Utilities Commission Approval. The Alaska Public Utilities Commission ("PUC") shall have given all consents, entered all orders and taken all such other actions as may be necessary under applicable law to approve the transactions contemplated by the Acquisition Agreement and this Agreement subject to no terms and conditions which, in your sole judgment, impose an undue burden on the Company or the Division, and all such consents, orders and other actions shall be final and not subject to any further administrative or judicial review. For purposes hereof, the Approval Order shall not be deemed to contain any terms or conditions which impose an undue burden on the Company or the Division.

     3.10. Performance; No Default. All agreements and conditions contained herein required to be performed or complied with prior to or at the Closing shall have been duly performed or complied with and at the time of the Closing no condition or event shall exist which constitutes an Event of Default or which, after notice or lapse of time or both, would constitute an Event of Default.

     3.11. Compliance Certificate. You shall have received an Officer's Certificate, dated the date of the Closing, certifying that the conditions specified in sections 3.1, 3.2, 3.5, 3.6, 3.8, 3.9 and 3.10 have been fulfilled.

     3.12. Opinions of Counsel. You shall have received favorable opinions, dated the date of the Closing and satisfactory in substance and form to you, (a) from Andrews & Kurth, counsel for the Company, substantially in the form of Exhibit E-1 attached hereto, (b) from Vinson & Elkins, counsel for Seagull, substantially in the form of Exhibit E-2 attached hereto, (c) from Hughes Thorsness Gantz Powell & Brundin, Alaska counsel for the Company, substantially in the form of Exhibit E-3 attached hereto, and (d) from Debevoise & Plimpton, your special counsel, substantially in the form of Exhibit E-4 attached hereto.

     3.13. Legal Investment. At the time of the Closing your purchase of Notes hereunder shall be permitted by the laws of each jurisdiction to which you may be subject, without recourse to provisions such as Section 1404(a)(2) of the New York Insurance Law permitting limited investments by life insurance companies without restriction as to the character of the particular investment.

     3.14. Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated hereby and all documents and instruments incident to such transactions shall be satisfactory in substance and form to you and your special counsel, and you and your special counsel shall have received all such counterpart originals or certified or other copies of such documents as you or they may reasonably request.

     3.15. Tax Sharing Agreement. The Company and Seagull shall have entered into the Tax Sharing Agreement, substantially in the form of Exhibit F attached hereto.

     4. Use of Proceeds. The Company will apply the proceeds of the sale of the Notes to (a) repay all amounts outstanding under the Company's unsecured subordinated note payable to an Affiliate of ENSTAR in the original principal amount of $13,400,000, (b) repay Bank Indebtedness and (c) prepay the Bonds. The Company will not directly or indirectly (x) use any of the proceeds of the Notes for the purpose of purchasing or carrying any "margin stock" within the meaning of Regulation G of the Board of Governors of the Federal Reserve System (12 C.F.R. 207, as amended), or otherwise take or permit any action which would involve a violation of such Regulation G, Regulation X (12 C.F.R. 224) or any other regulation of the Board of Governors of the Federal Reserve System, or (y) use any part of such proceeds for the purpose of engaging in any transaction prohibited by the Foreign Assets Control Regulations, the Transactions Control Regulations, the Cuban Assets Control Regulations, the Foreign Funds Control Regulations or the Iranian Assets Control Regulations of the United States
Treasury Department (31 C.F.R., Subtitle B, Chapter V, as amended). No Indebtedness being reduced or retired out of the proceeds of the Notes was incurred for the purpose of purchasing or carrying any "margin stock" within the meaning of such Regulation G. The Company does not own or have any present intention of acquiring any such margin stock.

     5. Representations and Warranties. The Company represents an warrants that:

     5.1. Organization, Standing etc. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Alaska and has all requisite corporate power and authority to own and operate its properties, to carry on its business as now conducted, to enter into this Agreement, to make the borrowings hereunder, to execute and deliver the Notes and to carry out the terms hereof and thereof. All of the issued and outstanding Common Stock of the Company is validly issued, fully paid and nonassessable and is owned by ENSTAR, free and clear of any security interest, mortgage, pledge, lien, charge or encumbrance or conditional sale or other title retention agreement, except as arising under the Acquisition Agreement and the Divestiture Agreement.

         5.2.     Subsidiaries.  The Company has no Subsidiaries.

     5.3. Qualification. The Company is duly qualified or licensed and in good standing as a foreign corporation duly authorized to do business in each jurisdiction wherein the character of the properties owned or the nature of the activities conducted by it makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing, if any, which when taken together would not in the aggregate have a material adverse effect on the condition, business or property of the Company.

     5.4. Financial Statements. The Company has delivered to you financial statements of the Company for the years ended December 31, 1980 to 1984, inclusive, and of the Division for the years ended December 31, 1980 to 1984, inclusive, including balance sheets of the Company (and consolidated and consolidating balance sheets or combined and combining balance sheets of the Company and the Division) as at such dates and statements of income and of surplus of the Company (and consolidated and consolidating or combined and combining statements of income and of surplus of the Company and the Division) for the years then ended, all as certified by Peat, Marwick, Mitchell & Co., independent certified public accountants. The Company has also delivered to you its unaudited balance sheet as at March 31, 1985 and its unaudited statement of operations for the three-month period then ended. Such financial statements fairly present the financial condition of the Company and the Division as at the respective dates thereof and the results of the operations of the Company and the Division for the respective periods covered thereby, were prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout such periods and reflect all known liabilities, contingent or otherwise, as at such dates which are required by generally accepted accounting principles to be reflected therein. The Company had no Subsidiaries for the period covered by such financial statements.

     5.5. Changes, etc. Except as set forth in Exhibit G attached hereto, or in the Company's unaudited balance sheet as at March 31, 1985 and its unaudited statement of operations for the three-month period then ended, since December 31, 1984, there has been no material adverse change in the condition of the Company or the Division and no material adverse occurrence or development with respect to the business, prospects or condition (financial or otherwise) of the Company or the Division or any of their respective properties or assets
(individually or in the aggregate material). Except as set forth in the Company's unaudited balance sheet as at March 31, 1985 and its unaudited statement of operations for the three-month period then ended, since December 31, 1984, there has been no change in the condition of the Company or of the Division from that reflected in the combining balance sheets of the Company as at such date referred to in section 5.4, other than changes in the ordinary course of business which have not been, either in any case or in the aggregate, materially adverse, and, except as set forth in Exhibit G attached hereto, or in the Company's unaudited balance sheet as at March 31, 1985 and its unaudited statement of operations for the three-month period then ended, since December 31, 1984, there has been no occurrence or development which has had or in the opinion of the Company (a) will have a materially adverse effect on the business or prospects of the Company or the Division or on any of their respective properties or assets (individually or in the aggregate material) or (b) constitutes or would result in a material adverse change in the nature or the extent of the business of the Company or the Division. Except as disclosed in the Company's unaudited balance sheet as at March 31, 1985 and its unaudited statement of operations for the three-month period then ended, since December 31, 1984, the Company has not directly or indirectly made any Restricted Investment or Restricted Stock Payment and has not made Restricted Subordinated

Debt Payments except payments on the note referred to in section 4(a) and other such payments not in excess of $100,000.

     5.6. Tax Returns and Liabilities. The Company has filed (or obtained extensions with respect to the filing of) all tax returns and reports required to be filed by it and has paid all taxes, assessments and other governmental charges imposed upon it or any of its properties, assets, income or franchises, other than those currently payable without penalty or interest and those, not substantial in amount, being contested as permitted by section 9.2. Until July 26, 1983, the Company was a member of the affiliated group, within the meaning of Section 1504 of the Code, of which ENSTAR was the common parent and, as such, joined in the filing of the consolidated Federal income tax returns of such affiliated group for the periods ending on or before such date. The consolidated Federal income tax returns of the ENSTAR affiliated group have been audited by the Internal Revenue Service for all fiscal periods through December 31, 1981 and the results of such audits are duly reflected in the financial statements referred to in section 5.4. The charges, accruals and reserves on the books of the Company in respect of Federal, state and other income taxes for all fiscal periods are adequate in the opinion of the Company, and the Company does not know of any actual or proposed assessment for additional Federal, state or other income taxes for any fiscal period.

     5.7. Indebtedness for Money Borrowed. Exhibit H correctly describes all secured and unsecured Short-Term Borrowing and Funded Debt of the Company outstanding, or for which the Company has commitments, on the date of this Agreement. The Company is not in default in respect of any such Short-Term Borrowing or Funded Debt or in respect of any instrument or agreement relating thereto and no instrument or agreement applicable to or binding on the Company contains any restrictions on the incurrence of additional Funded Debt by the Company, except the agreements relating to Short-Term Borrowing or Funded Debt referred to in items 2, 4 and 5 of Exhibit H, complete and correct copies of which have been delivered to your special counsel.

     5.8. Title to Properties; Liens. The Company has good and marketable title in fee simple absolute to all its real property on which compressor stations are located and good and marketable title to all of its other real property and to all of its personal property (except for property consisting of rights-of-way, licenses, permits and franchises, as to which the Company has satisfactory title for the purpose of constructing, operating and maintaining all property located or proposed to be located on the real property covered thereby), in each case subject to no mortgage, pledge, lien, security interest, lease, charge or encumbrance other than those of the character permitted by section 10.5. None of the properties or assets the value of which is reflected in the combining balance sheets of the Company and the Division as at March 31, 1985, referred to in section 5.4, is held by the Company or the Division as lessee under or subject to any lease (except as disclosed in such balance sheets or the notes thereto) or as conditional vendee under any conditional sale or other title retention agreement. The Company enjoys peaceful and undisturbed possession under all leases under which it operates, and all such leases are valid and subsisting, with no material default on the part of the Company existing thereunder. No financing statement under the Uniform Commercial Code which names the Company as debtor has been filed in any state or other jurisdiction and the Company has not signed any such financing statement or any security agreement authorizing any secured party thereunder to file any such financing statement except financing statements relating to the liens, security interests and other encumbrances permitted by section 10.5.

     5.9. Litigation. There is no litigation, proceeding or investigation pending or, to the best of the Company's knowledge, threatened against or affecting the Company or any Affiliate of the Company which questions the validity of any of this Agreement or the Notes or any action taken or to be taken pursuant hereto. Except as set forth in the notes to the financial statements of the Company and the Division for the quarterly period ended March 31, 1985, referred to in section 5.4, and except as set forth in Exhibit G attached hereto, there is no litigation, proceeding or investigation pending or, to the best of the Company's knowledge, threatened against or affecting the Company which involves the condemnation, purchase or other acquisition by any governmental authority of any property (individually or in the aggregate material) of the Company or which might result in any materially adverse change in the condition, business or prospects of the Company or in any of its properties or assets (individually or in the aggregate material). The Company is not subject to or a party to any order of any court or governmental body arising out of any action, suit or proceeding under any statute or other law with respect to antitrust, monopoly, restraint of trade, unfair competition or similar matters.

     5.10. Compliance with Other Instruments. The Company is not in violation of any term of its charter or by-laws, and neither the Company nor the Division is in violation of any material term of any agreement, instrument, judgment, decree, order, statute, rule, governmental regulation, franchise, certificate, permit or the like applicable to it, and the execution, delivery and performance of this Agreement and the Notes will not result in any such violation or be in conflict with or constitute a default under any such term, or result in the creation of any mortgage, lien, charge or encumbrance upon any of the properties or assets of the Company pursuant to any such term. Except as set forth in the notes to the financial statements of the Company and the Division for the quarterly period ended March 31, 1985, referred to in section 5.4, and except as set forth in the Approval Order, there is no such term which materially adversely affects the business, operations, affairs or condition of the Company or any of its properties or assets (individually or in the aggregate material).

     5.11. Patents, Trademarks, etc., Franchises. Subject to certain pending disputes and claims relating to the ownership and/or use of the name "ENSTAR" or any variant thereof, the Company owns or possesses all the permits, patents, trademarks, service marks, trade names, copyrights and licenses, and rights with respect to the foregoing, necessary for the conduct of its business as now conducted and proposed to be conducted, without any known conflict with the rights of others. The Company has received a Certificate of Public Convenience and Necessity from the PUC (the "Company Certificate"), the Division has received a Certificate of Public Convenience and Necessity from the PUC (the "Division Certificate"), and each of the Company and the Division has received all material permits, licenses, franchises and other authorizations from governmental or public bodies or authorities which are necessary for the conduct of their business as now conducted and proposed to be conducted other than those which are expected to be obtained without difficulty in due course. Such Certificates of Public Convenience and Necessity have been duly and effectively granted, are valid and enforceable in accordance with their terms and are in full force and effect, and the Company and the

Division have performed and complied with in all material respects all terms thereof and of all orders of the PUC relating thereto required to be performed and complied with by them and neither the Company nor the Division is in default in any material respect under any such term.

     5.12. Governmental Consent, etc. The Company is not required to obtain any consent, approval or authorization of, or to make any registration, declaration or filing with, any governmental or public body or authority as a condition precedent to the valid execution, delivery and performance of this Agreement or the Notes.

     5.13. Holding Company Act. The Company is a subsidiary of ENSTAR which is a subsidiary of Unimar Company ("Unimar"), a Texas general partnership whose partners are subsidiaries of Allied Corporation ("Allied") and Ultramar PLC ("Ultramar"). On June 26, 1984, Unimar, Allied and Ultramar, acting in good faith, filed with the Securities and Exchange Commission (the "SEC"), pursuant to Section 3(a)(4) of the Public Utility Holding Company Act of 1935, as amended (the "Holding Company Act"), an application (the "Exemption Application") for an order to the effect that, upon and after Unimar's acquisition of the stock of ENSTAR, the applicants and each of their subsidiaries will be exempt from all the provisions of the Holding Company Act other than Section 11(b)(1) insofar as it relates to the commitment of the applicants to divest ENSTAR's utility operations under the Divestiture Agreement. As a result of such filing, Unimar, Allied and Ultramar and all of their subsidiaries are exempt from the provisions of the Holding Company Act other than Section 9(a)(2) and Section 11(b)(1) insofar as it relates to the commitment of the applicants to divest ENSTAR's utility operations under the Divestiture Agreement. Pursuant to Section 3(c) of the Holding Company Act, such exemption shall continue until the SEC, after notice and opportunity for hearing, shall enter an order denying or otherwise disposing of the Exemption Application. As of the date hereof, the SEC has not given any such notice nor has it otherwise acted upon the Exemption Application in any respect.

     5.14. Gas Contracts. The Company has delivered to you and your special counsel complete and correct copies of the Gas Purchase Contracts, the Gas Sale Contract and any Other Agreements relating to the purchase and sale of natural gas to which the Company is a party. The Gas Purchase Contract, the Gas Sale Contract and any other such agreement are each valid and enforceable in accordance with their respective terms and are in full force and effect, and no material default on the part of any party thereto exists thereunder.

     5.15. Coverage of Fixed Charges. The Company's net earnings available for fixed charges for the period of its last five fiscal years have averaged per year not less than one and one-half times its average annual fixed charges applicable to such period, and during at least one of its last two fiscal years the Company's net earnings available for fixed charges have been not less than one and one-half times its fixed charges for such fiscal year, in each case on an unconsolidated basis. As used in this section 5.15, the terms "net earnings available for fixed charges" and "fixed charges" have the respective meanings specified in Section 1404 of the New York Insurance Law.

     5.16. Disclosure. Neither this Agreement nor any other document, certificate or statement furnished to you by or on behalf of the Company in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein not misleading. There is no fact known to the Company which materially adversely affects or in the future may (so far as the Company can now foresee) materially adversely affect the business, operations, affairs or condition of the Company, the Division or any of their respective properties or assets (individually or in the aggregate material) which has not been set forth in this Agreement or in the other documents, certificates or statements furnished to you by or on behalf of the Company prior to the date hereof in connection with the transactions contemplated hereby.

     5.17. Issue of Notes is Legal and Authorized. The Company has full power and legal right to execute, deliver and perform this Agreement and the Notes and has taken all corporate action necessary thereto. This Agreement constitutes, and the Notes, when executed and delivered by the Company, will constitute, legal, valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms.

     5.18. ERISA. (a) The Company has not engaged in any transaction in connection with which the Company could be subjected to either a civil penalty assessed pursuant to section 502(i) of ERISA or a tax imposed by section 4975 of the Code which, in either case, would be materially adverse to the Company.

         (b) No Plan subject to Title IV of ERISA or any trust created under any such Plan has been terminated within the past 10 years. No liability to the Pension Benefit Guaranty Corporation has been or is expected by the Company to be incurred with respect to any Plan by the Company or any Related Person which is or would be materially adverse to the Company. There has been no reportable event (within the meaning of section 4043(b) of ERISA) or any other event or condition with respect to any Plan which presents a risk of termination of any such Plan by the Pension Benefit Guaranty Corporation under circumstances which in any case could result in liability which would be materially adverse to the Company.

         (c) Except with respect to contributions on behalf of certain excluded employees (restoration of which is not expected to exceed $150,000.00), full payment has been made of all amounts which the Company is required under the terms of each Plan to have paid as contributions to such Plan as of the last day of the most recent fiscal year of such Plan ended prior to the date hereof, and no accumulated funding deficiency (as defined in section 302 of ERISA and section 412 of the Code), whether or not waived, exists with respect to any Plan.

         (d) The current value of all vested accrued benefits under all Plans did not, as of the end of the Company's most recently ended fiscal year, exceed the current value of the assets of such Plans allocable to such vested accrued benefits by more than $500,000. The terms "current value" and "accrued benefits" have the meanings specified in section 4062(b)(1)(A) and section 3 of ERISA, respectively.

         (e) The Company is not presently obligated, nor has it at any time within the last six years been obligated, to contribute to any Multiemployer Plan.

     5.19. No Defaults. No event has occurred and no condition exists which constitutes a Default or Event of Default under this Agreement. No event has occurred and no condition exists which constitutes, or which with the passage of time or the giving of notice or both would constitute, an event of default under any agreement relating to any indebtedness of the Company for money borrowed, or a material default in the performance of any covenant or condition under any other mortgage, indenture, contract or other instrument or under any order of any court, governmental authority, arbitration board or tribunal, applicable to the Company or any of its property.

     5.20. Private Offering. Neither the Company nor any Person authorized or employed by the Company as agent, broker, dealer or otherwise has offered any of the Notes or any similar security of the Company for sale to, or solicited offers to buy any thereof from, or otherwise approached or negotiated with respect thereto with anyone other than you and the Other Purchasers. The Company agrees that neither the Company nor anyone acting on its behalf will offer the Notes or any part thereof or any similar securities for issue or sale to, or solicit any offer to acquire any of the same from, anyone so as to bring the issuance and sale of the Notes within the provisions of Section 5 of the Securities Act of 1933, as amended.

     5.21. Certain Documents. The Company has delivered to you and your special counsel complete and correct copies of the Acquisition Agreement, the Approval Order, the Divestiture Agreement and the Exemption Application, each of which is in full force on the date hereof.

     6. Financial Statements and Information. The Company will deliver (in duplicate) to you, so long as you are committed to purchase Notes hereunder or shall hold any Notes, and to each other holder of 10% or more in principal amount of the Notes at the time outstanding:

                  (a) as soon as available and in any event within 60 days after the end of the first, second and third quarterly accounting periods in each fiscal year of the Company, combined and combining balance sheets of the Company, its Subsidiaries and the Division as at the end of such period and the related combined and combining statements of income and surplus and of changes in financial position of the Company, its Subsidiaries and the Division for such period, for the periods from the beginning of the current fiscal year to the end of such quarterly period, and for the 12-month period ended with such quarterly period, setting forth in each case, in comparative form the figures for the corresponding periods of the previous fiscal year, all in reasonable detail and certified, subject to changes resulting from year-end audit adjustments, by a principal financial officer of the Company;

                  (b) as soon as available and in any event within 90 days after the end of each fiscal year of the Company, combined and combining balance sheets of the Company, its Subsidiaries and the Division (and, in case the Company shall have any Subsidiaries which are not Wholly-Owned Domestic Subsidiaries, a combined balance sheet of the Company, its Wholly-Owned Domestic Subsidiaries and the Division) as at the end of such fiscal year and the related combined and combining statements of income and surplus and of changes in financial position of the Company, its Subsidiaries and the Division (and, in case the Company shall have any Subsidiaries which are not

         Wholly-Owned Domestic Subsidiaries, combined statements of income and surplus and of changes in financial position of the Company, its Wholly-Owned Domestic Subsidiaries and the Division) for such fiscal year, setting forth in each case, in comparative form the figures for the previous fiscal year, all in reasonable detail and accompanied by the report and opinion thereon of independent public accountants of recognized national standing selected by the Company and reasonably satisfactory to you, if you shall then be committed to purchase Notes hereunder or shall hold any Notes;

                  (c) together with each delivery of financial statements pursuant to subdivisions (a) and (b) above, (i) an Officer's Certificate of the Company (x) stating that the signer has reviewed the relevant terms of this Agreement and of the Notes and have made, or caused to be made under their supervision, a review of the transactions and condition of the Company and its Subsidiaries during the period in question, and that such review has not disclosed the existence during such period and that the signer does not have knowledge of the existence as of the date of such Officer's Certificate of the Company of any condition or event which constitutes a Default or an Event of Default or, if any such Default or Event of Default existed or exists, specifying the nature and period of existence thereof and what action the Company has taken or is taking or proposes to take with respect thereto, and (y) specifying the amount of all Restricted Investments, Restricted Stock Payments and Restricted Subordinated Debt Payments made during such period and the amount available as at the end of such period for Restricted Investments, Restricted Stock Payments and Restricted Subordinated Debt Payments in compliance with section 10.3 and showing in reasonable detail the calculations thereof, and (ii) an Officer's Certificate of Seagull stating that the signer has reviewed the relevant terms of the Seagull Documents and have made, or caused to be made under their supervision, a review of the transactions and condition of the Division during the period in question, and that such review has not disclosed the existence during such period, and that the signer does not have knowledge of the existence as of the date of such Officer's Certificate of any condition or event which constitutes a Default or an Event of Default or, if any such Default or Event of Default existed or exists, specifying the nature and period of existence thereof and what action Seagull has taken or is taking or proposes to take with respect thereto;

                  (d) together with each delivery of financial statements pursuant to subdivision (b) above, a separate report by the independent public accountants reporting thereon (i) stating that their examination has included a review of the relevant terms of this Agreement, the Inducement Agreement and the Notes as they relate to accounting matters, (ii) stating whether or not their examination has disclosed the existence or occurrence, during or as at the end of the fiscal year covered by such financial statements, of any condition or event which constitutes a Default or an Event of Default, and, if their examination has disclosed such a Default or Event of Default specifying the nature and period of existence thereof, and (iii) specifying the amount of all Restricted Investments, Restricted Stock Payments and Restricted Subordinated Debt Payments made during such fiscal year and the amount available as at the end of such fiscal year for Restricted investments, Restricted Stock Payments and Restricted

         Subordinated Debt Payments in compliance with section 10.3 and showing in reasonable detail the calculations thereof;

                  (e) within 30 days after the end of each quarterly fiscal period in each fiscal year of the Company, an Officer's Certificate of each of Seagull and the Company, with respect to the period beginning on the later of the date hereof and the date of the last such certificate and ending on the date of such certificate (i) specifying the nature of any amendment, modification or supplement to the Gas Sale Contract (and attaching a copy thereof) made during such period and stating whether such amendment, modification or supplement is permitted by the terms of section 10.10, (ii) specifying the amounts and dates of all payments made during such period by Seagull to the Company pursuant to the Gas Sale Contract, demonstrating in reasonable detail the calculation thereof, and (iii) stating that the signer has reviewed the relevant terms of the Gas Sale Contract and that such review has not disclosed the existence during such period of any default by Seagull of its obligations under the Gas Sale Contract, and that the signer does not have knowledge of the existence as at the date of such Officer's Certificate of any such default by Seagull or, if any such default existed or exists, specifying the nature and period of existence thereof and what action Seagull has taken or is taking or proposes to take with respect thereto;

                  (f) prior to becoming liable with respect to any Funded Debt, an Officer's Certificate of the Company stating that the signer has reviewed the relevant terms of this Agreement and that the Funded Debt with respect to which the Company proposes to become liable is permitted by section 10.1 and showing in reasonable detail the calculations thereof, with the confirmation thereof endorsed thereon by independent public accountants of recognized national standing selected by the Company and satisfactory to you, if you shall then be committed to purchase Notes hereunder, or shall hold any Notes, except that such confirmation shall not be required if the officer signing such Officer's Certificate of the Company is engaged in accounting work or business, whether or not a certified, licensed or public accountant;

                  (g) promptly upon receipt thereof, copies of all audit reports submitted to the Company or Seagull by independent public accountants in connection with each annual, interim or special audit of the accounts of the Company or any of its Subsidiaries or the Division made by such accountants;

                  (h) promptly upon transmission thereof, copies of each report on Federal Energy Regulatory Commission Form 2 (or similar report) filed by the Company with the PUC or any governmental authority succeeding to any of its functions (and, to the extent requested by you or such holder, copies of all regular and periodic reports filed by the Company or any of its Subsidiaries with the PUC or any governmental authority succeeding to any of its functions) and copies of all regular and periodic reports filed by the Company or any of its Subsidiaries with any securities exchange or with the Securities and Exchange
         Commission or any governmental authority succeeding to any of its functions;

                  (i) forthwith upon any principal officer of the Company obtaining knowledge of any condition or event which constitutes a Default or an Event of Default, an Officer's Certificate of the Company specifying the nature and period of existence thereof and what action the Company has taken or is taking or proposes to take with respect thereto; and

                  (j) with reasonable promptness, such other information and data with respect to the Company or any of its Subsidiaries or the Division or the performance by the Company of this Agreement or by Seagull of the Seagull Documents as from time to time may be reasonably requested.

     7. Inspection of Properties and Books. The Company will permit you or your authorized representative designated by you, so long as you shall be committed to purchase Notes hereunder, or shall hold any Notes, to visit and inspect, at your expense, any of the properties of the Company, its Subsidiaries or the Division, to examine its and their books of account (and to make copies thereof and take extracts therefrom) and to discuss its and their affairs, finances and accounts (including transactions, agreements and other relations with any stockholders) with, and to be advised as to the same by, its and their officers and independent public accountants, all at such reasonable times and intervals as you may desire.

     8. Prepayment of Notes. 8.1. Fixed Prepayments. (a) Prepayment of the Series E Notes. On July 1, 1989, the Company will prepay without premium $5,000,000 principal amount of the Series E Notes, leaving $5,000,000 principal amount of the Series E Notes for payment at their stated maturity on July 1, 1990.

     (b) Prepayment of the Series F Notes. On July 1, 1991, and on each July 1 thereafter until the Series F Notes are paid in full, the Company will prepay without premium $2,900,000 principal amount of the Series F Notes or such lesser principal amount thereof as then remains unpaid, leaving $2,900,000 principal amount, or such other principal amount thereof as then remains unpaid, of the Series F Notes for payment at their stated maturity on July 1, 1995.

     (c) Prepayment of the Series G Notes. On July 1, 1991, and on each July 1 thereafter until the Series G Notes are paid in full, the Company will prepay without premium $300,000 principal amount of the Series G Notes or such lesser principal amount thereof as then remains unpaid, leaving $300,000 principal amount, or such other principal amount thereof as then remains unpaid, of the Series G Notes for payment at their stated maturity on July 1, 2000.

     (d) Prepayment of the Series H Notes. On July 1, 1991, and on each July 1 thereafter to and including July 1, 1995, the Company will prepay without premium $2,300,000 principal amount of the Series H Notes or such lesser principal amount thereof as then remains unpaid. On July 1, 1996, and on each July 1 thereafter until the Series H Notes are paid in full, the Company will prepay without premium $1,200,000 principal amount of the Series E Notes or such lesser principal amount thereof as then remains unpaid, leaving $1,200,000 principal amount, or such other principal amount thereof as then remains unpaid, of the Series H Notes for payment at their stated maturity on July 1, 2000.

     (e) No Relief From Required Prepayments. No partial prepayment of the Notes pursuant to section 8.2 or 8.3 shall relieve the Company from its obligation to make the required prepayments provided for in this section 8.1.

     8.2. Optional Prepayment without Premium. On the date of any required prepayment of the Series F, G or H Notes pursuant to section 8.1, the Company may upon notice as provided in section 8.6 prepay an additional principal amount of each Series of Notes then subject to required prepayment (in an integral multiple of $1,000) not exceeding, in the case of each Series, the amount of the required prepayment for such Series at the principal amount of the Notes so prepaid, without premium, provided that no prepayment with respect to any such Series shall be made pursuant to this section 8.2 unless (a) immediately after giving effect to such prepayment, the total principal amount of such Series of Notes prepaid pursuant to this section 8.2 would not exceed 25% of the original principal amount of such Series and (b) the ratio of (i) the principal amount of the Notes of each Series being prepaid pursuant to this Section 8.2 at such time to (ii) the maximum principal amount of the Notes of such Series which could then be prepaid pursuant to this Section 8.2 shall be equal for each such Series. The right to make optional prepayments pursuant to this section 8.2 shall be noncumulative and shall lapse as to any particular optional prepayment if and to the extent not exercised on the date when such optional prepayment may be made.

     8.3. Optional Prepayments with Premium. At any time or from time to time after July 1, 1993, in the case of the Series F Notes, and after January 1, 1996, in the case of the Series G and H Notes, the Company may, at its option, upon notice as provided in section 8.6, prepay all or any part of any such Series (in an integral multiple of $1,000 and a minimum of $50,000), upon payment of a premium (a percentage of the principal amount so prepaid) applicable in accordance with the following table, depending upon the 12-month period in which the date fixed for such prepayment occurred and the Series of Notes involved:

12-Month Period            Series F   Series G   Series H
   Commencing               Notes      Notes      Notes
- ------------------------   --------   --------   --------

July 1, 1993 ...........     1.41%        --         --

July 1, 1994 ...........        0         --         --

January 1, 1996 ........       --       3.20%      3.19%

July 1, 1996 ...........       --       2.74       2.73

July 1, 1997 ...........       --       1.83       1.82

July 1, 1998 ...........       --       0.91       0.91

July 1, 1999 ...........       --          0          0

provided that no such prepayment shall be made with respect to either of the Series G or H Notes unless the ratio of (i) the principal amount of the Notes of each of Series G and H being prepaid pursuant to this section 8.3 at such time to (ii) the then outstanding principal amount of the Notes of such Series shall be equal for each such Series.

     8.4. Prepayment in Full at Option of Noteholders under Certain Circumstances. In the event that (a) at any time Seagull shall for any reason cease (whether voluntarily or involuntarily) to own, beneficially and of record, more than 50% of each class of Voting Stock of the Company, or (b) substantially all of the assets of the Company or the Division shall be subject to Total Taking or a Total Destruction, or (c) the Division Certificate is terminated, cancelled or changed in a manner materially adverse to the Division, the Company shall forthwith deliver to each holder of any Note an Officer's Certificate of the Company certifying as to the occurrence of such event and a notice fixing a date (which shall be not less than 60 or more than 90 days after the delivery of such notice) on which the Company will make prepayment of the Notes if requested to do so as provided in this section 8.4, and at the written request of the holders of at least 66 2/3% in principal amount of the Notes at the time outstanding, received by the Company at any time within 30 days after delivery of such Officers's Certificate of the Company and such notice, the Company will prepay, on the date specified therefor in such notice, all, but not less than all, of the Notes at the time outstanding, such prepayment to be made without premium.

     8.5. Allocation of Partial Prepayments. In the case of each prepayment of less than all of a given Series of Notes, the principal amount of each Series of Notes to be prepaid shall be allocated (in integral multiples of $1,000) among all of the Notes of such Series at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment, with adjustments, to the extent practicable, to compensate for any prior prepayments not made exactly in such proportion.

     8.6. Notice of Optional Prepayments. In the case of each prepayment of Notes under section 8.2 or 8.3, the Company will give written notice thereof to each holder of any of the Notes not less than 30 nor more than 60 days prior to the date fixed for such prepayment, in each case specifying such date, the aggregate principal amount of each Series of Notes to be prepaid on such date, the principal amount of each Note, if any, held by such holder to be prepaid on such date, the amount of interest on such principal amount accrued to such date and the premium, if any, applicable to such prepayment.

     8.7. Maturity; Exchange or Notation, Surrender, etc. In the case of each prepayment of Notes, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment, together with interest on such principal amount accrued to such date and the applicable premium, if any. Except as otherwise provided in section 20, the Company may, as a condition to prepaying any Note in part only, require the holder thereof to make such Note available to the Company at the place of payment specified therein or pursuant thereto for notation thereon of the portion of the principal amount thereof then being prepaid. Any Note prepaid in full shall be surrendered to the Company and cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

     8.8. Purchase of Notes. The Company will not, and will not permit any Subsidiary or Affiliate of the Company to, purchase or otherwise acquire any Note except pursuant to the provisions for prepayment provided for in this section 8.

     9. General Covenants. 9.1. Accounting and Reserves. The Company will, and will cause each Subsidiary to, (a) maintain a standard and uniform system of accounting and keep proper books of record and account in which full, true and correct entries will be made of its transactions, all in accordance with Required Accounting Practice, and (b) set aside on its books for each fiscal year all such proper reserves for depreciation, depletion, obsolescence, amortization, bad debts and other purposes in connection with its business as shall be required by Required Accounting Practices.

     9.2. Payment of Taxes and Claims; Tax Sharing Agreement. (a) The Company will, and will cause each Subsidiary to, pay all taxes, assessments, rates, excises, levies, fees and other governmental charges imposed upon it or any of its properties or assets or in respect of any of its franchises, business, income or profits before any penalty or interest accrues thereon, and all claims (including, without limitation, claims for labor, services, materials and supplies) for sums which have become due and payable and which by law have or might become a lien or charge upon any of its properties or assets, provided that no such charge or claim need be paid if the amount, applicability or validity thereof is currently being contested in good faith by appropriate action promptly initiated and diligently conducted and if such reserve or other appropriate provision, if any, as shall be required by Required Accounting Practice shall have been made therefor.

     (b) The Company will not enter into any amendment of the Tax Sharing Agreement which would materially adversely affect the Company's obligation to make or right to receive payments thereunder.

     9.3. Corporate Existence, etc. The Company will preserve and keep in full force and effect its corporate existence, rights and franchises and those of each of its Subsidiaries, except as otherwise permitted by sections 10.7 and
10.8 and except where any such failure to maintain such existence, rights and franchises could not be expected to have a material adverse effect on the Company and its Subsidiaries taken as a whole.

     9.4. Maintenance of Properties,  Conduct of Business;  Company Certificate.
(a) The Company will maintain or cause to be maintained in good repair, working order and condition all properties used or useful in the business of the Company and its Subsidiaries, and from time to time will make or cause to be made all appropriate repairs, renewals and replacements thereof, so that the business carried on in connection therewith may be properly and advantageously conducted at all times.

     (b) The Company will carry on its business and will cause the business of its Subsidiaries to be carried on in an efficient manner and will not, and will not permit any Subsidiary to, engage in any business other than the transmission or distribution of natural gas and in businesses directly related thereto, provided that neither the Company nor any Subsidiary will engage in the business of exploring for or developing natural gas or other hydrocarbon reserves.

     (c) The Company will at all times perform and observe all of the covenants, agreements, terms, conditions and limitations contained in the Company Certificate and do all things necessary to keep unimpaired all of the Company's rights thereunder and to prevent any default by the Company thereunder or any forfeiture or impairment thereof. The Company will not cancel or terminate, or permit the cancellation or termination of, or default under, or make or agree to any amendment, modification or alteration which would result in a material adverse change in the rights of the Company under the Company Certificate.

     9.5. Insurance. The Company will keep or cause to be kept all of its and its Subsidiaries' property and business of a character usually insured by companies of established reputation similarly situated insured by reputable insurance companies or associations of high standing against loss or damage by fire and such other hazards and risks (including, without limitation, public liability, workmen's compensation, war risk and earthquake risk if and to the extent war risk and earthquake risk insurance are at the time generally available) as are customarily insured against by companies of established reputations similarly situated, in such amounts as such properties and business are usually insured by such companies. The Company will comply, and will cause each Subsidiary to comply, with all the terms and conditions of all insurance policies with respect to its property and business or any part thereof and with all requirements of Boards of Underwriters or similar bodies applicable thereto.

     9.6. Delivery of Supplemental Opinion of Counsel. The Company will deliver to you and your special counsel, within 30 days of the date of the Closing, supplemental opinions of counsel, satisfactory in scope and form to you and your special counsel, to the effect that all filings, recordings, registrations or other actions which are required or advisable to effect the complete and absolute release of the liens of the Division Mortgage, the Bond Indenture, the
Note Indenture, the Division Collateral Assignment and the Company Collateral Assignment have been made or taken.

     10. Particular Covenants. 10.1. Limitation on Indebtedness. (a) General Restrictions on Company Funded Debt. The Company will not directly or indirectly create, incur, issue, assume, guarantee, agree to purchase or repurchase or provide funds in respect of or otherwise become liable with respect to any Funded Debt, unless immediately after giving effect thereto and to the application of the proceeds thereof,

                  (i) the aggregate principal amount of all Consolidated Funded Debt of the Company and its Wholly-Owned Domestic Subsidiaries at the time outstanding would not exceed 65% of the then Consolidated Total Capitalization of the Company and its Wholly-Owned Domestic Subsidiaries; and

                  (ii) Consolidated Net Income as Defined of the Company and its Wholly-Owned Domestic Subsidiaries for the preceding fiscal year of the Company plus income taxes and interest on Indebtedness of the Company and its Wholly-Owned Domestic Subsidiaries deducted in determining such Consolidated Net Income as Defined plus the amount of Division Income Taxes for such preceding fiscal year would be at least 200% of the annual interest charges on all such Indebtedness then outstanding.

     (b) Restriction on Consolidated Total Debt. The Company will not, and will not permit any Wholly-Owned Domestic Subsidiary, directly or indirectly, to create, incur, issue, assume, guarantee, agree to purchase or repurchase or provide funds in respect of or otherwise become liable with respect to any Indebtedness which would constitute Consolidated Total Debt unless immediately after giving effect thereto and the application of the proceeds thereof the aggregate principal amount of Consolidated Total Debt at the time outstanding would not exceed 75% of the then Consolidated Adjusted Total Capitalization of the Company and its Wholly-Owned Domestic Subsidiaries.

     (c) Restrictions on Subsidiary Funded Debt and Short-Term Borrowing. The Company will not permit any Subsidiary, directly or indirectly, to create, incur, issue, assume, guarantee, agree to purchase or repurchase or provide funds in respect of or otherwise become liable with respect to any Funded Debt or Short-Term Borrowing other than secured or unsecured Funded Debt of a Wholly-Owned Domestic Subsidiary owing to the Company and secured or unsecured Short-Term Borrowing of a Wholly-Owned Domestic Subsidiary owing to the Company.

     (d) Prohibition of Incurrence of Funded Debt and Short-Term Borrowing During Gas Sale Contract Payment Default. Notwithstanding the foregoing provisions of this section 10.1, neither the Company nor any Subsidiary will directly or indirectly, create, incur, issue, assume, guaranty, agree to purchase or repurchase or provide funds in respect of or otherwise become liable with respect to any Funded Debt or Short-Term Borrowing at a time when a default has occurred and is continuing by Seagull in the due and punctual payment of the price for natural gas under the Gas Sale Contract and such default shall be continuing.

     10.2 Restrictions on Investments, Loans, etc. The Company will not, and will not permit any Subsidiary to, directly or indirectly purchase or otherwise acquire or own any Securities of any other Person, or make any capital contribution, loan or advance to any other Person, or be obligated to provide funds to guarantee any obligation of any other Person, or otherwise invest in any other Person, including, in any such case, a transfer of property to such person for an aggregate consideration of less than the amount determined by the Company in good faith to be the aggregate fair value of such property (collectively "Investments"), except that:

          (a) the Company and any Subsidiary may purchase and own marketable direct obligations of the United States of America maturing within one year from the date of acquisition thereof;

          (b) the Company and any Wholly-Owned Domestic Subsidiary may purchase and own (i) certificates of deposit of any member bank of the Federal Reserve System which either has a combined capital and surplus of not less than $250,000,000 or which has a Standard & Poor's corporation credit rating on its outstanding securities of not less than AA, and
          (ii) certificates of deposit of National Bank of Alaska and of First National Bank of Anchorage, in each case not exceeding $1,000,000 in the aggregate at any time, and of First Interstate Bank of Alaska and of Alaska National Bank of the North, in each case not exceeding $100,000 in the aggregate at any time;

          (c) subject to section 10.3, the Company may purchase and own Securities of, or make capital contributions to, or make any loan or advance to, or be obligated to provide funds to, any Wholly-Owned Domestic Subsidiary or any corporation which simultaneously therewith becomes a Wholly-Owned Domestic Subsidiary;

          (d) so long as no Default or Event of Default shall have occurred and be continuing, the Company may make any loan or advance to Seagull evidenced by Intercompany Notes, which Intercompany Notes are secured by the Intercompany Mortgage and bear interest at the rate required by section 2.02 of the Intercompany Mortgage, but only if either (i) the proceeds of any such loan or advance made after December 31, 1984 are applied solely to finance, or to replace funds used in financing, the construction, acquisition or improvement after January 1, 1985 of property which is used or useful or intended for use in the Division's business and which is subjected to the lien of the Intercompany Mortgage, or (ii) after giving effect to such loan or advance, the Company would be permitted to make at least $1.00 in Restricted Stock Payments pursuant to section 10.3; and

          (e) the Company may purchase and own commercial paper maturing not more than 270 days from the date of creation thereof which has the highest credit rating obtainable from either Standard & Poor's
          Corporation or Moody's Investors Service, Inc., and which is not issued by an Affiliate of the Company.

For the purpose of clause (d) above, any extension or renewal of Intercompany Notes shall constitute a new loan or advance to the Division unless the requirements with respect to fixing the interest rate applicable to Intercompany Notes set forth in section 2.02 of the Intercompany Mortgage are complied with as of the time of such extension and renewal.

     10.3. Restricted Investments, Restricted Stock Payments and Restricted Subordinated Debt Payments. The Company will not, directly or indirectly,

                  (a) other than as contemplated by section 4 make any Restricted Investment, Restricted Stock Payment or Restricted Subordinated Debt Payment so long as any Default or Event of Default shall have occurred and be continuing; or

                  (b) make any Restricted Investment, Restricted Stock Payment or Restricted Subordinated Debt Payment from and after December 31, 1984, unless, after giving effect to the proposed action, the aggregate amount of such Restricted Investment, such Restricted Stock Payment or such Restricted Subordinated Debt Payment plus all other Restricted Investments, Restricted Stock Payments and Restricted Subordinated Debt Payments made from and after December 31, 1984 plus the aggregate unpaid principal amount of all loans and advances made by the Company to Seagull pursuant to clause (d)(ii) of section 10.2 would not exceed the sum of the following:

                           (i)      $10,000,000; plus

                           (ii) Consolidated Adjusted Net Earnings of the Company and its Wholly-Owned Domestic Subsidiaries accrued during the period from December 31, 1984 to the end of the next preceding quarterly fiscal period (the "Computation Period"); plus

                           (iii) the  aggregate  amount of net cash  proceeds to
                  the Company from sales during the Computation Period of shares of any class of its stock;

         provided that the restrictions in this paragraph (b) shall not prevent Restricted Investments not exceeding $500,000 in the aggregate, but the aggregate amount of each such Restricted Investment shall nevertheless be included in all subsequent calculations of the aggregate amount of Restricted Investments pursuant to this paragraph (b).

The Company will not, directly or indirectly, declare any dividend (except a dividend payable solely in Common Stock of the Company) for payment, or order any distribution to be made to any holders of any stock of the Company, on a date more than 60 days after the declaration of such dividend or the ordering of such distribution, as the case may be. The Company will not permit any Subsidiary to purchase or otherwise acquire or own any shares of stock of the Company of any class or any Subordinated Indebtedness or any warrant, option or right to purchase, subscribe for or otherwise acquire any such stock or securities. The foregoing shall not restrict or prohibit the Company from declaring and paying accrued dividends or making mandatory redemption payments on its 12% Cumulative Preferred Stock outstanding on the date hereof to the extent the same are paid or made pursuant to the terms of such 12% Cumulative Preferred Stock on the date hereof.

     10.4. Restrictions on Lease-Backs, Rental Obligations, etc. (a) The Company will not, and will not permit any Subsidiary to, become or be or remain liable as lessee, directly or indirectly, upon or with respect to any lease of any property, real or personal,

                  (i) previously owned by the Company or a Subsidiary and sold or transferred by the Company or such Subsidiary after December 31, 1984 with a view to the leasing of the same back to the Company or a Subsidiary, or

                  (ii) on terms involving or contemplating the substantial equivalent of a purchase thereof or an eventual rental thereof at a rent materially below the fair rental value thereof at the time the lease is entered into, or

                  (iii) involving any option to the lessee to purchase the leased property for an amount materially below the fair market value thereof at the time the lease is entered into.

     (b) The Company will not permit the aggregate amount (determined on a consolidated basis) of the net rental obligations of the Company and its Subsidiaries for any current or future 12-month period under all leases of real and/or personal property to be at any time in excess of $100,000, exclusive of rental obligations under

                  (i)      leases of office and warehouse space,

                  (ii) leases of office furniture and equipment, automobiles, airplanes, mobile transportation equipment, stores equipment, shop equipment, laboratory equipment, tools and work equipment and mobile communications equipment,

                  (iii) leases having a term (including terms of renewal at the option of the lessor or the lessee, whether or not the lease has theretofore been renewed) expiring less than 3 years after the time of determination, and

                  (iv) leases of and leasehold interests in oil and gas properties and the land covered thereby having net rental obligations of the Company and its Subsidiaries for any current or future 12-month period not exceeding an aggregate of $75,000.

For purposes of this paragraph (b), the net rental obligations of the Company or any Subsidiary for any current or future 12-month period under any such lease shall be the sum of the rental and other amounts required to be paid in such 12-month period by the Company or such Subsidiary, as the case may be, thereunder and with respect thereto, not including, however (whether or not designated in such lease as rental or additional rental payable thereunder), (x) amounts not exceeding $75,000 in the aggregate during any such 12-month period, paid as "bonuses" or similar charges with respect to the entering into of such leases of oil and gas properties and lands, and (y) any amounts required to be paid on account of maintenance and repairs, insurance, taxes, assessments, water rights and similar charges.

         10.5. Restrictions on Liens, etc. The Company will not, and will not permit any Subsidiary to, directly or indirectly, create, assume or suffer to exist any mortgage, lien, pledge, charge or encumbrance on or conditional sale or other title retention arrangement with respect to or security in any property or asset of the Company or any Subsidiary, whether now owned or hereafter acquired, or upon any income or profits therefrom, or give its consent to any subordination of any right or claim of the Company or such Subsidiary to any right or claim of any other Person, other than

                  (a) liens on property of a Wholly-Owned Domestic Subsidiary securing Funded Debt of such Wholly-Owned Domestic Subsidiary owing to the Company;

                  (b) liens of taxes, assessments and governmental charges not yet payable, or payable without penalty so long as so payable, or deposits created in the ordinary course of business as security for compliance with laws imposing taxes, assessments or governmental charges;

                  (c) liens of taxes, assessments and governmental charges the validity of which are being contested in good faith by appropriate action promptly initiated and diligently conducted, if such reserve or other appropriate provision, if any, as shall be required by Required Accounting Practice shall have been made therefor;

                  (d) carriers', warehousemen's, materialmen's, mechanics', repairmen's, employees' or other similar liens for services arising in the ordinary course of business not yet due or being contested in good faith by appropriate action promptly initiated and diligently conducted, if such reserve or other appropriate provision, if any, as shall be required by Required Accounting Practice shall have been made therefor;

                  (e) liens incurred or deposits made in the ordinary course of business in connection with workmen's compensation, unemployment insurance and other social security, or to secure the performance of leases (provided that all such liens incurred and deposits made in connection with such leases do not at any time exceed $250,000), tenders, statutory obligations, surety and appeal bonds, performance and return-of-money bonds and other similar obligations (exclusive of obligations incurred in connection with the borrowing of money or the obtaining of advances or credit),

                  (f) any judgment lien, unless the judgment it secures shall not, within 30 days after the entry thereof, have been discharged or execution thereof stayed pending appeal, or shall not have been discharged within 30 days after the expiration of any such stay;

                  (g) leases granted in the ordinary course of business or leases to which any property acquired in the ordinary course of business is subject, provided that such leases are permitted by this Agreement;

                  (h) encumbrances (other than to secure the payment of money), easements, rights-of-way, servitudes, permits, reservations, leases and other rights in respect of gravels, minerals, oil, gases or water or in respect of grazing, logging, mining, canals, ditches, reservoirs or the like, conditions, covenants, party wall agreements or other restrictions, or easements for streets, alleys, highways, pipe lines, telephone lines, power lines, railways and other rights-of-way, on, over or in respect of property (other than property used or to be used primarily for compressor stations) owned by the Company or a Subsidiary or over which the Company or Subsidiary owns rights-of-way, easements, permits or licenses, provided that such encumbrances, easements, rights-of-way, servitudes, permits, reservations, leases, rights, conditions, covenants, party wall agreements or other restrictions are such that they will not either individually or in the aggregate, if exercised or availed of, interfere materially with the proper use or operation of the property affected thereby for the purpose for which such property is or is to be used, and provided, further, that, in the case of such of the same as relate only to property on, over or in respect of which the Company or a Subsidiary owns rights-of-way or easements exclusively for pipe line purposes or locations for regulator stations or other pipe line facilities (other than compressor stations), the Company or such Subsidiary has power under eminent domain or similar statutes to remove the same;

                  (i) rights reserved to or vested in any municipality or public authority to control or regulate any property of the Company or a Subsidiary or to use such property in any manner which does not materially impair the use of such property for the purposes for which it is held by the Company or such Subsidiary;

                  (j) obligations or duties, affecting the property of the Company or a Subsidiary, to any municipality or public authority with respect to any certificate of public convenience and necessity, franchise, grant, license or permit which do not materially impair the use of such property for the purposes for which it is held by the Company or such Subsidiary;

                  (k)      zoning laws and ordinances;

                  (l) irregularities in or deficiencies of title to any rights-of-way, licenses or permits for pipe lines, telephone lines, power lines, water lines and/or appurtenances thereto or other improvements thereon, and to any real estate used or to be used primarily for right-of-way purposes or for regulator stations or other pipe line facilities (other than compressor stations), provided that the Company or a Subsidiary shall have obtained from the apparent owner of the land or estate covered by any such right-of-way, license or permit a sufficient right, by the terms of the instrument granting such right-of-way, license or permit to the use thereof for the construction, operation or maintenance of the lines, appurtenances or improvements for which the same is used or is to be used, and provided, further, that the Company or such Subsidiary has power under eminent domain or similar statutes to remove such irregularities or deficiencies;

                  (m) reservations and other matters relating to titles to leases and leasehold interests in oil and gas properties and the lands covered thereby, if such reservations and other matters do not, in the aggregate, materially affect the marketability of the title thereto, and do not materially impair the use of such leases or leasehold interests for the purposes for which they are held or the value of the interest therein;

                  (n) liens and other encumbrances incurred in connection with Indebtedness of the Company not in excess of $10,000,000 at any time outstanding, issued by a municipality or development corporation to finance the construction of premises to be used by the Company or a Subsidiary thereof, the interest on which is exempt from federal income tax under section 103(b) of the Code, provided that the incurrence of such Indebtedness secured thereby is permitted by section 10.1;

                  (o) purchase money mortgages, liens or security interests in respect of property either acquired by the Company or upon which the Company is constructing improvements after the date of this Agreement, or mortgage, liens or security interests existing in respect of such property at the time of acquisition thereof, securing Indebtedness of the Company, provided that (i) no such mortgage, lien or security interest shall extend to or cover any other property, or secure any other Indebtedness of the Company or any Subsidiary, (ii) the incurrence of such Indebtedness secured thereby is permitted by section 10.1, (iii) the aggregate principal amount of all Indebtedness of the Company secured by all such mortgages, liens and security interests shall not exceed $2,500,000 at any time outstanding, and (iv) the aggregate principal amount of all Indebtedness secured by all such mortgages, liens or other security interests in respect of any such property shall not exceed 90% of the cost or fair market value (as determined by the Company in good faith), whichever shall be lower, of such property at the time of the acquisition thereof by the Company;

                  (p) for the period prior to the Closing, the liens, pledges, charges and other encumbrances created by or pursuant to the Bond Indenture, the Note Indenture and the Company Collateral Assignment; and

                  (q) liens and other encumbrances resulting from the placement in trust of United States government securities for the benefit of holders of any Indebtedness of the Company or such Subsidiary under circumstances where such Indebtedness is deemed to be extinguished under generally accepted accounting principles but for which the Company or such Subsidiary remains legally liable, provided that the current market value as of the date of such placement in trust of such securities shall not exceed the unpaid balance of such Indebtedness.

The Company will not, and will not permit any Subsidiary to, sign or file in any state or other jurisdiction a financing statement under the Uniform Commercial Code which names the Company or such Subsidiary as debtor or sign any security agreement authorizing any secured party thereunder to file any such financing statement, except, in any such case, a financing statement filed or to be filed to perfect or protect a security interest which the Company or such Subsidiary is entitled to create, assume or incur, or permit to exist, under this section 10.5.

     10.6. Issuance and Sale, etc., of Subsidiary Stock Disposition of Subsidiary Stock and Indebtedness. The Company will not permit any Subsidiary to issue, sell or otherwise dispose of any shares of stock of any class, or any security convertible into or exchangeable for or carrying rights to subscribe for shares of stock of any class, of such Subsidiary to any Person other than the Company or a Wholly-Owned Domestic Subsidiary, except to qualify directors if required by law. The Company will not permit any Subsidiary to have outstanding any shares of Preferred Stock, except shares of Preferred Stock owned or held by the Company or a Wholly-Owned Domestic Subsidiary of the Company. The Company will not sell or otherwise dispose of any shares of stock or any Indebtedness of any Subsidiary or permit any Subsidiary to sell, transfer or otherwise dispose of any shares of stock or any Indebtedness of any Subsidiary except (a) to qualify directors if required by law or (b) to the Company or a Wholly-Owned Domestic Subsidiary of the Company.

     10.7. Consolidation or Merger of Subsidiaries; Disposition of Subsidiary Property as an Entirety. The Company will not permit any Subsidiary to consolidate with or merge into any Person other than the Company or a Wholly-Owned Domestic Subsidiary of the Company. The Company will not permit any Subsidiary to sell, lease or otherwise dispose of its properties and assets as an entirety or substantially as an entirety except to the Company or a Wholly-Owned Domestic Subsidiary of the Company.

     10.8. Consolidation or Merger of Company; Disposition of Company Disposition of Company Property as an Entirety. The Company will not consolidate with, merge into, or sell, lease or otherwise dispose of its properties and assets as an entirety or substantially as an entirety to, any Person, unless

                  (a) the successor formed by or resulting from such consolidation or merger or to which such disposition shall have been made shall be a solvent corporation organized under the laws of the United States of America or a state thereof or the District of Columbia;

                  (b) simultaneously with such consolidation, merger or disposition, such successor corporation shall execute and deliver to each holder of any of the Notes at the time outstanding an instrument, satisfactory in substance and form to each such recipient, expressly assuming the due and punctual payment of the principal of and the premium, if any, and interest on all of the Notes at the time outstanding, according to their tenor, and the due and punctual performance and observance of all of the terms, covenants, agreements and conditions of such Notes and this Agreement to be performed or observed by the Company, to the same extent as if such successor corporation had originally executed this Agreement in place of the Company and had been the original maker of such Notes;

                  (c) at the time of such consolidation, merger or sale, such successor corporation shall not be liable with respect to any Indebtedness or lease (other than Indebtedness or leases of the Company outstanding immediately prior thereto) which it could not become liable with respect to or make hereunder immediately after giving effect to such consolidation, merger or sale; and

                  (d) immediately after giving effect to such consolidation, merger or sale (and the execution and delivery of the instrument of assumption required under clause (b) of this section 10.8), no condition or event shall exist which constitutes a Default or an Event of Default.

No sale,  lease,  transfer  or other  disposition  of assets  permitted  by this section 10.8 shall have the effect of releasing Alaska Pipeline Company (or any other corporation which shall at any time have assumed the liabilities or obligations of the Company hereunder or with respect to any of the Notes) from any liability or obligation hereunder or with respect to any of the Notes.

     10.9. Disposition of Company and Subsidiaries Property. The Company will not, and will not permit any Wholly-Owned Domestic Subsidiary to, directly or indirectly sell or otherwise dispose of any of its properties and assets (other than in a transaction permitted by section 10.7 or 10.8) unless, immediately after giving effect to any such disposition,

                  (a) the Aggregate Value of all such properties and assets so sold or disposed of during the period of 12 consecutive calendar months ending with the calendar month of the date of such disposition would not exceed 10% of Consolidated Net Tangible Assets of the Company and its Wholly-Owned Domestic Subsidiaries as at the December 31 next preceding the date of such disposition; or

                  (b) the Company could become liable (in compliance with clause
         (a) of section 10.1) with respect to $1 of additional Funded Debt.

If the aggregate net cash proceeds of all such sales and other dispositions of properties and assets of the Company and its Wholly-Owned Domestic Subsidiaries during any fiscal year of the Company, commencing with the fiscal year ending on December 31, 1985, shall exceed the aggregate amount expended by the Company and its Wholly Owned Domestic Subsidiaries offset against such net cash proceeds as hereinafter provided, then and in each such case the Company will, not later than November 15 of the next succeeding fiscal year, apply such excess to the prepayment of its Funded Debt (other than tax-exempt Funded Debt) at the time outstanding. For purposes of the foregoing, there may be offset against the net cash proceeds of sales and other dispositions of properties and assets during any fiscal year all or any portion of the aggregate amount expended by the Company and its Wholly-Owned Domestic Subsidiaries for property, plant and equipment during the period of such fiscal year and the next following 10-month period thereafter, provided that no portion of the amount so expended which has been so offset against the proceeds of sales and dispositions shall again be offset, directly or indirectly, against the proceeds of any other sales or dispositions.

     10.10. Gas Contracts. The Company will at all times perform and observe all the covenants, agreements, terms, conditions and limitations applicable to it contained in the Gas Contracts, and will do all things necessary to keep unimpaired all its rights thereunder and to prevent any default thereunder or any forfeiture or impairment thereof. In case the Company shall at any time receive any notice, demand or other communication from any other party to any of the Gas Contracts relating to any alleged, potential or actual material default thereunder or material breach of any of the covenants, agreements, terms, conditions or limitations thereof, or purporting to terminate or in any other way materially adversely affect the rights of the Company thereunder, the Company will immediately deliver to the holders of all Notes a copy of such notice, demand or other communication. The Company will not amend, modify, supplement, surrender, cancel, terminate or in any way waive any covenant, agreement, term, condition or limitation of any of the Gas Contracts, except that the Company may amend, modify or supplement any of the Gas Contracts if such amendment, modification or supplement does not contravene the provisions of
Article IV or Article V of the Gas Sale Contract as amended by the amendment attached as Exhibit D hereto, and if, in the good faith judgment of the Company, such amendment, modification or supplement is desirable in, or will not have a material adverse effect on, the business of the Company and will not be in any way prejudicial to the holders of the Notes. Prior to or at the Closing the Company will cause the Gas Sale Contract to be amended to be substantially in the form of the amendment set forth in Exhibit D attached hereto.

     10.11. Intercompany Notes, etc. The Company will not transfer, assign or encumber any of the Intercompany Notes or its rights and privileges under the Intercompany Mortgage, nor will the Company amend, modify, supplement, surrender, cancel, terminate or in any way waive any covenant, agreement, term, condition or limitation of the Intercompany Mortgage or any Intercompany Note, unless, in the good faith judgment of the Company, such action is desirable in, or will not have a material adverse effect on, the business of the Company and will not be in any way prejudicial to the holders of the Notes. The Company will promptly notify the holders of the Notes in the event it becomes aware of any default under, or material breach of any of the covenants, agreements, terms, conditions or limitations contained in, the Intercompany Mortgage or any of the Intercompany Notes. The Company will cause the Intercompany Mortgage and all supplements thereto at all times to be recorded, registered and filed and to be kept, recorded, registered and filed in such manner and in such places, and will pay or cause to be paid all such mortgage registration, recording, filing and other taxes and fees, and will comply or cause Seagull to comply with all such statutes and regulations, all as may be required by law in order fully to create, preserve, maintain and protect the lien of the Intercompany Mortgage on the property subject thereto.

         10.12. Compliance with ERISA. The Company will not, and will not permit any Subsidiary to,

                  (a) engage in any transaction in connection with which the Company or any Subsidiary could be subject to either a civil penalty assessed pursuant to section 502(i) of ERISA or a tax imposed by section 4975 of the Code, terminate any Plan (other than a Multiemployer Plan) in a manner, or take any other action with respect to any such Plan, which could result in any liability of the Company or any Subsidiary to the Pension Benefit Guaranty Corporation, fail to make full payment when due of all amounts which, under the provisions of any Plan, the Company or any Subsidiary is required to pay as contributions thereto, or permit to exist any accumulated funding deficiency, whether or not waived, with respect to any Plan (other than a Multiemployer Plan), if, in any such case, such penalty or tax or such liability, or the failure to make such payment, or the existence of such deficiency, as the case may be, could have a material adverse effect on the Company or any of its Subsidiaries;

                  (b) permit the present value of all vested accrued benefits under all Plans maintained at such time by the Company and any Subsidiary (other than Multiemployer Plans) guaranteed under Title IV of ERISA to exceed the current value of the assets of such Plans allocable to such vested accrued benefits by more than $750,000; or

                  (c) permit the aggregate complete or partial withdrawal liability under Title IV of ERISA with respect to Multiemployer Plans incurred by the Company and its Subsidiaries to exceed $1,000,000.

As used in this section 10.12, the term "accumulated funding deficiency" has the meaning specified in section 302 of ERISA and section 412 of the Code, the term "accrued benefit" has the meaning specified in section 3 of ERISA and the term "current value" has the meaning specified in section 4062(b)(1)(A) of ERISA.

     11. Remedies. 11.1. Events of Default; Acceleration. If any one or more of the following events ("Events of Default") shall occur and be continuing:

                  (a) if default shall be made by the Company in the due and punctual payment of any principal or premium, if any, on any Note when and as the same shall become due and payable, whether at maturity or a date fixed for prepayment or by declaration or otherwise;

                  (b) if default shall be made in the due and punctual payment of any interest on any Note when and as such interest shall become due and payable, and such default shall have continued for a period of 5 days;

                  (c) if  default  shall  be  made  by  Seagull  in the  due and punctual payment of any principal or premium, if any, on any Intercompany Note when and as the same shall become due and payable, whether at maturity or a date fixed for prepayment or by declaration or otherwise;

                  (d) if default shall be made by Seagull in the due and punctual payment of any interest on any Intercompany Note when and as such interest shall become due and payable, and such default shall have continued for a period of 5 days;

                  (e) if default shall be made by the Company in the performance or observance of any term contained in section 9.2, 9.3, 9.4(b), 9.4(c) or 10 or by Seagull in the performance or observance of any term contained in section 6 of the Inducement Agreement;

                  (f) if default shall be made in the performance or observance of any term contained in this Agreement, other than those referred to above in this section 11.1, and such default shall have continued for a period of 30 days after written notice thereof to the Company by the holder of any Note;

                  (g) if default shall be made by Seagull in the due and punctual payment of the price for natural gas under the Gas Sale Contract and such default shall have continued for a period of 90 days after the end of the quarterly fiscal period in which such default occurred;

                  (h) if any representation made by or on behalf of the Company or Seagull in this Agreement or the Inducement Agreement or in any certificate, report or other instrument delivered under or pursuant to any term hereof or thereof shall prove to have been false or incorrect in any material respect on the date as of which made;

                  (i) if Seagull shall fail to perform or comply with any term of the Seagull Documents other than those referred to above in this section 11.1 and such default shall have continued for a period of 30 days after written notice thereof to the Company by the holder of any Note;

                  (j) if the Company or any Subsidiary or Seagull shall (i) be generally not paying its debts as they become due, (ii) file, or consent by answer or otherwise to the filing against it of, or fail to deny the material allegations of or to contest, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy or insolvency law or other act for the relief or aid of debtors of any jurisdiction, (iii) make an assignment for the benefit of its creditors, (iv) consent to or acquiesce in the appointment of a custodian, receiver, liquidator, fiscal agent, trustee or other officer with similar powers of itself or themselves or of the whole or any substantial part of its properties and assets, (v) be adjudicated insolvent or a bankrupt, or (vi) take corporate action for the purpose of any of the foregoing;

                  (k)  if  a  court  or  governmental   authority  of  competent
         jurisdiction shall enter an order, judgment or decree appointing, without the consent or the acquiescence of the Company or a Subsidiary or Seagull, as the case may be, a custodian, receiver, liquidator, fiscal agent, trustee or other officer with similar powers of the Company or such Subsidiary or Seagull or of the whole or any substantial part of its properties and assets, or if an order for relief shall be entered in any case or proceeding for liquidation or reorganization or otherwise to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the reorganization, arrangement, composition, readjustment, dissolution, winding-up, liquidation or similar relief of the Company or such Subsidiary or Seagull, or if any petition for any such relief shall be filed against the Company or such Subsidiary or Seagull and such petition, order, judgment or decree shall not be dismissed or discharged within 60 days;

                  (l) if, under the provisions of any other law for the relief or aid of debtors, any court of competent jurisdiction shall assume custody or control of the Company or any Subsidiary or Seagull or of the whole or any substantial part of its properties and assets and such custody or control shall remain unterminated or unstayed for an aggregate of 60 days (whether or not consecutive) from the date of assumption of such custody or control;

                  (m) if final judgment for the payment of money in excess of $50,000 shall be rendered by a court of record against the Company or any Subsidiary or Seagull and the Company or such Subsidiary or Seagull shall not (i) within 60 days from the date of entry thereof, discharge the same or provide for its discharge in accordance with its terms or procure a stay of execution thereof, and (ii) if execution of such judgment shall be stayed, within such period of 60 days or such longer period during which execution of such judgment shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal, or, after the expiration of any such stay or the denial of such appeal, forthwith discharge the same or provide for its discharge; or

                  (n) if the Company or any Subsidiary or Seagull shall default (as principal or as guarantor or other surety) in the payment of any principal of or premium, if any, or interest on any Indebtedness for borrowed money (other than the Notes), or if any event shall occur or condition shall exist in respect of any such Indebtedness or under any evidence of any such Indebtedness, or of any mortgage, indenture or Other Agreements relating thereto which would permit or shall have caused the acceleration of the payment of such Indebtedness, and such default, event or condition shall continue for more than the period of grace, if any, specified therein and shall not have been waived pursuant thereto;

then and in any such event any holder or holders of 25% or more in principal amount of the Notes at the time outstanding may at any time (unless all defaults shall theretofore have been remedied) at its or their option, by written notice or notices to the Company, declare all the Notes to be due and payable, whereupon the same shall forthwith mature and become due and payable together with interest accrued thereon and, with respect to each Series of Notes, to the extent permitted by applicable law, a premium in the amount of the lesser of the stated interest rate payable in respect of such Series of Notes multiplied by the unpaid principal amount of such Notes or the amount which would be payable if the Company then had elected to prepay the Notes of such Series at a premium pursuant to section 8.3, without presentment, demand, protest or notice, all of which are hereby waived, provided that during the existence of an Event of Default described in subdivision (a) of this section 11, then, irrespective of whether the holder or holders of 25% or more in principal amount of Notes then outstanding shall have declared all the Notes to be due and payable pursuant to this section 11, any holder of the Notes at the time outstanding (excluding any Notes directly or indirectly owned by the Company or any of its Subsidiaries or Affiliates) may, at its option, by notice in writing to the Company, declare the Notes then held by such holder to be due and payable, whereupon the Notes then held by such holder shall forthwith mature and become due and payable, together with interest accrued thereon and with respect to each Series of Notes, to the extent permitted by applicable law, a premium in the amount of the lesser of the stated interest rate payable in respect of such Series of Notes multiplied by the unpaid principal amount of such Notes or the amount which would be payable if the Company then had elected to prepay the Notes of such Series at a premium pursuant to section 8.3, without presentment, demand, protest or notice, all of which are hereby waived. If a declaration is made pursuant to this section 11.1 by the holder or holders of at least 25% in principal amount of the Notes, then and in each such case, the holders of at least 75% in aggregate principal amount of the Notes at the time outstanding may, by written notice or notices to the Company, rescind and annul such declaration and the consequences thereof, provided that at the time such declaration is annulled and rescinded, (i) no judgment or decree has been entered for the payment of any moneys due pursuant to the Notes or this Agreement, (ii) all arrears of interest upon all the Notes and all other sums payable under the Notes and under this Agreement (except any principal or interest on the Notes which has become due and payable solely by reason of such declaration under this section 11.1) shall have been duly paid, and (iii) each and every other default and Event of Default shall have been remedied, and provided, further, that no such rescission and annulment shall extend to or affect any subsequent default or Event of Default or impair any right consequent thereon.

     11.2. Notice of Default. If any holder of any Note shall serve any notice or take any other action in respect of a claimed default, the Company will forthwith give written notice thereof to all other holders of the Notes at the time outstanding describing such notice or action and the nature of the claimed default.

     11.3. Suits for Enforcement, etc. In case any one or more Events of Default shall have occurred and be continuing, the holder of any Note may proceed to protect and enforce its rights by suit in equity or action at law, whether for the specific performance of any term contained in this Agreement or for an injunction against any breach of any such term or in aid of the exercise of any power granted in this Agreement, or may proceed to enforce the payment of such Note or to enforce any other legal or equitable right of the holder of such Note, or may take any one or more of such actions. In case of a default in the payment of any principal of or premium, if any, or interest on any Note, the Company will pay to the holder thereof on demand such further amounts as shall be sufficient to pay the costs and expenses of collection, including, without limitation, reasonable attorneys' fees, expenses and disbursements.

     11.4. Remedies Cumulative. No right, power or remedy conferred upon you or the holder of any Note shall be exclusive, and each such right, power or remedy shall be cumulative and in addition to every other right, power or remedy, whether conferred hereby or by any Note or now or hereafter available at law or in equity or by statute or otherwise.

     11.5. Remedies Not Waived. No course of dealing between the Company and you or the holder of any Note, and no delay in exercising any right, power or remedy conferred hereby or by any Note or now or hereafter existing at law or in equity or by statute or otherwise, shall operate as a waiver of or otherwise prejudice any such right, power or remedy.

     12. Registration Books, Transfer and Exchange of Notes. The Company will keep or cause to be kept, at its principal office (or the office of its agent for such purpose) in Anchorage, Alaska, proper books in which the names and addresses of the holders of all Notes issued by the Company shall be registered and in which transfers of Notes may be registered. Upon due presentment of any Note for registration of transfer at such office, or upon surrender of any Note for exchange at such office, the Company at its expense will issue in exchange therefor a new Note or Notes, in such denomination or denominations as may be requested ($1,000 and integral multiples thereof) which aggregate the unpaid principal amount of the presented or surrendered Note, registered as such holder or transferee may request, dated the date to which interest has been paid on the presented or surrendered Note and otherwise of like tenor. Prior to the due presentment of any Note for registration of transfer, the Company may treat the registered holder thereof as the absolute owner thereof for the purpose of receiving all payments of principal, premium, if any, and interest thereon and for all other purposes thereof and hereof.

     13. Replacement of Notes. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any Note and, in the case of any such loss, theft or destruction of any Note held by a Person other than you, upon delivery of indemnity reasonably satisfactory to the Company in form and amount, or, in the case of any such mutilation, upon the surrender of such Note for cancellation at the office of the Company maintained pursuant to section 12, the Company at its expense will execute and deliver, in lieu thereof, a new Note of like tenor, dated the date to which interest has been paid on such lost, stolen, destroyed or mutilated Note.

     14. Definitions. As used herein, unless the context otherwise requires, the following terms have the following respective meanings:

         "Acquisition Agreement" shall mean the Purchase and Sale Agreement, dated October 30, 1984, between ENSTAR and Seagull as supplemented by a Supplemental Agreement, dated as of May 3, 1985.

     "Affiliate" of any Person shall mean any Person which directly or indirectly controls or is controlled by or is under common control with such Person. For the purposes of this definition, "control" (including, with correlative meaning, the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting Securities or by contract or otherwise.

         "Aggregate Value" shall mean, with reference to any disposition of properties and assets, the greater of (a) the net book value of all properties and assets disposed of, as shown on the books of the Company and its Wholly-Owned Domestic Subsidiaries as at the date of such disposition, and (b) the fair market value of such properties and assets, as determined in good faith by the Board of Directors of the Company.

     "Approval Order" shall mean Order No. 4 of the PUC issued April 3, 1985 in Docket U-84-67.

         "Bank Indebtedness" shall mean the indebtedness of the Company incurred pursuant to the Credit Agreement, dated as of May 21, 1985, as amended, between the Company and Chemical Bank.

         "Board of Directors" of any corporation shall mean the Board of Directors of such corporation or, to the extent permitted by applicable law and the articles of incorporation and by-laws of such corporation, the Executive Committee of such Board of Directors.

         "Bond Indenture" shall mean the Indenture of Mortgage and Deed of Trust, dated as of August 1, 1960, from the Company to MBank Houston, N.A. (formerly named Bank of the Southwest, National Association, Houston), as trustee, as amended and supplemented by a First Supplemental Indenture, dated as of May 1, 1961, a Second Supplemental Indenture, dated as of December 15, 1969, a Third Supplemental Indenture, dated as of February 18, 1972, a Fourth Supplemental Indenture, dated as of November 15, 1975, a Fifth Supplemental

Indenture, dated as of December 30, 1977, and a Sixth Supplemental Indenture, dated as of January 1, 1984.

         "Bonds" shall mean the Company's First Mortgage and Collateral Trust Bonds, 7 3/4% Series due January 1, 1990, issued under the Bond Indenture.

         "Closing" shall have the meaning specified in section 2.

         "Code" shall mean the Internal Revenue Code of 1954, as amended from time to time.

         "Common Stock" shall mean stock or shares of any class or classes (however designated) of a corporation, association or business trust, the holders of which are ordinarily and generally, in the absence of contingencies, entitled to vote for the election of a majority of the directors (or persons performing similar functions) of such corporation, association or business trust, even though the right so to vote has been suspended by the happening of a contingency.

         "Company" shall mean Alaska Pipeline Company, an Alaska corporation.

         "Company Certificate" shall have the meaning specified in section 5.11.

         "Company Collateral Assignment" shall mean the Collateral Assignment Agreement, dated as of December 30, 1977, between the Company and MBank Houston, N.A. (formerly named Bank of the Southwest, National Association, Houston), as trustee, as thereafter supplemented and amended from time to time.

         "Consolidated Adjusted Net Earnings" shall mean, as applied to the Company and its Wholly-Owned Domestic Subsidiaries, the aggregate of the Consolidated Net Income as Reported of the Company and its Wholly-Owned Domestic Subsidiaries for each fiscal year or portion thereof during the period in question, provided that

                  (a) there shall be deducted an amount equal to the excess, if any, of (i) the aggregate amount applied by the Company during such period to the payment, redemption, retirement and purchase of Funded Debt of the Company and to the repayment of advances to the Company by Seagull, over (ii) the sum of the aggregate amount of depreciation and amortization deducted during such period in determining Consolidated Net Income as Reported and the sinking fund payments made by Seagull to the Company during such period in accordance with indebtedness of the Division to the Company evidenced by the Intercompany Notes;

                  (b) such reserves as shall be required by Required Accounting Practice for deferred income tax resulting from accelerated depreci-ation or amortization shall be deducted; and

                  (c) if net gains from the sale, abandonment or other disposition of capital assets and from the purchase, sale, conversion or other disposition of Securities shall exceed $25,000, such excess shall be excluded and taxes in respect of such excess shall not be deducted.

Capital assets as used in this definition shall include all fixed assets, both tangible (such as land, buildings, machinery and equipment) and intangible (such as patents, copyrights, trademarks, franchises and good will), and Securities.

         "Consolidated Adjusted Total Capitalization" shall mean, as applied to the Company and its Wholly-Owned Domestic Subsidiaries at any date, the aggregate Consolidated Total Capitalization of the Company and its Wholly-Owned Domestic Subsidiaries as at such date, plus the aggregate principal amount of Consolidated Short-Term Borrowing outstanding on such date.

         "Consolidated Funded Debt" shall mean, as applied to the Company and its Wholly-Owned Domestic Subsidiaries, the aggregate of the Funded Debt of the Company and its Wholly-Owned Domestic Subsidiaries outstanding on such date, determined on a consolidated basis and in accordance with Required Accounting Practice.

         "Consolidated Net Cash Flow" shall mean, as applied to the Company and its Wholly-Owned Domestic Subsidiaries, Consolidated Net Income as Defined of the Company and its Wholly-Owned Domestic Subsidiaries during the period in question, less all amounts included in the determination of Consolidated Net Income as Defined in respect of undistributed earnings of all Subsidiaries, plus all amounts deducted in the determination of Consolidated Net Income as Defined in respect of depreciation and amortization, Division Depreciation and deferred income taxes.

         "Consolidated Net Income as Defined" shall mean, as applied to the Company and its Wholly-Owned Domestic Subsidiaries, the Consolidated Net Income as Reported for the period in question plus or minus, as the case may be, the net income or net loss of the Division for such period as stated in the statement of, income of the Division for such period furnished to the Noteholders pursuant to section 4 of the Inducement Agreement.

         "Consolidated Net Income as Reported" shall mean, as applied to the Company and its Wholly-Owned Domestic Subsidiaries, the consolidated net income (or deficit) of the Company and its Wholly-Owned Domestic Subsidiaries for the period in question, as stated in the combined statement of income of the Company and its Wholly-Owned Domestic Subsidiaries for such period furnished to the Noteholders pursuant to section 6.

         "Consolidated Net Tangible Assets" shall mean, as applied to the Company and its Wholly-Owned Domestic Subsidiaries at any date, the gross book value of all assets (exclusive of franchises, licenses, permits, patents, patent applications, copyrights, trademarks, trade names, good will, experimental and organizational expense and other like intangibles, treasury shares and unamortized debt discount) properly appearing on a consolidated balance sheet of the Company and its Wholly-Owned Domestic Subsidiaries as at such date prepared in accordance with Required Accounting Practice on a consolidated basis after eliminating all intercompany items, less the sum (without duplication) of:

                  (a) the amount included in such assets of any write-up subsequent to December 31, 1984 in the book value of any asset owned by the Company or any Wholly-Owned Domestic Subsidiary on such date resulting from the revaluation thereof subsequent to such date, or any write-up in excess of cost of any asset acquired subsequent to such date except as permitted by clause (d).

                  (b) all reserves for depreciation, depletion, obsolescence and amortization of properties (other than those excluded as hereinabove provided) as shown in such balance sheet and all other proper reserves (other than general contingency reserves and reserves representing mere appropriations of surplus) which in accordance with Required Accounting Practice should be set aside in connection with the business conducted;

                  (c) all liabilities (including tax and other proper accruals) which would, in accordance with Required Accounting Practice, be classified as current liabilities of the Company and its Wholly-Owned Domestic Subsidiaries (including current maturities of Funded Debt); and

                  (d) the amount included in such assets of the excess,  if any, of (i) the cost of any assets acquired by the Company or any Wholly-Owned Domestic Subsidiary subsequent to December 31, 1984 upon the consolidation or merger of any other corporation with or into the Company or such Wholly-Owned Domestic Subsidiary or upon the acquisition by the Company or any Wholly-Owned Domestic Subsidiary of all or substantially all of the assets or any other corporation, over
         (ii) the book value of such assets on the books of such other corporation at the time of such consolidation, merger or acquisition (other than a write-up of the book value of an asset made in accordance with generally accepted accounting principles in connection with the acquisition of such assets).

         "Consolidated Short-Term Borrowing" shall mean, as applied to the Company and its Wholly-Owned Domestic Subsidiaries at any date, the aggregate of the Short-Term Borrowing of the Company and its Wholly-Owned Domestic Subsidiaries as at such date, determined on a consolidated basis and in accordance with Required Accounting Practice.

         "Consolidated Total Capitalization" shall mean, as applied to the Company and its Wholly-Owned Domestic Subsidiaries at any date, the aggregate of the Total Capitalization of the Company and its Wholly-Owned Domestic Subsidiaries as at such date, determined on a consolidated basis and in accordance with Required Accounting Practice.

         "Consolidated Total Debt" shall mean, as applied to the Company and its Wholly-Owned Domestic Subsidiaries at any date, the aggregate of the Funded Debt and the Short Term Borrowing of the Company and its Wholly-Owned Domestic Subsidiaries as at such date, determined on a consolidated basis and in accordance with Required Accounting Practice.

         "corporation"  shall include,  except for the purposes of section 10.8,
an   association,   joint  stock  company,   business  trust  or  other  similar
organization, and shall not include, without limitation, partnerships.

         "Default" shall mean an event or condition which, with the lapse of time or the giving of notice or both, would become an Event of Default.

         "Divestiture Agreement" shall mean the continuation of Operations, voting and Divestiture Agreement, dated June 20, 1984, between ENSTAR and Unimar.

         "Division" shall mean all of ENSTAR's current gas distribution and sales systems business located in the State of Alaska, which are presently operating under the name "ENSTAR Natural Gas Company, Division of ENSTAR Corporation", which business will be sold to Seagull on or before the date of the Closing, and as such business is conducted after the date hereof by Seagull. Such business comprises and shall comprise the distribution and sale of natural, manufactured and mixed gas in Alaska for residential, commercial, industrial and electrical power plant use, the sale of gas ranges, water heaters, gas burners and other appliances and equipment related to the use of such gas, all similar activities in Alaska and all assets, whether or not located in the State of Alaska, directly relating thereto or used or intended for use therein.

         "Division  Certificate"  shall  have  the meaning  specified in section
5.11.

         "Division Collateral Assignment" shall mean the Collateral Assignment Agreement, dated as of December 30, 1977, between Alaska Interstate Company and MBank Houston, N.A. (formerly named Bank of the Southwest, National Association, Houston), as trustee, as thereafter supplemented and amended from time to time.

         "Division Depreciation" shall mean, for the period in question, all amounts of depreciation deducted in determining the net income or net loss of the Division as stated in the statement of income of the Division for such period furnished to the Noteholders pursuant to section 6.

         "Division Income Taxes" shall mean, for the period in question, all amounts of income taxes deducted in determining the net income or net loss of the Division for such period as stated in the statement of income of the Division for such period furnished to the Noteholders pursuant to section 6.

         "Division Mortgage" shall mean the Mortgage and Deed of Trust dated February 12, 1972 between Alaska Interstate Company and MBank Houston, N.A. (formerly named Bank of the Southwest, National Association, Houston), as trustee, as thereafter supplemented and amended from time to time.

         "Domestic Subsidiary" shall mean a Subsidiary incorporated under the laws of the United States of America or a State thereof or the District of Columbia and owning substantially all its property and conducting substantially all its business in the State of Alaska.

         "ENSTAR" shall mean ENSTAR Corporation, a Delaware corporation.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

         "Event of Default" shall have the meaning specified in section 11.1.

         "Existing Note Agreements" shall mean (a) the Series A and B Note Agreement, (b) the Series C Note Agreement, and (c) the Series D Note Agreement.

         "Existing Notes" shall mean (a) the Series A Notes, (b) the Series B Notes, (c) the Series C Notes and (d) the Series D Notes.

         "Funded Debt" shall mean, as applied to any Person at any date, all Indebtedness of such Person which would, in accordance with Required Accounting Practice, be classified as funded debt, including, without limitation, all Indebtedness for borrowed money (whether secured or unsecured) and Indebtedness of the character referred to in subdivisions (b) and (c) of the definition of Indebtedness, in each case maturing more than one year after the date of the creation thereof, or directly or indirectly renewable or extendible, by its terms or otherwise, at the option of such Person, beyond such year, and all Indebtedness (whether secured or unsecured) incurred under a revolving credit or similar agreement extending for more than one year after the date of the creation thereof. Any Indebtedness which is extended or renewed (other than pursuant to an option of the debtor) shall be deemed to have been created at the date of the extension or renewal.

         "Gas Contracts" shall mean the Gas Purchase Contracts, the Gas Sale Contract and all other contracts and agreements for the purchase or other acquisition, sale or other disposition, exchange or transportation of natural, manufactured or mixed gas to which the

Company is now or hereafter may become a party, and all renewals, extensions, additions, amendments and modifications thereof entered into as permitted hereby.

         "Gas Purchase Contracts" shall mean (i) the Gas Purchase Contract, dated May 13, 1960, as amended to the date hereof, between the Company and Union Oil Company of California and Marathon Oil Company (formerly named The Ohio Oil Company), (ii) the Gas Purchase and Sale Contract, dated as of May 1, 1984, among the Company, Cities-Pacific Lewis River Partnership and Pacific Alaska LNG Associates, (iii) the Agreement, dated November 26, 1984, between the Company and Phillips Petroleum Company, (iv) the Gas Purchase Contract, dated December 16, 1982, between the Company and Marathon Oil Company, (v) the Gas Purchase Contract, dated December 20, 1982 between the Company and Shell Oil Company, and
(vi) all renewals, extensions, additions, amendments and modifications thereof entered into as permitted hereby.

         "Gas Sale Contract" shall mean the Gas Sale Contract, dated as of January 1, 1984, between the Company and the Division, and all renewals, extensions, additions, amendments and modifications thereof entered into as permitted hereby.

         "Indebtedness" shall mean, as applied to any Person at any date,

                  (a) all items which in accordance with Required Accounting Practice would be included on the liability side of the balance sheet of such Person at such date, except (i) items of capital stock and of surplus, (ii) reserves for deferred income tax resulting from accelerated depreciation or amortization, (iii) contributions in aid of construction, (iv) unallocated contingency reserves, and (v) reserves properly deductible from assets in accordance with Required Accounting Practice;

                  (b) all indebtedness, obligations and liabilities secured by any mortgage, pledge, lien, charge, conditional sale agreement or other title retention agreement existing on all property held by such Person at such date subject to such mortgage, pledge, lien, charge or agreement; all of such indebtedness, obligations and liabilities shall be treated as Indebtedness of such Person, whether or not such Person is in fact liable therefor;

                  (c) all indebtedness, obligations and liabilities of other Persons, of the character referred to in the foregoing subdivisions (a) and (b), which such Person has directly or indirectly guaranteed or upon or with respect to which such Person is directly or indirectly liable (by discount, endorsement--other than for deposit for collection--sale with recourse, repurchase agreement or otherwise) or in respect of which such Person is obligated to advance or supply funds; and

                  (d) adequate reserves in respect of disputed or contingent indebtedness, obligations and liabilities of the character referred to in the foregoing subdivisions (a), (b) and (c), to the extent not included pursuant to such subdivisions.

Notwithstanding the foregoing, in determining the Indebtedness of any Person there shall be included all indebtedness of such Person of the character referred to in subdivisions (a), (b) and (c) deemed to be extinguished under generally accepted accounting principles but for which such Person remains legally liable.

         "Inducement Agreement" shall have the meaning specified in section 3.4.

         "Intercompany Mortgage" shall mean the Eighth Supplemental Mortgage and Deed of Trust, substantially in the form of Exhibit B attached hereto, to be dated June 17, 1985.

        "Intercompany Notes" shall mean the Notes as defined in the Intercompany Mortgage.

         "Investment" shall have the meaning given in section 10.2.

         "Multiemployer Plan" shall mean a Plan which is a "multiemployer plan" as such term is defined in section 4001(a)(3) of ERISA.

         "Note" and "Notes" shall have the meanings specified in section 1.

         "Note Indenture" shall mean the Second Indenture of Mortgage and Deed of Trust, dated as of December 30, 1977, between the Company and MBank Houston, N.A. (formerly named Bank of the Southwest, National Association, Houston), as trustee, as thereafter supplemented and amended from time to time.

         "Officer's Certificate" shall mean a certificate executed on behalf of any corporation by such corporation's President, vice President - Finance or Chief Financial Officer.

         "Original Intercompany Mortgage" shall mean the First Mortgage and Deed of Trust, dated as of August 1, 1960, between the Company and Alaska Natural Gas Corporation, as amended and supplemented prior to the Closing.

         "Person" shall mean an individual, a corporation, a partnership, a joint venture, a trust, an unincorporated organization or a government or any agency or political subdivision thereof.

         "Plan" shall mean any "employee pension benefit plan" as such term is defined in Section 3 of ERISA, which is or has been established or maintained, or to which contributions are or have been made, by the Company or, for purposes of section 5.18(b) hereof, any Related Person.

         "Preferred Stock", as applied to the capital stock of any corporation, shall mean capital stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such
corporation,   over  shares  of  capital  stock  of  any  other  class  of  such corporation.

         "PUC" shall have the meaning specified in section 3.10.

         "Related Person" shall mean any trade or business, whether or not incorporated, which, together with the Company, is under common control, as described in section 414(b) or (c) of the Code.

         "Required Accounting Practice" shall mean, as to any corporation or division thereof, the accounting rules or regulations, if any, at the time prescribed by the regulatory body or bodies under the jurisdiction of which such corporation or division, as the case may be, is at the time operating, and, to the extent that a matter is not covered by such rules or regulations, the accounting rules or regulations at the time prescribed by the Federal Energy Regulatory Commission for companies of established reputation engaged in a business similar to that of such corporation or division, as the case may be, which are at the time operating under the jurisdiction of the Federal Energy Regulatory Commission.

         "Restricted Investment" shall mean an Investment in a Wholly-Owned Domestic Subsidiary of the kind referred to in section 10.2(c). The amount of Investments which constitute Restricted Investments shall, for all purposes of this Agreement, be the aggregate cost to the Company of all such Investments determined in accordance with generally accepted accounting principles, but without regard to unrealized increases or decreases in value or write-ups, write-downs or write-offs, of such Investments (except to the extent that Consolidated Adjusted Net Earnings has been increased or reduced as the result thereof) and without regard to the existence of any undistributed earnings or accrued interest with respect thereto accrued after the respective dates on which such Investments were made, less any net return of capital realized during such period upon the sale, repayment or other liquidation of such Investments (determined in accordance with generally accepted accounting principles, but without regard to any amounts received during such period as earnings (in the form of dividends, interest or otherwise) on such Investments or as loans from any Persons in whom such Investments have been made).

         "Restricted Stock Payment" shall mean any of the following:

                  (a) any direct or indirect declaration ordering, setting aside of funds for, payment or making of any dividend or other distribution on or with respect to any stock of the Company of any class now or hereafter outstanding, other than a dividend payable solely in Common Stock of the Company; or

                  (b) any direct or indirect purchase, redemption, retirement or other acquisition of any stock of the Company of any class now or hereafter outstanding or of any securities convertible into shares of its stock of any class (other than payments of Indebtedness evidenced thereby) or of any warrant, option or right to purchase, subscribe for or otherwise acquire any such stock or securities, other than one effected for a consideration consisting solely of Common Stock of the Company. The amount of any Restricted Stock Payment in property of the Company shall be deemed to be the greater of the fair value of such property (as determined by the Board of Directors of the Company) or the net book value of such property on the Company's books (in accordance with Required Accounting Practice).

         "Restricted Subordinated Debt Payment" shall mean any direct or indirect payment or other distribution on account of the principal of or the premium, if any, or interest on, or any purchase, redemption, retirement or other acquisition of, any Subordinated Indebtedness of the Company now or hereafter outstanding, provided that for the purposes of paragraph (b) of section 10.3, Restricted Subordinated Debt Payments shall not include payments, not exceeding $300,000 during any twelve-month period, on account of Subordinated Indebtedness consisting of management fees incurred in the ordinary course of business.

         "Seagull" shall mean Seagull Energy Corporation, a Texas corporation, and any successor to such corporation.

         "Seagull Documents" shall mean the Inducement Agreement, the Intercomp-any Mortgage, the Intercompany Notes and the Gas Sale Contract.

         "Securities" shall mean any stocks, any bonds, debentures, notes or other evidences of Indebtedness, and any other instruments generally known as securities; any certificates of interest or participation in, temporary or interim certificates for, receipts for, guaranties of, or warrants or rights to subscribe to or purchase any of the foregoing and any agreements, indentures, mortgages or other instruments providing for or securing any of the foregoing.

         "Series A Notes" shall mean the Company's 8 3/8% Series A Notes due January 1, 1993, issued pursuant to the Series A and B Note Agreement.

         "Series B Notes" shall mean the Company's 10 1/4% Series B Notes due January 1, 1995, issued pursuant to the Series A and B Note Agreement.

         "Series C Notes" shall mean the Company's 11 1/2% Series C Notes due January 1, 1991, issued pursuant to the Series C Note Agreement.

         "Series D Notes" shall mean the Company's 9.95% Series D Notes due April 1, 1997, issued pursuant to the Series D Note Agreement.

         "Series E Notes" shall have the meaning specified in section 1.

         "Series F Notes" shall have the meaning specified in section 1.

         "Series G Notes" shall have the meaning specified in section 1.

         "Series H Notes" shall have the meaning specified in section 1.

         "Series A and B Note Agreement" shall mean the Note Agreement, dated as of August 15, 1972, between the Company and The Equitable Life Assurance Society of the United States, as amended and modified by a letter agreement dated May 28, 1974, by the Second Supplemental Note Agreement, dated as of October 1, 1974, and by the Third Supplemental Note Agreement, dated as of November 15, 1975, and as the same may be further modified, supplemented or amended in accordance with the terms thereof.

         "Series C Note Agreement" shall mean the Note Agreement, dated as of November 15, 1975, between the Company and The Equitable Life Assurance Society of the United States, as the same may be modified, supplemented or amended in accordance with the terms thereof.

         "Series D Note Agreement" shall mean the Note Agreement, dated as of March 15, 1977, between the Company and The Travelers Insurance Company, as the same may be modified, supplemented or amended in accordance with the terms thereof.

         "Short Term Borrowing" shall mean, as applied to any Person at any date, all Indebtedness for borrowed money of such Person maturing on demand or within one year or less from the date of the creation thereof and not directly or indirectly renewable or extendible, by its terms or otherwise, at the option of the debtor, beyond such year, and not incurred under a revolving credit or similar agreement extending for more than one year.

         "Subordinated Indebtedness" shall mean all Indebtedness of the Company to Seagull, now existing or hereafter incurred, including, without limitation, all Indebtedness in respect of advances, open accounts, accounts payable obligations, loans, notes, bonds, debentures or other evidences of debt whether for principal, premium, if any, or interest, and all instruments constituting or evidencing any of the foregoing, whether or not held by Seagull; all of such Indebtedness being subordinated to the prior pay-ment in full of the Notes.

         "Subsidiary" shall mean as to any entity a corporation, association or business trust a majority (by number of votes) of either the Voting Stock or the Common Stock of which is at the time owned or controlled, directly or indirectly, by such entity.

         "Tax Sharing Agreement" shall mean the Tax Sharing Agreement, to be dated the date of the Closing, between the Company and Seagull, substantially in the form of Exhibit F attached hereto.

         "Total Capitalization" shall mean, as applied to a corporation, the sum of the following, all determined in accordance with Required Accounting Practice and as shown on the books of account of such corporation:

                  (a) the principal amount of all Funded Debt of such cor-poration at the time outstanding, plus

                  (b) the amount of the capital stock liability of such corporation and any premium thereon, plus

                  (c) the amount of any earned surplus, capital surplus and other surplus of such corporation, less

                  (d)      the amount of any deficit of such corporation.

         "Total Destruction" shall mean, with respect to any assets, any damage to or destruction of such a substantial part of such assets so that, in the good faith judgment of the owner of such assets, the restoration, replacement or rebuilding of such assets or any portion thereof as nearly as possible to their value and condition immediately prior to such damage or destruction is not economically feasible.

         "Total Taking" shall mean, with respect to any assets, the acquisition (other than for temporary use) of such a substantial part of such assets by any one or more governments or municipal corporations or other governmental subdivisions or governmental authorities or any nominee or designee thereof by the exercise of the power of condemnation or eminent domain, by the exercise of a right reserved to purchase the same or by a sale or conveyance by the owner of such assets in lieu of and in reasonable anticipation of the impending exercise of such a power or of such a right, so that, in the good faith judgment of the owner of such assets, the restoration, replacement or rebuilding of such assets or any portion thereof as nearly as possible to their value and condition immediately prior to such taking is not economically feasible.

                  "Unimar" shall have the meaning specified in section 5.13.

         "Voting Stock" shall mean stock or shares of any class or classes (however designated) of a corporation, association or business trust, the holders of which are at the time entitled to vote for the election of a majority of the directors (or persons performing similar functions) of such corporation, association or business trust, whether or not the right to vote exists by reason of the happening of a contingency, provided that the Company's 12% Cumulative Preferred Stock outstanding on the date hereof shall not be considered Voting Stock for purposes of Section 8.4 unless the holders of such Preferred Stock shall have had the right to vote for the election of a majority of the directors of the Company for a continuous period of at least three years.

         "Wholly-Owned Domestic Subsidiary" shall mean a Domestic Subsidiary all of the outstanding stock of which, of whatever class and having whatever rights (other than directors' qualifying shares, if required, options to acquire which for a nominal consideration shall have been obtained, together with the certificates therefor, duly endorsed in blank or accompanied by stock powers duly executed in blank), is at the time owned by the Company.

     15. Expenses, etc. Whether or not the transactions contemplated hereby shall be consummated, the Company will pay (a) the cost and expenses of preparing and reproducing this Agreement and the Notes, of furnishing all opinions by counsel for the Company (including any opinions requested by your counsel as to the legal matter arising hereunder) and all certificates on behalf of the Company, and of the Company's performance of and compliance with all agreements and conditions contained herein on its part to be performed or complied with (b) the cost of delivering to your home office, insured to your satisfaction, the Notes acquired by you hereunder and any Notes delivered to you upon any exchange or surrender pursuant hereto and of your delivering any Notes, insured to your satisfaction, for any such exchange or surrender, (c) the reasonable fees, expenses and disbursements of your special counsel in connection with the transactions contemplated hereby, any matters arising hereunder and any amendments, waivers and consents under or in respect hereof, and (d) the reasonable out-of-pocket expenses incurred by you in connection with the transactions contemplated hereby and any matters arising hereunder. The Company will also pay and save you and each holder of any Notes harmless against all liabilities, if any, with respect to all taxes, other than income taxes (including interest and penalties) which may be payable in connection with the execution and delivery of this Agreement and the Inducement Agreement, the offer, issue, sale and delivery of the Notes, and any amendment, waiver or consent under or in respect of any such instrument. The obligations of the Company under this section 15 shall survive any disposition or payment of the Notes.

     16. Amendment of Existing Note Agreements. Upon the issue and sale of the Notes, each of the Existing Note Agreements shall automatically be amended to restate sections 6, 9, 10 and 11 thereof in their entirety as set forth in sections 6, 9, 10 and 11 respectively, hereof whereupon, for all purposes of the Existing Note Agreements, capitalized terms used in such restated sections 6, 9, 10 and 11 shall have the definitions set forth in section 14 hereof. In addition, so long as you or your nominee shall be the holder of any existing Note, and notwithstanding anything to the contrary contained in section 19 of any Existing Note Agreement, the Company will pay all sums becoming due on the Existing Notes for principal, premium, if any, and interest by the method and at the address specified for such purpose in the Schedule of Purchasers attached hereto, or by such other method or at such address as you shall have from time to time specified to the Company in writing for such purpose without the presentation or surrender of such Note or the making of any notation thereon, except that any Note paid or prepaid in full shall be surrendered to the Company at its principal office for cancellation.

     17. Survival of Agreements, etc. All agreements, representations and warranties contained herein or made in writing by or on behalf of the Company in connection with the transactions contemplated hereby shall survive the execution and delivery of this Agreement, any investigation at any time made by you or on your behalf, and the issue, sale and delivery of the Notes and any disposition or payment of the Notes. All statements contained in any certificate or other instrument delivered by or on the behalf of the Company pursuant hereto or in connection with the transactions contemplated hereby shall be deemed representations and warranties by the Company hereunder.

     18. Amendments and Waivers. Any term of this Agreement or of the Notes may, with the consent of the Company, be amended and the observance of any term of this Agreement or of the Notes may be waived (either generally or in a particular instance and either retroactively or prospectively) only by an instrument or instruments in writing signed by you, so long as you are committed to purchase Notes hereunder, and by the holders of at least 66 2/3% in principal amount of the Notes at the time outstanding (excluding any Notes directly or indirectly owned by the Company or any of its Subsidiaries or Affiliates) provided that no such amendment or waiver shall, without the prior written consent of the holders of all the Notes at the time outstanding, (a) change the stated maturity or principal amount of any Note, (b) reduce the rate or change the time of payment of interest on any Note, (c) change the amount or the time of payment of any principal or premium, if any, payable on any prepayment of any Note, (d) change any of the provisions of section 11, (e) reduce the aforesaid percentage of the principal amount of Notes the holders of which are required to consent to any such amendment or waiver, or (f) change the percentage of principal amount of the Notes the holders of which are entitled to accelerate the maturity of the Notes, or reduce the percentage of the principal amount of the Notes the holders of which are entitled to rescind and annul any such declaration, as provided in section 11.1. Any amendment or waiver effected in accordance with this section 18 shall be binding upon each holder of any Note at the time outstanding, each future holder of any Note and the Company.

     19. Purchase for Investment. You represent that you are purchasing the Notes hereunder for your own account for investment and with no present intention of distributing or reselling any thereof, provided that the disposition of your property shall at all times be within your control.

     20. Payments on Notes; Notice of Sale, etc. So long as you or your nominee shall be the holder of any Note, and notwithstanding anything contained herein or in such Note to the contrary, the Company will pay all sums becoming due on such Note for principal, premium, if any, and interest by the method and at the address specified for such purpose in the Schedule of Purchasers, or by such other commercially reasonable method or at such other address as you shall have from time to time specified to the Company in writing for such purpose without the presentation or surrender of such Note or the making of any notation thereon, except that any Note paid or prepaid in full shall be surrendered to the Company at its principal office for cancellation. Prior to any sale or other disposition of any Note held by you or your nominee, you will, at your election, either endorse thereon (or on a paper annexed thereto) the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Company in exchange for a new Note or Notes pursuant to section 12. You will promptly notify the Company of any sale or other disposition of any Note held by you, specifying the name and address of the transferee, if known to you. The Company will afford the benefits of this section 20 to any institutional investor which is the direct or indirect transferee of any Note purchased by you under this Agreement and which has made the same agreement relating to such note as you have made in this section 20.

     21. Notices, etc. All notices and other communications hereunder (other than referred to in section 20) shall be in writing and shall be deemed to have been given when delivered or when mailed by first class mail, postage prepaid, addressed (a) if to you, at your address specified on the attached Schedule A, or at such other address as you shall have furnished to the Company in writing, or (b) if to any other holder of any Note, at the most recent address of such holder as it appears on the registration books maintained by or on the behalf of the Company pursuant to section 12, or (c) if to the Company, at its address as set forth in the beginning of this Agreement, or at such other address as the Company shall have furnished to you and each holder of any Note in writing with a copy to Seagull at its address set forth in the Inducement Agreement or such other address as Seagull shall have furnished to you and each holder of any Note in writing.

     22. Nonenforcement for Others. Neither this Agreement nor any disposition of any of the Notes shall be deemed to create any liability or obligation of any holder of any Note (including you) to enforce any provision hereof or of any of the Notes for the benefit or on the behalf of any other Person who may be the holder of any Note.

     23. Miscellaneous. This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of New York. This Agreement shall be binding upon and shall inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto, including, except as expressly limited herein, any holder or holders at the time of the Notes or any part thereof, provided that you shall not be obligated to purchase Notes of any Person other than the present Alaska Pipeline Company. Except as stated in section 17, this Agreement embodies the entire agreement and understanding between you and the Company and supersedes all prior agreements and understandings relating to the subject matter hereof. The headings in this Agreement are for the purpose of reference only and shall not limit or otherwise affect the meaning hereof. Any reference herein to a section refers to a section of this Agreement unless otherwise specifically stated herein. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

     If you are in agreement with the foregoing, please sign the form of agreement on the accompanying counterparts of this letter, whereupon this letter shall become a binding agreement between you and the Company. Please then return one of such signed counterparts to the Company.

                                                    Very truly yours,

                                                    ALASKA PIPELINE COMPANY



                                                    By /s/ Bill B. Hickman
                                                    Title: Executive Vice
                                                                President

The foregoing Agreement is hereby agreed to as of the date thereof.

THE EQUITABLE LIFE ASSURANCE SOCIETY
  OF THE UNITED STATES

By /s/ John D. Miller
Title: Vice President

THE TRAVELERS INSURANCE COMPANY

By /s/ Teresa M. Torrey
Title: Investment Officer

THE TRAVELERS LIFE INSURANCE COMPANY

By /s/ Teresa M. Torrey
Title: Investment Officer

                                                                     EXHIBIT A-1



                             ALASKA PIPELINE COMPANY

                     12.125% SERIES E NOTES DUE JULY 1, 1990


$________________                                             NEW YORK, NEW YORK


                                                                    ------------

     ALASKA PIPELINE COMPANY (the "Company"), an Alaska corporation, for value received, hereby promises to pay to _______________________________, or registered assigns, the principal amount of $_________ on July 1, 1990, with interest (computed on the basis of a 360- day year, 30-day month) on the unpaid balance of such principal amount from the date hereof, payable on January 1, 1986, and thereafter semi-annually on each July 1 and January 1, at the rate of 12.125% per annum until the same shall become due and payable (whether at maturity or at a date fixed for prepayment or by declaration or otherwise), and with interest on any overdue principal (including any overdue prepayment of principal) and premium, if any, and (to the extent permitted under applicable law) on any overdue installment of interest, at the rate of 14.125% per annum until paid, payable semi-annually as aforesaid or, at the option of the holder hereof, on demand.

     Payments of principal, premium, if any, and interest shall be made in lawful money of the United States of America at the principal office of Chemical Bank in the Borough of Manhattan, City and State of New York.

     The Series E Notes. This Note is one of the Company's 12.125% Series E Notes due July 1, 1990 (the "Series E Notes", such term to include any Series E Notes issued in exchange therefor or in replacement thereof), issued in the original aggregate principal amount of $10,000,000 pursuant to a Note Agreement (the "Note Agreement"), dated as of June 17, 1985, between the Company and certain institutional investors. The holder hereof is entitled to the benefits, and is subject to the provisions, of the Note Agreement and may enforce the agreements of the Company contained therein and exercise the remedies provided for thereby or otherwise available in respect thereof.

     Prepayment of Notes. As provided in the Note Agreement, the Company will prepay on July 1, 1989, $5,000,000 principal amount of the Series E Notes, without premium but together with interest on the principal amount so prepaid accrued to the date fixed for such prepayment.

     Registration of Transfers, etc. Transfers of this Series E Note shall be registered upon registration books maintained for such purpose by or on behalf of the Company as provided in the Note Agreement. Prior to presentment of this Series E Note for registration of transfer, the Company may treat the registered holder hereof as the absolute owner of this Series E Note for the purpose of receiving all payments of principal, premium, if any, and interest hereon and for all other purposes hereof and of the Note Agreement.

     Event of Default. In case an Event of Default, as defined in the Note Agreement, shall occur, the unpaid balance of the principal amount of this Series E Note may be declared and become due and payable in the manner of and with the effect provided in the Note Agreement.

     Governing Law. This Series E Note shall be construed and enforced in accordance with and governed by the laws of the State of New York.

                                                      ALASKA PIPELINE COMPANY



                                                      By:
                                                         -----------------------

                                                         President



                                                      By:
                                                         -----------------------

                                                         Treasurer

                                                                     EXHIBIT A-2



                             ALASKA PIPELINE COMPANY

                     12.70% SERIES F NOTES DUE JULY 1, 1995


$________________                                             NEW YORK, NEW YORK


                                                                    ------------

     ALASKA PIPELINE COMPANY (the "Company"), an Alaska corporation, for value received, hereby promises to pay to _______________________________, or registered assigns, the principal amount of $_________ on July 1, 1995, with interest (computed on the basis of a 360- day year, 30-day month) on the unpaid balance of such principal amount from the date hereof, payable on January 1, 1986, and thereafter semi-annually on each July 1 and January 1, at the rate of 12.70% per annum until the same shall become due and payable (whether at maturity or at a date fixed for prepayment or by declaration or otherwise), and with interest on any overdue principal (including any overdue prepayment of principal) and premium, if any, and (to the extent permitted under applicable law) on any overdue installment of interest, at the rate of 14.70% per annum until paid, payable semi-annually as aforesaid or, at the option of the holder hereof, on demand.

     Payments of principal, premium, if any, and interest shall be made in lawful money of the United States of America at the principal office of Chemical Bank in the Borough of Manhattan, City and State of New York.

     The Series F Notes. This Note is one of the Company's 12.70% Series F Notes due July 1, 1995 (the "Series F Notes", such term to include any Series F Notes issued in exchange therefor or in replacement thereof), issued in the original aggregate principal amount of $14,500,000 pursuant to a Note Agreement (the "Note Agreement"), dated as of June 17, 1985, between the Company and certain institutional investors. The holder hereof is entitled to the benefits, and is subject to the provisions, of the Note Agreement and may enforce the agreements of the Company contained therein and exercise the remedies provided for thereby or otherwise available in respect thereof.

     Prepayment of Notes. As provided in the Note Agreement, the Company will prepay on July 1, 1991 and on each July 1 thereafter so long as any Series F Notes shall be outstanding, a principal amount of the Series F Notes specified in the Note Agreement, in each case without premium but together with interest on the principal amount so prepaid accrued to the date fixed for such prepayment. In addition, the Series F Notes are subject to prepayment in whole or in part, in certain cases with a premium and in other cases without a premium, all as specified in the Note Agreement.

                  Registration of Transfers, etc. Transfers of this Series F Note shall be registered upon registration books maintained for such purpose by or on behalf of the Company as provided in the Note Agreement. Prior to presentment of this Series F Note for registration of transfer, the Company may treat the registered holder hereof as the absolute owner of this Series F Note for the purpose of receiving all payments of principal, premium, if any, and interest hereon and for all other purposes hereof and of the Note Agreement.

     Event of Default. In case an Event of Default, as defined in the Note Agreement, shall occur, the unpaid balance of the principal amount of this Series F Note may be declared and become due and payable in the manner of and with the effect provided in the Note Agreement.

     Governing Law. This Series F Note shall be construed and enforced in accordance with and governed by the laws of the State of New York.

                                                      ALASKA PIPELINE COMPANY



                                                       By:
                                                          ----------------------
                                                          President



                                                       By:
                                                          ----------------------
                                                          Treasurer

                                                                     EXHIBIT A-3



                             ALASKA PIPELINE COMPANY

                     12.80% SERIES G NOTES DUE JULY 1, 2000


$________________                                             NEW YORK, NEW YORK


                                                                    ------------

     ALASKA PIPELINE COMPANY (the "Company"), an Alaska corporation, for value received, hereby promises to pay to _______________________________, or registered assigns, the principal amount of $_________ on July 1, 2000, with interest (computed on the basis of a 360-day year, 30-day month) on the unpaid balance of such principal amount from the date hereof, payable on January 1, 1986, and thereafter semi-annually on each July 1 and January 1, at the rate of 12.80% per annum until the same shall become due and payable (whether at maturity or at a date fixed for prepayment or by declaration or otherwise), and with interest on any overdue principal (including any overdue prepayment of principal) and premium, if any, and (to the extent permitted under applicable law) on any overdue installment of interest, at the rate of 14.80% per annum until paid, payable semi-annually as aforesaid or, at the option of the holder hereof, on demand.

     Payments of principal, premium, if any, and interest shall be made in lawful money of the United States of America at the principal office of Chemical Bank in the Borough of Manhattan, City and State of New York.

     1. The Series G Notes. This Note is one of the Company's 12.80% Series G Notes due July 1, 2000 (the "Series G Notes", such term to include any Series G Notes issued in exchange therefor or in replacement thereof), issued in the original aggregate principal amount of $3,000,000 pursuant to a Note Agreement (the "Note Agreement"), dated as of June 17, 1985, between the Company and certain institutional investors. The holder hereof is entitled to the benefits, and is subject to the provisions, of the Note Agreement and may enforce the agreements of the Company contained therein and exercise the remedies provided for thereby or otherwise available in respect thereof.

     2. Prepayment of Notes. As provided in the Note Agreement, the Company will prepay on July 1, 1991 and on each July 1 thereafter so long as any Series G Notes shall be outstanding, a principal amount of Series G Notes specified in the Note Agreement, in each case without premium but together with interest on the principal amount so prepaid accrued to the date fixed for such prepayment. In addition, the Series G Notes are subject to prepayment in whole or in part, in certain cases with a premium and in other cases without a premium, all as specified in the Note Agreement.

     3. Registration of Transfers, etc. Transfers of this Series G Note shall be registered upon registration books maintained for such purpose by or on behalf of the Company as provided in the Note Agreement. Prior to presentment of this Series G Note for registration of transfer, the Company may treat the registered holder hereof as the absolute owner of this Series G Note for the purpose of receiving all payments of principal, premium, if any, and interest hereon and for all other purposes hereof and of the Note Agreement.

     4. Event of Default. In case an Event of Default, as defined in the Note Agreement, shall occur, the unpaid balance of the principal amount of this Series G Note may be declared and become due and payable in the manner of and with the effect provided in the Note Agreement.

     5. Governing Law. This Series G Note shall be construed and enforced in accordance with and governed by the laws of the State of New York.

                                                      ALASKA PIPELINE COMPANY



                                                      By:
                                                         -----------------------
                                                         President



                                                      By:
                                                         -----------------------

                                                         Treasurer

                                                                     EXHIBIT A-4



                             ALASKA PIPELINE COMPANY

                     12.75% SERIES H NOTES DUE JULY 1, 2000


$________________                                             NEW YORK, NEW YORK


                                                                    ------------

     ALASKA PIPELINE COMPANY (the "Company"), an Alaska corporation, for value received, hereby promises to pay to _______________________________, or registered assigns, the principal amount of $_________ on July 1, 2000, with interest (computed on the basis of a 360-day year, 30-day month) on the unpaid balance of such principal amount from the date hereof, payable on January 1, 1986, and thereafter semi-annually on each July 1 and January 1, at the rate of 12.75% per annum until the same shall become due and payable (whether at maturity or at a date fixed for prepayment or by declaration or otherwise), and with interest on any overdue principal (including any overdue prepayment of principal) and premium, if any, and (to the extent permitted under applicable law) on any overdue installment of interest, at the rate of 14.75% per annum until paid, payable semi-annually as aforesaid or, at the option of the holder hereof, on demand.

     Payments of principal, premium, if any, and interest shall be made in lawful money of the United States of America at the principal office of Chemical Bank in the Borough of Manhattan, City and State of New York.

     1. The Series H Notes. This Note is one of the Company's 12.75% Series H Notes due July 1, 2000 (the "Series H Notes", such term to include any Series H Notes issued in exchange therefor or in replacement thereof), issued in the original aggregate principal amount of $17,500,000 pursuant to a Note Agreement (the "Note Agreement"), dated as of June 17, 1985, between the Company and certain institutional investors. The holder hereof is entitled to the benefits, and is subject to the provisions, of the Note Agreement and may enforce the agreements of the Company contained therein and exercise the remedies provided for thereby or otherwise available in respect thereof.

     2. Prepayment of Notes. As provided in the Note Agreement, the Company will prepay on July 1, 1991 and on each July 1 thereafter so long as any Series H Notes shall be outstanding, a principal amount of Series H Notes specified in the Note Agreement, in each case without premium but together with interest on the principal amount so prepaid accrued to the date fixed for such prepayment. In addition, the Series H Notes are subject to prepayment in whole or in part, in certain cases with a premium and in other cases without a premium, all as specified in the Note Agreement.

     3. Registration of Transfers, etc. Transfers of this Series H Note shall be registered upon registration books maintained for such purpose by or on behalf of the Company as provided in the Note Agreement. Prior to presentment of this Series H Note for registration of transfer, the Company may treat the registered holder hereof as the absolute owner of this Series H Note for the purpose of receiving all payments of principal, premium, if any, and interest hereon and for all other purposes hereof and of the Note Agreement.

     4. Event of Default. In case an Event of Default, as defined in the Note Agreement, shall occur, the unpaid balance of the principal amount of this Series H Note may be declared and become due and payable in the manner of and with the effect provided in the Note Agreement.

     5. Governing Law. This Series H Note shall be construed and enforced in accordance with and governed by the laws of the State of New York.

                                                      ALASKA PIPELINE COMPANY



                                                      By:
                                                         -----------------------

                                                         President



                                                      By:
                                                         -----------------------

                                                         Treasurer

                                                                       EXHIBIT B


                                                                [Conformed Copy]





                           SEAGULL ENERGY CORPORATION
                                       As Mortgagor



                                       TO


                             ALASKA PIPELINE COMPANY
                                       As Mortgagee



                                 ---------------


                          EIGHTH SUPPLEMENTAL MORTGAGE


                            Dated as of June 17, 1985



                                 ---------------




Further Supplementing, Amending and Restating the First Mortgage and Deed of Trust, dated as of August 1, 1960, as amended, as restated by a Fourth Supplemental Mortgage, dated as of February 18, 1972, supplemented and amended by a Fifth Supplemental Mortgage, dated as of November 15, 1975, a Sixth Supplemental Mortgage, dated as of December 30, 1977, and a Seventh Supplemental Mortgage, dated as of January 1, 1984.

                                TABLE OF CONTENTS

                                                                   Page

RECITALS .........................................................   1

GRANTING CLAUSE I.................................................   5
         General Property.........................................   5

GRANTING CLAUSE II................................................   5
         Real Property............................................   5

GRANTING CLAUSE III...............................................   5
         Gas Systems, Buildings, Equipment, Etc...................   5

GRANTING CLAUSE IV................................................   6
         Franchises and Other Rights..............................   6

GRANTING CLAUSE V.................................................   6
         Pledged Contracts........................................   6

GRANTING CLAUSE VI................................................   6
         Further Property Conveyed to Mortgagee...................   6

GRANTING CLAUSE VII...............................................   7
         Other and After-Acquired Property........................   7

GRANTING CLAUSE VIII..............................................   7
         Appurtenances, Income, Etc...............................   7

EXCEPTED PROPERTY CLAUSE..........................................   7

HABENDUM CLAUSE...................................................   8

SUBJECT CLAUSE....................................................   8

DEFEASANCE CLAUSE.................................................   8

I.  CERTAIN REPRESENTATIONS AND COVENANTS OF THE COMPANY..........   8

II.  AMENDMENT AND RESTATEMENT OF SUPPLEMENTED ORIGINAL
         MORTGAGE.................................................   9

GRANTING CLAUSE I.................................................   9
         General Property.........................................   9


                                       (i)

                                                                    Page

GRANTING CLAUSE II................................................   9
         Real Property............................................   9

GRANTING CLAUSE III...............................................   9
         Gas Systems, Buildings, Equipment, Etc...................   9

GRANTING CLAUSE IV................................................  10
         Franchises and Other Rights..............................  10

GRANTING CLAUSE V.................................................  10
         Pledged Contracts........................................  10

GRANTING CLAUSE VI................................................  10
         Further Property Conveyed to Mortgagee...................  10

GRANTING CLAUSE VII...............................................  11
         Other and After-Acquired Property........................  11

GRANTING CLAUSE VIII..............................................  11
         Appurtenances, Income, Etc...............................  11

EXCEPTED PROPERTY CLAUSE..........................................  11

HABENDUM CLAUSE...................................................  12

SUBJECT CLAUSE....................................................  12

DEFEASANCE CLAUSE.................................................  13

GENERAL COVENANT..................................................  13

ARTICLE 1. - Definitions..........................................  13
         Section 1.01.     Definitions............................  13
                  "Affiliate":....................................  13
                  "Alaska":.......................................  13
                  "Alaska Note Agreements":.......................  13
                  "Alaska Notes"..................................  13
                  "Article," "Section", etc.:.....................  14
                  "Board of Directors"; "Board":..................  14
                  "Common Stock":.................................  14
                  "Company":......................................  14
                  "Construction Liens":...........................  14
                  "Default":......................................  14
                  "Division":.....................................  14

                                      (ii)

                                                                    Page

                  "Division Certificate":.........................  15
                  "Event of Default":.............................  15
                  "ENSTAR":.......................................  15
                  "Excepted Property":............................  15
                  "Executive Committee":..........................  15
                  "Gas Sale Contract":............................  15
                  "Herein"; "hereof"; "hereby"; "hereunder":......  15
                  "Indebtedness":.................................  15
                  "Lien of this Mortgage"; "lien of the Mortgage";
                  "lien hereof":..................................  16
                  "Mortgage":.....................................  16
                  "Mortgaged Property":...........................  17
                  "Mortgagee":....................................  17
                  "Notes": .......................................  17
                  "Permitted Encumbrances":.......................  17
                  "Person":.......................................  19
                  "Pledged Contracts":............................  19
                  "Replacement Notes":............................  19
                  "Required Accounting Practice":.................  19
                  "Securities":...................................  20
                  "Subsidiary":...................................  20
                  "Supplemental Mortgage"; "mortgage supplemental
                   hereto":.......................................  20
                  "Voting Stock":.................................  20

ARTICLE 2. - Description of Indebtedness Secured; Form of Notes...  20
         Section 2.01.     Indebtedness Secured...................  20
         Section 2.02.     Covenant to Issue Notes; Form of Notes.  20

ARTICLE 3. - Particular Warranties and Covenants of the Company...  22
         Section 3.01.     Title to Mortgaged Property; Lien......  22
         Section 3.02.     Payment of Principal, Premium and Interest;
                           Obligation Absolute....................  22
         Section 3.03.     Payment of Taxes, etc.; Observance of
                           Legal Requirments Liens; Contests;
                           Preferential Transfers Prohibited......  23
         Section 3.04.     Insurance; Application of Insurance
                           Proceeds; Notices to Mortgagee.........  23
         Section 3.05.     Maintenance of Corporate Existence,
                           Franchises, etc., Restriction on
                           Business ..............................  24
         Section 3.06.     Maintenance and Improvement of Property  24
         Section 3.07.     Restrictions on Liens, etc.............  24
         Section 3.08.     Restrictions on Indebtedness...........  25
         Section 3.09.     Sale, Merger and Consolidation.........  25
         Section 3.10.     Subjecting of Property to the Mortgage;
                           Further Assurances.....................  25
         Section 3.11.     Recordation of Mortgage and Supplemental
                           Mortgages..............................  26
         Section 3.12.     Payment of Stamp Taxes, etc............  26

                                      (iii)

                                                                    Page

         Section 3.13.     Performance and Advances by Mortgagee,
                           etc....................................  26

ARTICLE 4. - Pledged Contracts....................................  27
         Section 4.01.     Pledge of Contracts; Other Hypothecation
                           Prohibited.............................  27
         Section 4.02.     Consents to Assignment of Pledged
                           Contracts, etc.........................  27
         Section 4.03.     Performance of Pledged Contracts; No
                           Assumption by Mortgagee; Notice of
                           Claimed Defaults.......................  27
         Section 4.04.     Rights as to Pledged Contracts.........  28
         Section 4.05.     Amendment, etc., of Pledged Contracts..  29
         Section 4.06.     Third Parties Protected................  29

ARTICLE 5. - Possession, Use and Release of Property..............  30
         Section 5.01.     Possession of and Dealing With Property
                           until Default; Leases, etc.............  30
         Section 5.02.     Disposal of Worn-Out Property, Franchises,
                           etc., Without Mortgagee's Consent......  30
         Section 5.03.     Release by Mortgagee of Property Sold
                           by Company.............................  32
         Section 5.04.     Disposal of Property of Value Without
                           Mortgagee's Consent....................  32
         Section 5.05.     New Property Subject to Lien of
                           Mortgage...............................  32
         Section 5.06.     Release on Condemnation, etc., of
                           Mortgaged Property.....................  32
         Section 5.07.     Purchaser of Released Property Not Required
                           to Investigate.........................  33
         Section 5.08.     Confirmatory Releases, etc.............  33
         Section 5.09.     Exercise of Company Powers After Event
                           of Default.............................  33

ARTICLE 6. - Remedies Upon Default................................  34
         Section 6.01.     Definition of Event of Default.........  34
         Section 6.02.     Acceleration of Maturity...............  34
         Section 6.03.     Mortgagee's Right to Enter and Take
                           Possession, Operate and Apply Income...  34
         Section 6.04.     Mortgagee's Power of Sale..............  36
         Section 6.05.     Mortgagee's Power of Enforcement.......  36
         Section 6.06.     Adjournment of Sale....................  37
         Section 6.07.     Mortgagee Authorized to Execute Deeds,
                           Conveyances, Deliver Possession, etc...  37
         Section 6.08.     Principal and Interest Become Due on
                           Sale...................................  37
         Section 6.09.     Purchase by Mortgagee..................  37
         Section 6.10.     Application of Notes Toward Purchase
                           Price..................................  37
         Section 6.11.     Receipt Sufficient Discharge to
                           Purchaser..............................  38
         Section 6.12.     Sale a Bar Against Company.............  38
         Section 6.13.     Application of Proceeds of Sale........  38
         Section 6.14.     Waiver of Appraisement, Valuation, Stay,
                           Extension and Redemption Laws..........  39
         Section 6.15.     Mortgagee Entitled to Appointment of
                           Receiver...............................  39
         Section 6.16.     Suits to Protect the Mortgaged Property  39

                                      (iv)

                                                                   Page

         Section 6.17.     Mortgagee May File Proofs of Claim in
                           Receivership, etc......................  39
         Section 6.18.     Company to Pay All Notes on Any Default
                           in Payment; Application of Moneys by
                           Mortgagee..............................  40
         Section 6.19.     Delay or Omission No Waiver............  41
         Section 6.20.     No Waiver of One Default to Affect
                           Another................................  41
         Section 6.21.     Discontinuance of Proceedings--Position
                           of Parties Restored....................  41
         Section 6.22.     Remedies Cumulative....................  41

ARTICLE 7. - Immunity of Incorporators, Stockholders, Officers
         and Directors.............................................  41
         Section 7.01.     Immunity of Incorporators, Stockholders,
                           Officers and Directors..................  41

ARTICLE 8. - Defeasance............................................  42
         Section 8.01.     Defeasance..............................  42

ARTICLE 9. - Miscellaneous Provisions..............................  42
         Section 9.01.     Successors and Assigns Included in
                           Parties.................................  42
         Section 9.02.     Addresses for Notices, etc..............  42
         Section 9.03.     Table of Contents, Headings, etc........  43
         Section 9.04.     Invalid Provisions to Affect No Others..  43
         Section 9.05.     Changes, etc............................  43
         Section 9.06.     Counterparts of Mortgage................  43

III.  MISCELLANEOUS PROVISIONS RELATING TO EIGHTH SUPPLEMENTAL
         MORTGAGE..................................................  43

ARTICLE 10. - Miscellaneous Provisions.............................  43
         Section 10.01.    Titles, Headings, etc...................  43
         Section 10.02.    Counterparts............................  43

ARTICLE 11. - Real Property Specifically Described.................  43
         Section 11.01.    Real Property Specifically Described....  43


                                       (v)

     EIGHTH SUPPLEMENTAL MORTGAGE, dated as of June 17, 1985, between SEAGULL ENERGY CORPORATION (the "Company"), a Texas corporation, party of the first part, and ALASKA PIPELINE COMPANY ("Alaska"), an Alaska corporation, party of the second part.

                                    RECITALS

     WHEREAS, pursuant to a Loan Agreement dated as of August 1, 1960, as amended by a Supplemental Agreement dated September 9, 1960, and as ratified and confirmed by a Loan Agreement Confirmation dated as of December 15, 1969, between Alaska and Alaska Public Service Corporation (formerly named Anchorage Natural Gas Corporation and herein called "Service"), Alaska heretofore made loans to Service evidenced by two series of notes of Service designated respectively as its Secured Notes, 5-3/4% Series due February 1, 1981 (the "Notes of the 1981 Series"), and its Secured Notes, 7-3/4% Series due January 1, 1990 (the "Notes of the 1990 Series", the Notes of the 1981 Series and the Notes of the 1990 Series being herein collectively called the "Secured Notes");

     WHEREAS, the Notes of the 1981 Series have heretofore matured, and the indebtedness evidenced thereby has been repaid in full to the holders thereof;

     WHEREAS, in order to secure the Secured Notes, Service executed and delivered to Alaska, as Mortgagee, a First Mortgage and Deed of Trust dated as of August 1, 1960 (the "Original Mortgage"), and three mortgages supplemental thereto consisting of a Supplemental Mortgage dated as of September 9, 1960 (the "First Supplemental Mortgage"), a Second Supplemental Mortgage dated as of May 1, 1961 (the "Second Supplemental Mortgage") and a Third Supplemental Mortgage dated as of December 15, 1969 (the "Third Supplemental Mortgage");

     WHEREAS, effective February 18, 1972, Alaska Interstate Company, an Alaska corporation ("Interstate"), acquired all of the assets and business as a going concern of Service and in connection therewith entered into a Fourth Supplemental Mortgage dated as of February 18, 1972 (the "Fourth Supplemental Mortgage") which, among other things (a) provided for the assumption by Interstate of all the obligations, warranties and agreements of Service under the Secured Notes and the Original Mortgage as supplemented and amended thereby and by the First Supplemental Mortgage, the Second Supplemental Mortgage and the Third Supplemental Mortgage, and (b) restated the terms and provisions of the Original Mortgage, as supplemented and amended thereby and by the First
Supplemental Mortgage, the Second Supplemental Mortgage and the Third Supplemental Mortgage;

     WHEREAS, the Original Mortgage, as supplemented, amended and restated by the First Supplemental Mortgage, the Second Supplemental Mortgage, the Third Supplemental Mortgage and the Fourth Supplemental Mortgage, has been further supplemented and amended by a Fifth Supplemental Mortgage, dated as of November 15, 1975, a Sixth Supplemental Mortgage, dated as of December 30, 1977 and a Seventh Supplemental Mortgage, dated as of January 1, 1984 (the Original Mortgage, as so supplemented, amended and restated by such seven supplemental mortgages, being herein called the "Supplemented Original Mortgage");

     WHEREAS, effective June 4, 1982, Interstate was merged into ENSTAR Corporation ("ENSTAR"), and ENSTAR, as the surviving corporation, succeeded to all of Interstate's right, title and interest to the assets and business of Service as a going concern, and assumed all of Interstate's obligations under the Secured Notes and the Original Mortgage as supplemented, amended and restated to the date thereof;

     WHEREAS, following such merger, the name of Service was changed to ENSTAR Natural Gas Company and has continued to operate as a division (the "Division") of ENSTAR;

     WHEREAS, Alaska has outstanding on the date hereof its First Mortgage and Collateral Trust Bonds, 7 3/4% Series due January 1, 1990 (such bonds being herein collectively referred to as the "Bonds"), which Bonds were issued under, and are secured by, an Indenture of Mortgage and Deed of Trust, dated as of August 1, 1960, as amended, supplemented and restated by six indentures supplemented thereto (such Indenture of Mortgage and Deed of Trust, as so amended, supplemented and restated, being herein referred to as the "Bond Indenture") between Alaska and MBank Houston, N.A. (formerly, Bank of the Southwest National Association, Houston, and herein referred to as "MBank" or the "Trustee"), a national banking association, as successor trustee under the Indenture to Texas Commerce Bank National Association;

     WHEREAS, Alaska has outstanding on the date hereof four series of notes, consisting of its 8-3/8% Series A Notes due January 1, 1993 (the "Series A Notes"), its 10-1/4% Series B Notes due January 1, 1995 (the "Series B Notes"), its 11-1/2% Series C Notes due January 1, 1991 (the "Series C Notes") and its 9.95% Series D Notes, due April 1, 1997 (the "Series D Notes") (the Series A Notes, the Series B Notes, the Series C Notes and the Series D Notes being sometimes collectively referred to herein as the "Existing Alaska Notes");

     WHEREAS, the Series A Notes and the Series B Notes were originally issued pursuant to a Note Agreement, dated as of August 15, 1972 (the "Series A and B Note Agreement"), the Series C Notes were originally issued pursuant to a Note Agreement, dated as of November 15, 1975 (the "Series C Note Agreement") and the Series D Notes were originally issued pursuant to a Note Agreement, dated as of March 15, 1977 (the "Series D Note Agreement"), each such agreement being severally between Alaska and the institutional investor named therein (the Series A and B Note Agreement, the Series C Note Agreement and the Series D Note Agreement, as amended, being sometimes collectively referred to herein as the "Existing Alaska Note Agreements");

     WHEREAS, for the purpose of providing security for the Bonds, Alaska has heretofore assigned certain rights, titles and interests under the Supplemented Original Mortgage and endorsed the Secured Notes outstanding thereunder to the Trustee under the Bond Indenture;

     WHEREAS, for the purpose of providing security for the Existing Alaska Notes, Alaska has heretofore assigned certain rights, titles and interests under the Supplemented Original Mortgage and endorsed the Secured Notes outstanding thereunder to MBank as trustee under a Second Indenture of Mortgage and Deed of Trust, dated as of December 30, 1977, as supplemented and amended by a First Supplemental Indenture, dated as of January 1, 1984

(such Second Indenture of Mortgage and Deed of Trust, as so supplemented and amended, being herein called the "Note Indenture");

     WHEREAS, concurrently herewith Alaska is issuing to certain institutional investors $45,000,000 aggregate principal amount of its unsecured promissory notes, consisting of $10,000,000 aggregate principal amount of 12.125% Series E Notes due July 1, 1990 (the "Series E Notes"), $14,500,000 aggregate principal amount of 12.70% Series F Notes due July 1, 1995 (the "Series F Notes"), $3,000,000 aggregate principal amount of 12.80% Series G Notes due July 1, 2000 (the "Series G Notes") and $17,500,000 aggregate principal amount of 12.75% Series H Notes due July 1, 2000 (the "Series H Notes") (the Series E Notes, the Series F Notes, the Series G Notes and the Series H Notes being sometimes collectively referred to herein as the "New Alaska Notes", and the Existing Alaska Notes and New Alaska Notes being sometimes collectively referred to herein as the "Alaska Notes");

     WHEREAS, the proceeds of the sale of New Alaska Notes will be applied in part to the prepayment of the Bonds, whereupon the Bond Indenture will be terminated and the lien on the Supplemented Original Mortgage and the Secured Notes created by the Bond Indenture will be released and terminated;

     WHEREAS, concurrently herewith, the Company is purchasing from ENSTAR all of the outstanding common stock of Alaska and all of the assets and business as a going concern of the Division pursuant to an Agreement of Purchase and Sale dated as of October 30, 1984, as amended by a Supplemental Agreement dated May 3, 1985, which, among other things, provides for (a) the assumption by the Company of all indebtedness of ENSTAR to Alaska and all the obligations, warranties and agreements of ENSTAR and the Division under the Supplemented Original Mortgage, and (b) the unconditional release and discharge of ENSTAR of and from all such indebtedness and all the obligations, warranties and agreements under the Supplemented Original Mortgage;

     WHEREAS, at the date of execution and delivery of this Eighth Supplemental Mortgage, the aggregate outstanding principal amount of indebtedness of ENSTAR to Alaska is $40,623,512, which indebtedness is evidenced by promissory notes of ENSTAR issued to Alaska, some of which are Secured Notes (collectively, the "ENSTAR Notes");

     WHEREAS, in order to evidence the assumption of the indebtedness evidenced by the ENSTAR Notes, concurrently herewith the Company is executing and delivering to Alaska, in exchange for and replacement of the ENSTAR Notes, promissory notes of the Company (the "Replacement Notes") in an aggregate principal amount equal to, and, except as provided herein, containing substantially identical terms and conditions as, the ENSTAR Notes, and the ENSTAR Notes are being cancelled and discharged;

     WHEREAS, the Replacement Notes are being issued in renewal, extension and refunding of the ENSTAR Notes and the lien created by the Supplemented Original Mortgage is by this Eighth Supplemental Mortgage being carried forward and continued in force and effect for the purpose of securing, among other indebtedness, the indebtedness evidenced by the Replacement Notes;

     WHEREAS, in connection with the above transactions, the Company and Alaska desire to terminate the Note Indenture such that the Existing Alaska Notes will become unsecured obligations of Alaska, pari passu with the New Alaska Notes;

     WHEREAS, (i) the holders of the Existing Alaska Notes were willing to consent to the acquisition by the Company of Alaska and the Division, and the termination of the Note Indenture, and (ii) the purchasers of the New Alaska Notes were willing to purchase the New Alaska Notes, only on the condition that the Company execute and deliver this Eighth Supplemental Mortgage in order to assume ENSTAR's obligations, warranties and agreements under the Supplemented Original Mortgage and to secure the Replacement Notes and certain future indebtedness of the Company to Alaska;

     WHEREAS, in furtherance of the above, the Company and Alaska desire to amend, modify, alter, supplement and restate certain terms and conditions contained in the Supplemented Original Mortgage, and the Company desires to convey and mortgage, and confirm the conveyancing and mortgaging under the Supplemented Original Mortgage and hereunder, of certain properties heretofore acquired by the Company with respect to the operations of the Division and not specifically described in the Supplemented Original Mortgage, and, to that end, the Company desires to make, execute and deliver to Alaska an Eighth Supplemental Mortgage, supplemental to the Supplemented Original Mortgage, in the form hereof and for the purposes herein provided, which will secure all the Notes (as defined in Section 1.01 of the Mortgage);

     WHEREAS, all conditions and requirements necessary to authorize the execution, acknowledgment and delivery of this Eighth Supplemental Mortgage and duly and legally to effect the supplements to and modifications of the Supplemented Original Mortgage provided for in this Eighth Supplemental Mortgage and to make the Supplemented Original Mortgage, as supplemented, modified and restated hereby, a valid, binding and legal instrument for the security of the Notes (as defined in Section 1.01 of the Mortgage), have been complied with or have been done and performed;

     NOW, THEREFORE, THIS EIGHTH SUPPLEMENTAL MORTGAGE WITNESSETH THAT: the Company, in consideration of the premises and of $10 to it duly paid by Alaska, the receipt of which is hereby acknowledged, and in order further to secure (and the Company hereby acknowledges and agrees that the lien of the Supplemented Original Mortgage is hereby carried forward and continued in force and effect for the purpose of securing) the payment of the principal of and the premium, if any, and interest on all Notes at any time issued and outstanding under the Supplemented Original Mortgage, as supplemented, amended and restated by this Eighth Supplemental Mortgage (the Supplemented Original Mortgage, as supplemented, amended and restated by this Eighth Supplemental Mortgage, being herein referred to as the "Mortgage"), in accordance with their terms, and the performance and observance by the Company of all of the obligations and agreements of the Company herein and therein contained and the payment of all amounts payable and to become payable by the Company under the Gas Sale Contract (as defined in Section 1.01 of the Mortgage), has executed and delivered this Eighth Supplemental Mortgage and does hereby ratify and confirm its mortgage and pledge to Alaska of its property (other than Excepted Property, as defined in the Excepted Property Clause of the Supplemented Original Mortgage, and any property heretofore released from the lien of the Supplemented Original Mortgage pursuant thereto and other than easements, rights-of-way, permits, leaseholds, contracts and agreements which have either expired or been completed in accordance with their terms) described in the Supplemented Original Mortgage as being subjected to the lien of the Supplemented Original Mortgage and has granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, pledged, set over and confirmed, and hereby does grant, bargain, sell, release, convey, assign, transfer, mortgage, pledge, set over and confirm unto Alaska, as Mortgagee under the Mortgage, and to its successors and assigns forever:

                               GRANTING CLAUSE I.

                                General Property.

     All premises, property, rights and franchises directly relating to or used or intended for use in the business of the Division which have been constructed or acquired by the Company since the execution and delivery of the Original Mortgage, have not heretofore been specifically subjected to the lien thereof and are owned by the Company on the date of the execution hereof or which may be hereafter owned, constructed or acquired by the Company, of every character whatever and wherever situated, except as hereinafter expressly excepted in the Excepted Property Clause of this Eighth Supplemental Mortgage, including, among other things, and without limitation, those referred to in the following Granting Clauses (reference to or enumeration of any particular kind, class or item of property shall not be deemed to exclude from the operation and effect of the Mortgage and this Eighth Supplemental Mortgage any kind, class or item not so referred to or enumerated).

                               GRANTING CLAUSE II.

                                 Real Property.

     All real property and interests therein specifically described in Schedule I attached hereto and made a part hereof for all purposes, except as expressly excepted therein.

                              GRANTING CLAUSE III.

                     Gas Systems, Buildings, Equipment, Etc.

     All systems for the gathering, transmission, distribution and storage of natural, manufactured or mixed gas; all plants, buildings, structures, erections and works, together with their fixtures and appurtenances; all pumps, pumping stations, compressors, compressor stations, reservoirs, boilers, boiler houses, tanks, gates, mains, pipe lines (main, branch, lateral, extension, loop, tap, plant and all other types), service laterals, pipes, tunnels, sewerage lines, field lines, power lines, poles, wires, conduits, fittings, casings, valves, reducers, gauges, regulators, protection units, bypasses, scrubbers, service and other connections, meters, meter installations, meter stations, regulatory stations, measuring stations and all other stations; all measuring, regulating and control equipment, and all other equipment, machinery, facilities, materials, supplies and tools; and all other property, of every character and wherever situated; in each case directly relating to or used or intended for use in the business of the Division and which have been constructed or acquired by the Company since the execution and delivery of the Original Mortgage and not heretofore subjected to the lien thereof and are owned by the Company on the date of the execution hereof or which may hereafter be so owned, constructed or acquired by the Company; but, as to all such property, except as hereinafter expressly excepted in the Excepted Property Clause of this Eighth Supplemental Mortgage.

                               GRANTING CLAUSE IV.

                          Franchises and Other Rights.

     The Division Certificate (as defined in Section 1.01 of the Mortgage) and all other franchises (corporate and other) of every character whatever, and all certificates of convenience or necessity, immunities, privileges, permits, licenses, easements, consents, grants, ordinances, leaseholds, rights-of-way and other rights, of every character whatever, and all renewals, extensions, additions, amendments, modifications and replacements of any of the foregoing; in each case (a) directly relating to or used or intended for use in the business of the Division and (b) which have been acquired by the Company since the execution and delivery of the Original Mortgage, have not heretofore been specifically subjected to the lien thereof and are owned, held or enjoyed by the Company on the date of the execution hereof or which may hereafter be acquired, owned, held or enjoyed by the Company; but, as to all such property, only to the extent permitted by law and except as hereinafter expressly excepted in the Excepted Property Clause of this Eighth Supplemental Mortgage.

                               GRANTING CLAUSE V.

                               Pledged Contracts.

     All right, title and interest of the Company in, to and under the Gas Sale Contract (as defined in Section 1.01 of the Mortgage) and all other contracts and agreements for the purchase or other acquisition, sale or other disposition, exchange or transportation of natural, manufactured or mixed gas which are used or intended for use in or directly relating to the business of the Division, and in, to and under all renewals, extensions, additions, amendments and modifications of any of the foregoing; in each case which have been acquired, assumed or entered into by the Company since the execution and delivery of the Original Mortgage and have not heretofore been specifically subjected to the lien thereof or which may hereafter be acquired, assumed or entered into by the Company, other than contracts and agreements not involving the receipt by the Company of more than $100,000 in any calendar year.

                               GRANTING CLAUSE VI.

                     Further Property Conveyed to Mortgagee.

     All property, of every character whatever, which from time to time after the date of the Original Mortgage may have been, or hereafter may be, delivered or, by writing of any kind, conveyed, mortgaged, pledged, assigned, or transferred to the Mortgagee (as defined in Section 1.01 of the Mortgage) by the Company or by any other Person (as so defined) to be held as a part of the Mortgaged Property (as so defined), except as hereinafter expressly excepted in the Excepted Property Clause of this Eighth Supplemental Mortgage.

                              GRANTING CLAUSE VII.

                       Other and After-Acquired Property.

     All other property, of every character whatever, which the Company now owns and which it may hereafter acquire and which, in each case, directly relates to or is used or intended for use in the business of the Division, except as hereinafter expressly excepted in the Excepted Property Clause of this Eighth Supplemental Mortgage.

                              GRANTING CLAUSE VIII.

                           Appurtenances, Income, Etc.

     All the tenements, hereditaments and appurtenances belonging or in any way pertaining to the above-mentioned premises, property, franchises, rights, contracts and agreements, or any part thereof, with all reversions and remainders thereof, and, to the extent permitted by law and subject to the applicable terms of the Mortgage, all tolls, rents, revenues, issues, income, products and profits thereof, and all the estate, right, title, interest and claim whatever at law and in equity which the Company now has or may hereafter acquire in and to the same.

                            EXCEPTED PROPERTY CLAUSE.

     EXCEPTING, HOWEVER, from the lien, operation and effect of this Eighth Supplemental Mortgage and the Mortgage all Excepted Property (as defined in the Excepted Property Clause of the Mortgage) other than any of such property which hereby is or at any time hereafter may be specifically transferred or assigned to or pledged or deposited with Alaska, as Mortgagee under the Mortgage, or required by the terms of the Mortgage or hereby so to be; provided that if, upon the occurrence of an Event of Default (as defined in section 1.01 of the Mortgage), Alaska, or any receiver or trustee appointed under the Mortgage or upon the application of Alaska, shall enter upon and take possession of all or substantially all of the Mortgaged Property, Alaska or such receiver or trustee may, to the full extent permitted by law, at the same time likewise take possession of any or all of the Excepted Property then on hand which is directly related to or used or intended for use in connection with the business of the Division, and use and administer the same, to the full extent permitted by law, to the same extent as if such Excepted Property were part of the Mortgaged Property, unless and until such Event of Default shall be remedied or waived in the manner provided in the Mortgage and possession of the Mortgaged Property restored to the Company or its successors and assigns.

                                HABENDUM CLAUSE.

     TO HAVE AND TO HOLD all such premises, properties, franchises, rights, contracts and agreements so granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, pledged, set over or confirmed by the Company as aforesaid or intended so to be, unto Alaska, as Mortgagee, and to its successors and assigns forever, for the equal and proportionate benefit and security of Alaska, in its capacity as a creditor under the Gas Sale Contract, and the holders of the Notes issued or to be issued under the Mortgage, as hereby and hereafter supplemented, amended and restated, without preference of any such Notes over any other by reason of priority in the time of the issuance or negotiation thereof or by reason of the date of maturity thereof or for any other reason whatever.

                                 SUBJECT CLAUSE.

     SUBJECT, HOWEVER, to the exceptions, reservations and matters herein recited, to Permitted Encumbrances (as defined in Section 1.01 of the Mortgage) and, to the extent permitted by the Mortgage, to Construction Liens (as so defined).

                               DEFEASANCE CLAUSE.

     PROVIDED, HOWEVER, that if the Company, or its successors or assigns shall pay or cause to be paid, or shall make provision in the manner provided in
Article 8 of the Mortgage for the payment of the principal, interest and premium, if any, to become due in respect of all of the Notes at the time and in the manner stipulated therein and in the Mortgage, and shall perform and comply with all the covenants, agreements and conditions contained in the Notes and in the Mortgage and shall perform and comply with all the covenants, agreements and conditions contained in the Gas Sale Contract, then the estate and rights hereby and thereby granted shall cease, determine and be void, otherwise to remain in full force and effect.

            I. CERTAIN REPRESENTATIONS AND COVENANTS OF THE COMPANY.

     (a) The Company hereby assumes and agrees to fully and timely pay, satisfy, discharge and perform all debts, liabilities, duties and obligations of ENSTAR (absolute, accrued, contingent or otherwise) under, resulting from or in any way relating to the Supplemented Original Mortgage and agrees that it shall be legally bound by the Supplemented Original Mortgage the same as if it were the original mortgagor named therein. The Company hereby confirms and ratifies in all respects the Supplemented Original Mortgage and the lien created thereby.

     (b) The Company hereby represents and warrants that it is duly authorized under the laws of the State of Texas, and all other applicable laws, to assume the Supplemented Original Mortgage, to create and issue the Replacement Notes and to execute and deliver this Eighth Supplemental Mortgage, and all corporate action on its part required for the lawful execution and delivery of the Replacement Notes and this Eighth Supplemental Mortgage have been duly and effectively taken; and the Replacement Notes and all other Notes issued or to be issued are and will be valid and enforceable obligations of the Company in accordance with their terms and are and will be entitled to the security, lien and benefits of the Mortgage.

                  II. AMENDMENT AND RESTATEMENT OF SUPPLEMENTED
                               ORIGINAL MORTGAGE.

     The Company and Alaska, in consideration of the premises and other good and valuable consideration, hereby agree that the Granting Clauses, Excepted Property Clause, Habendum Clause, Subject Clause, Defeasance Clause, General Covenant and Articles 1 through 10, inclusive, of the Original Mortgage, as amended by the First Supplemented Mortgage, the Second Supplemental Mortgage,
the Third Supplemental Mortgage, the Fourth Supplemental Mortgage, the Fifth Supplemental Mortgage, the Sixth Supplemental Mortgage and the Seventh Supplemental Mortgage (said Supplemental Mortgages, together with this Eighth Supplemental Mortgage, being hereinafter collectively called the "Supplemental Mortgages"), are hereby amended, supplemented and restated to read as follows:

                               GRANTING CLAUSE I.

                                General Property.

     All premises, property, rights and franchises of the Company, whether now owned or hereafter constructed or acquired, directly relating to or used or intended for use in the business of the Division, of every character whatever and wherever situated, except as hereinafter expressly excepted in the Excepted Property Clause, including, among other things and without limitation, those referred to in the following Granting Clauses (reference to or enumeration of any particular kind, class or item of property shall not be deemed to exclude from the operation and effect of this Mortgage any kind, class or item not so referred to or enumerated).

                               GRANTING CLAUSE II.

                                 Real Property.

     All real property and interests therein now owned or hereafter acquired by the Company directly relating to or used or intended for use in the business of the Division, except as hereinafter expressly excepted in the Excepted Property Clause, including, without limitation, those specifically described in the Original Mortgage and the Supplemental Mortgages, except as expressly excepted therein.

                              GRANTING CLAUSE III.

                     Gas Systems, Buildings, Equipment, Etc.

     All systems for the gathering, transmission, distribution and storage of natural, manufactured or mixed gas; all plants, buildings, structures, erections and works, together with their fixtures and appurtenances; all pumps, pumping stations, compressors, compressor stations, reservoirs, boilers, boiler houses, tanks, gates, mains, pipe lines (main, branch, lateral, extension, loop, tap, plant and all other types), service laterals, pipes, tunnels, sewerage lines, field lines, power lines, poles, wires, conduits, fittings, casings, valves, reducers, gauges, regulators, protection units, bypasses, scrubbers, service and other connections, meeters, meter installations, meter stations, regulatory stations, measuring stations and all other stations; all measuring, regulating and control equipment, and all other equipment, machinery, facilities, materials, supplies and tools; and all other property, of every character and wherever situated; in each case which is now owned or hereafter acquired by the Company and which directly relates to or is used or intended for use in the business of the Division; but, as to all such property, except as hereinafter expressly excepted in the Excepted Property Clause.

                               GRANTING CLAUSE IV.

                          Franchises and Other Rights.

     The  Division  Certificate  (as  defined  in  section  1.01)  and all other franchises (corporate and other) of every character whatever, and all certificates of convenience or necessity, immunities, privileges, permits, licenses, easements, consents, grants, ordinances, leaseholds, rights-of-way and other rights, of every character whatever, and all renewals, extensions, additions, amendments, modifications and replacements of any of the foregoing; in each case which is now or hereafter owned, held or enjoyed by the Company and which directly relates to or is used or intended for use in the business of the Division; but, as to all such property, only to the extent permitted by law and except as hereinafter expressly excepted in the Excepted Property Clause.

                               GRANTING CLAUSE V.

                               Pledged Contracts.

     All right, title and interest of the Company in, to and under the Gas Sale Contract, and all other contracts and agreements for the purchase or other acquisition, sale or other disposition, exchange or transportation of natural, manufactured or mixed gas to which the Company hereafter may become a party, and which are used or intended for use in or directly related to the business of the Division, and in, to and under all renewals, extensions, additions, amendments and modifications of any of the foregoing, other than contracts and agreements not involving the payment or receipt by the Company or the Division of more than $100,000 in any calendar year.

                               GRANTING CLAUSE VI.

                     Further Property Conveyed to Mortgagee.

     All property, of every character whatever, which from time to time after the date of this Mortgage may be delivered, or may by writing of any kind be conveyed, mortgaged, pledged, assigned or transferred to the Mortgagee by the Company or the Division or by any other person to be held as part of the Mortgaged Property (as defined in section 1.01), except as hereinafter expressly excepted in the Excepted Property Clause.

                              GRANTING CLAUSE VII.

                       Other and After-Acquired Property.

     All other property, of every character whatever, which the Company now owns and which it may hereafter acquire and which, in each case, directly relates to or is used or intended for use in the business of the Division, except as hereinafter expressly excepted in the Excepted Property Clause.

                              GRANTING CLAUSE VIII.

                           Appurtenances, Income, Etc.

     All the tenements, hereditaments, and appurtenances belonging or in any way pertaining to the above-mentioned premises, property, franchises, rights, contracts and agreements or any part thereof, with all reversions and remainders thereof, and, to the extent permitted by law and subject to the applicable terms of this Mortgage, all tolls, rents, revenues, issues, income, products and profits thereof, and all the estate, right, title, interest and claim whatever at law and in equity which the Company or the Division now has or may hereafter acquire in and to the same.

                            EXCEPTED PROPERTY CLAUSE.

     EXCEPTING, HOWEVER, from the lien, operation and effect of the Mortgage, all of the following property ("Excepted Property"), whether now owned or hereafter acquired:

          (a) all cash on hand and in banks, and all bills, notes and accounts receivable;

          (b) all contracts and choses in action, obligations, mortgages, and other Securities;

          (c) all office furniture and equipment, automobiles, airplanes, mobile transportation equipment, stores equipment, shop equipment, laboratory equipment, tools and work equipment, and mobile communications equipment;

          (d) all materials, merchandise, appliances and supplies acquired for the purpose of resale or for leasing to customers or for promotional or educational use in the ordinary course of business of the Division, and all gas, oil, coal, fuel, materials, stores and supplies consumable (otherwise than by ordinary wear and tear) in their use in the ordinary operation of the business of the Division;

          (e) all gas, oil, coal and other hydrocarbons in pipe lines or in processing or testing plants, and all gas (other than cushion gas) in storage in underground reservoirs or other facilities used for the storage of gas in gaseous or in liquefied state; and all leases, other mineral interests, gas and oil rights, wells, equipment and other properties, whether producing or nonproducing, used or useful primarily and principally for the production of natural gas up to a point of connection with any gathering system or for the production, processing or treatment of oil or condensate;

          (f) not more than five one-family houses owned and operated by or on behalf of the Division exclusively for the purpose of providing housing and related facilities for employees of the Division;

          (g) the last day of each lease to the Company which is subject to the lien of this Mortgage; and

          (h) all property, real and personal, tangible and intangible, which is not directly related to or used or intended for use in the business of the Division;

other than any of the foregoing which hereby are or at any time hereafter may be specifically transferred or assigned to or pledged or deposited with the Mortgagee hereunder or required by the terms of this Mortgage so to be; provided that if, upon the occurrence of an Event of Default, the Mortgagee or any receiver or trustee appointed hereunder or upon the application of the Mortgagee shall enter upon and take possession of all or substantially all of the Mortgaged Property, the Mortgagee or such receiver or trustee may, to the full extent permitted by law, at the same time likewise take possession of any or all of the Excepted Property then on hand, which is used or useful in connection with the business of the Division, and use and administer the same, to the full extent permitted by law, to the same extent as if such Excepted Property were part of the Mortgaged Property, unless and until such Event of Default shall be remedied and possession of the Mortgaged Property restored to the Company or its successors or assigns.

                                HABENDUM CLAUSE.

     TO HAVE AND TO HOLD all such premises, property, franchises, rights, contracts and agreements so granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, pledged, set over or confirmed by the Company as aforesaid or intended so to be, unto the Mortgagee and its successors and assigns forever, for the equal and proportionate benefit and security of Alaska, in its capacity as a creditor under the Gas Sale Contract, and the holders of the Notes issued and to be issued hereunder, without preference of any of such Notes over any others by reason of priority in the time of the issue or negotiation thereof or by reason of the date of maturity thereof or for any other reason whatever.

                                 SUBJECT CLAUSE.

     SUBJECT, HOWEVER, to Permitted Encumbrances (as defined in section 1.01) and to Construction Liens (as so defined) existing on property owned by the Company on the date of the execution and delivery hereof and, to the extent permitted hereby, on property hereafter acquired by the Company.

                               DEFEASANCE CLAUSE.

     PROVIDED, HOWEVER, that if the Company, or its successors or assigns, shall pay or cause to be paid, or shall make provision in the manner provided in
Article 8 for payment of, the principal, interest and premium, if any, to become due in respect of all the Notes at the times and in the manner stipulated therein and herein, and shall perform and comply with all covenants, agreements and conditions contained in the Notes and in this Mortgage and shall perform and comply with all of its covenants, agreements and conditions contained in the Gas Sale Contract, then this Mortgage and the estate and rights hereby granted shall cease, determine and be void, otherwise to remain in full force and effect.

                                GENERAL COVENANT.

     IT IS HEREBY COVENANTED, DECLARED AND AGREED, by and between the parties hereto, that all the Notes are to be issued and delivered, and that the Mortgaged Property is to be held and applied, subject to the further covenants, agreements, conditions and uses hereinafter set forth; and the Company, for itself and its successors, does hereby covenant and agree to and with the Mortgagee, and to and with its successors and assigns, as follows:

                                       1.

                                  Definitions.

     1.1. Definitions. Unless the context otherwise requires, the terms defined in this section 1.01 shall for all purposes of this Mortgage have the respective meanings set forth below, the following definitions to be equally applicable to both the singular and the plural forms of any of the terms defined:

"Affiliate":

     When used with reference to any Person, any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with the Person referred to; for the purposes of this definition, "control" shall mean the power to direct or cause the direction of the management and policies of a Person, directly or through one or more intermediaries, whether through the ownership of voting Securities, by contract or otherwise, and "controlling" and "controlled" shall have meanings correlative to the foregoing.

"Alaska":

     Alaska Pipeline Company, an Alaska corporation and a Subsidiary of the Company.

"Alaska Note Agreements":

     The note agreements, as amended, providing for the issuance of the Alaska Notes.

"Alaska Notes":

     (a) Alaska's 8-38% Series A Notes due January 1, 1993 issued in the original aggregate principal amount of $5,000,000, (b) Alaska's 10-1/4% Series B Notes due January 1, 1995 issued in the original aggregate principal amount of $5,000,000, (c) Alaska's 11-1/2%

Series C Notes due January 1, 1991 issued in the original aggregate principal amount of $5,000,000, (d) Alaska's 9.95% Series D Notes due April 1, 1997 issued in the original aggregate principal amount of $7,000,000, (e) Alaska's 12.125% Series E Notes due July 1, 1990 issued in the original aggregate principal amount of $10,000,000, (f) Alaska's 12.70% Series F Notes due July 1, 1995 issued in the original aggregate principal amount of $14,500,000, (g) Alaska's 12.80% Series G Notes due July 1, 2000 issued in the original aggregate principal amount of $3,000,000, (h) Alaska's 12.75% Series H Notes due July 1, 2000 issued in the original aggregate principal amount of $17,500,000 and (i) any further series promissory notes of Alaska which are originally issued with the prior written consent of the holders of at least at a majority in principal amount of each series of Alaska Notes outstanding immediately prior to such issuance.

"Article," "Section", etc.:

     All  references  herein  to  any  Article,  section,   paragraph  or  other
subdivision are to the corresponding Article, section, paragraph or subdivision of this Mortgage.

"Board of Directors"; "Board":

     The Board of Directors of the Company.

"Common Stock":

     Stock or shares of any class or classes (however designated) of a corporation, association or business trust, the holders of which are ordinarily and generally, in the absence of contingencies, entitled to vote for the election of a majority of the directors (or persons performing similar functions) of such corporation, association or business trust, even though the right so to vote has been suspended by the happening of a contingency.

"Company":

     Seagull Energy Corporation, a Texas corporation, and, subject to section 3.09, its successors and assigns.

"Construction Liens":

     Carriers', warehousemen's, materialmen's, mechanics', repairmen's, employees' or other similar liens (not including any indeterminate or inchoate lien or charge incidental to current construction) arising out of the construction or improvement of the Mortgaged Property or the furnishing of materials or supplied therefor, and existing at the time in question upon any of the Mortgaged Property which are prior to the lien of this Mortgage.

"Default":

     A failure on the part of the Company to perform or comply with any of the terms of this Mortgage required to be performed or complied with by the Company, whether or not such failure shall constitute an Event of Default.

"Division":

     All of the Company' current and future gas distribution and sales systems located in the State of Alaska, which are presently operating under the name "ENSTAR Natural Gas Company, Division of Seagull Energy Corporation", formerly named "ENSTAR Natural Gas

Company, Division of ENSTAR Corporation", and prior thereto named "Alaska Gas and Service Company, Division of Alaska Interstate Company" and which, prior to February 18, 1972, were owned and operated by Alaska Public Service Corporation. Such business comprises and shall comprise the distribution and sale of natural, manufactured and mixed gas in Alaska for residential, commercial, industrial and electrical power plant use, the sale of gas ranges, water heaters, gas burners and other appliances and equipment related to the use of such gas, all similar activities in Alaska and all assets, whether or not located in the State of Alaska, directly relating thereto or used or intended for use therein.

"Division Certificate": The

     Certificate of Public Convenience and Necessity No.4 granted by the Alaska Public Utilities Commission to Alaska Public Service Corporation and transferred to the Company pursuant to an Order of the Alaska Public Utilities Commission, dated April 3, 1985, and any renewals, extensions, additions, amendments, modifications or replacements thereof.

"Event of Default":

     As specified in section 7.01.

"ENSTAR":

     ENSTAR Corporation, a Delaware corporation, and, with respect to the Division, predecessor in interest to the Company.

"Excepted Property":

     As specified in the Excepted Property Clause hereof.

"Executive Committee":

     The Executive Committee of the Company, appointed by the Board in accordance with the By-Laws of the Company.

"Gas Sale Contract":

     The Gas Sale Contract between Alaska and the Company, dated as of January 1, 1984, as amended by an Amendment to Gas Sale Contract dated the date hereof, and all renewals, extensions, additions, amendments and modifications thereof entered into pursuant thereto.

"Herein"; "hereof"; "hereby"; "hereunder":

     Such terms and other terms of similar import refer to this Mortgage as a whole and not to any particular Article, section, paragraph, subdivision or other portion hereof.

"Indebtedness":

     As applied to any Person at any date,

          (a) all items which in accordance with Required Accounting Practice would be included on the liability side of the balance sheet of such Person at such date, except (i) items of capital stock and of surplus,
          (ii) reserves for deferred income tax resulting from accelerated depreciation or amortization, (iii) contributions in aid of construction,

          (iv)  unallocated  contingency  reserves,  and (v)  reserves  properly
          deductible  from  assets  in  accordance   with  Required   Accounting
          Practice;

          (b) all indebtedness, obligations and liabilities secured by any mortgage, pledge, lien, charge, conditional sale agreement or other title retention agreement existing on all property held by such Person at such date subject to such mortgage, pledge, lien, charge or agreement; all of such indebtedness, obligations and liabilities shall be treated as Indebtedness of such Person, whether or not such Person is in fact liable therefor;

          (c) all indebtedness, obligations and liabilities of other Persons, of the character referred to in the foregoing subdivisions (a) and (b), which such Person has directly or indirectly guaranteed or upon or with respect to which such Person is directly or indirectly liable (by discount, endorsement -- other than for deposit for collection -- sale with recourse, repurchase agreement or otherwise) or in respect of which such Person is obligated to advance or supply funds; and

          (d) adequate reserves in respect of disputed or contingent indebtedness, obligations and liabilities of the character referred to in the foregoing subdivisions (a), (b) and (c), to the extent not included pursuant to such subdivisions;

provided that "Indebtedness" of any Person shall not include indebtedness for money borrowed, in case, prior to or at the maturity thereof , there shall have been deposited with the proper depositary, in trust, the funds (of evidence of such indebtedness, if permitted by the instrument creating such indebtedness) necessary for the redemption, payment or satisfaction of all such indebtedness so to be redeemed, paid or satisfied, and in case all other steps prerequisite to such redemption, payment or satisfaction shall have been duly taken or duly provided for; in such case the funds and evidences of indebtedness so deposited shall not be included in any computation of the assets of such Person.

"Lien of this Mortgage"; "lien of the Mortgage"; "lien hereof":

     The lien created by this Mortgage (including the after-acquired property clauses hereof), or created by any subsequent conveyance hereunder to the Mortgagee (whether made by the Company or any other Person), or otherwise created, effectively constituting any property a part of the security held by the Mortgagee for the benefit of the Notes.

"Mortgage":

     The First Mortgage and Deed of Trust dated as of August 1, 1960, as supplemented and amended by the Supplemental Mortgage, dated September 9, 1960, a Second Supplemental Mortgage, dated as of May 1, 1961, a Third Supplemental Mortgage, dated as of December 15, 1969, a Fourth Supplemental Mortgage, dated as of February 18, 1972, a Fifth Supplemental Mortgage, dated as of November 15, 1975, a Sixth Supplemental Mortgage, dated as of December 30, 1977, a Seventh Supplemental Mortgage, dated as of January 1, 1984, and an Eighth Supplemental Mortgage dated as of June 17, 1985, or if further supplemented or amended by any one or more supplemental mortgages, then as so supplemented or amended.

"Mortgaged Property":

     As of any particular time, all property then subject or intended to be subject to the lien of this Mortgage.

"Mortgagee":

     Alaska.

"Notes":

     All of the Replacement Notes and all promissory notes of the Company issued after the date hereof to Alaska evidencing loans or advances by Alaska to the Company. The term "Notes" shall also mean and include all promissory notes of the Company issued in exchange for or in replacement of any note referred to in the preceding sentence.

"Permitted Encumbrances":

     As applied to the Company:

          (a) the lien of this Mortgage;

          (b) liens of taxes, assessments and governmental charges not yet payable, or payable without penalty so long as so payable, or deposits created in the ordinary course of the business of the Division as security for compliance with laws imposing taxes, assessments or governmental charges;

          (c) liens of taxes, assessments and governmental charges the validity of which are being contested in good faith by appropriate action promptly initiated and diligently conducted, if such reserve or other appropriate provision, if any, as shall be required by Required Accounting practice shall have been made therefor;

          (d) carriers', warehousemen's, materialmen's, mechanics', repairmen's, employees' or other similar liens for services arising in the ordinary course of the business of the Division not yet due or being contested in good faith by appropriate action promptly initiated and diligently conducted if such reserve or other appropriate provision, if any, as shall be required by Required Accounting Practice shall have been made therefor;

          (e) liens incurred or deposits made in the ordinary course of the business of the Division in connection with workmen's compensation, unemployment insurance and other social security, or to secure the performance of leases (provided that all such liens incurred and deposits made in connection with such leases do not any any time exceed $250,000), tenders, statutory obligations, surety and appeal bonds, performance and return-of-money bonds and other similar obligations (exclusive of obligations incurred in connection with the borrowing of money or the obtaining of advances or credit);

          (f) any judgment lien, unless the judgment it secures shall not, within 30 days after the entry thereof, have been discharged or execution thereof stayed pending appeal, or shall not have been discharged within 30 days after the expiration of any such stay;

          (g) leases granted in the ordinary course of business of the Division or leases to which any property acquired in the ordinary course of such business is subject;

          (h) encumbrances (other than to secure the payment of money), easements, rights-of-way, servitudes, permits, reservations, leases and other rights in respect of gravels, minerals, oil, gases or water or in respect of grazing, logging, mining, canals, ditches, reservoirs or the like, conditions, covenants, party wall agreements or other restrictions, or easements for streets, alleys, highways, pipe lines, telephone lines, power lines, railways and other rights-of-way, on, over or in respect of property (other than property used or to be used primarily for compressor stations) owned by the Company or over which the Company owns rights-of-way, easements, permits or licenses, provided that such encumbrances, easements, rights-of-way, servitudes, permits, reservations, leases, rights, conditions, covenants, party wall agreements or other restrictions are such that they will not either individually or in the aggregate, if exercised or availed of, interfere materially with the proper use or operation of the property affected thereby for the purpose for which such property is or is to be used, and provided, further, that, in the case of such of the same as relate only to property on, over or in respect of which the Company owns rights-of-way or easements exclusively for pipe line purposes or locations for regulator stations or other pipe line facilities (other than compressor stations), the Company has power under eminent domain or similar statutes to remove the same;

          (i) rights reserved to or vested in any municipality or public authority to control or regulate any property of the Company or to use such property in any manner which does not materially impair the use of such property for the purposes for which it is held;

          (j) obligations or duties, affecting the property of the Company, to any municipality or public authority with respect to any certificate of public convenience and necessity, franchise, grant, license or permit which do not materially impair the use of such property for the purposes for which it is held;

          (k) zoning laws and ordinances;

          (l) irregularities in or deficiencies of title to any rights-of-way, licenses or permits for pie lines, telephone lines, power lines, water lines and/or appurtenances thereto or other improvements thereon, and to any real estate used or to be used primarily for right-of-way purposes or for regulator stations or other pipe line facilities (other than compressor stations), provided that the Company shall have obtained from the apparent owner of the land or estate covered by any such right-of-way, license or permit, and shall hold as an asset of the Division, a sufficient right, by the terms of the instrument granting such right-of-way, license or permit to the use thereof for the construction, operation or maintenance of the lines, appurtenances or improvements for which the same is used or is to be used, and provided, further, that the Company has power under eminent domain or similar statutes to remove such irregularities or deficiencies;

          (m) reservations and other matters relating to titles to leases and leasehold interests in oil and gas properties and the lands covered thereby, if such reservations and other matters do not, in the aggregate, materially affect the marketability of the title thereto, and do not materially impair the use of such leases or leasehold interests for the purposes for which they are held or the value of the interest therein;

          (n) liens and other encumbrances incurred in connection with Indebtedness of the Company not in excess of $10,000,000 at any time outstanding issued by a municipality or development corporation to finance the acquisition and construction of the property subject to such lien and other encumbrances, the interest on which is exempt from Federal income tax under Section 103(b) of the Internal Revenue Code of 1954, as amended; and

          (o) purchase money mortgages, liens or security interests in respect of property either acquired by the Company or upon which the Company is constructing improvements after the date of the Eighth Supplemented Mortgage, or mortgages, liens or security interests existing in respect of such property at the time of acquisition thereof securing Indebtedness of the Company, provided that (i) no such mortgage, lien or security interest shall extend to or cover any other property or secure any other Indebtedness of the Company, (ii) the aggregate principal amount of all Indebtedness of the Company secured by all such mortgages, liens and security interests shall not exceed $2,500,000 at any time outstanding, and (iii) the aggregate principal amount of all Indebtedness secured by all such mortgages, liens or other security interests in respect of any such property shall not exceed 90% of the cost or fair market value (as determined by the Company in good faith), whichever shall be lower, of such property at the time of the acquisition thereof by the Company.

"Person":

     An individual, a corporation (including the Company), a partnership, a trust, an unincorporated organization or a government or any agency or political subdivision thereof.

"Pledged Contracts":

     All contracts and agreements to which the Company now is or hereafter may become a party and all contracts and agreements to which the Company now is or hereafter may become a party, in each case relating to or used or intended for use in the business of the Division (including all renewals, extensions, additions, amendments and modifications thereof), and now or hereafter subjected to the lien of this Mortgage or required so to be.

"Replacement Notes":

     The sixteen promissory notes of the Company payable to the order of Alaska in the aggregate principal sum of $40,623,512, each of which promissory notes is dated the date hereof and was issued to Alaska in renewal, extension and refunding of certain promissory notes of ENSTAR held by Alaska prior to the acquisition by the Company of the Division from ENSTAR.

"Required Accounting Practice":

     With respect to the Company, generally accepted accounting principles; with respect to the Division, the accounting rules or regulations, if any, at the time prescribed by the regulatory body or bodies under the jurisdiction of which the Division is at the time operating, and, to the extent that a matter is not covered by such rules or regulations, the accounting rules or regulations at the time prescribed by the Federal Energy Regulatory Commission for companies of established reputation engaged in a business similar to that of the Division which are at the time operating under the jurisdiction of the Federal Energy Regulatory Commission.

"Securities":

     Any stocks, any bonds, debentures, notes or other evidences of Indebtedness, and any other instruments generally known as securities; any certificates of interest or participation in, temporary or interim certificates for, receipts for, guaranties of, or warrants or rights to subscribe to or purchase, any of the foregoing; and any agreements, indentures, mortgages or other instruments providing for or securing any of the foregoing.

"Subsidiary":

     A corporation, association or business trust a majority (by number of votes) of either the Voting Stock or the Common Stock of which is at the time owned or controlled, directly or indirectly, by the Company.

"Supplemental Mortgage"; "mortgage supplemental hereto":

     Any mortgage hereafter duly entered into between the Company and the Mortgagee.

"Voting Stock":

     Stock or shares of any class or classes (however designated) of a corporation, association or business trust, the holders of which are at the time entitled to vote for the election of a majority of the directors (or persons performing similar functions) of such corporation, association or business trust, whether or not the right so to vote exists by reason of the happening of a contingency.

                                       2.

               Description of Indebtedness Secured; Form of Notes.

     2.1. Indebtedness Secured. This Mortgage is intended to and shall secure all indebtedness evidenced by the Notes (principal, premium and interest), the Gas Sale Contract and all obligations, duties and liabilities of the Company under this Mortgage.

     2.2. Covenant to Issue Notes; Form of Notes. The company shall not accept any loan or advance from Alaska unless, promptly upon receipt thereof, the Company shall duly execute and deliver to the order of Alaska a promissory note of the Company, dated the date of such loan or advance, in an aggregate principal amount equal to the amount of such loan or advance.

Each such promissory note (and any promissory note issued in exchange therefor or in replacement thereof) shall (i) be in substantially the form set forth below (appropriately completed) and (ii) provide for interest at a rate not less than the rate of interest applicable to the Indebtedness for borrowed money, if any, incurred by Alaska for the purpose of making such loan or advance or, in the absence of any such borrowing by Alaska, at a rate not less than the rate of interest determined by Alaska in good faith to be its then effective borrowing rate, provided that, in the case of any extension or renewal of any Replacement Note, the interest rate applicable to such extension or renewal need not exceed the average interest rate then applicable to the Alaska Notes referred to in clauses (e) through (h) of the definition of "Alaska Notes" in Section 1.01.

                                 [Form of Note]


$

     SEAGULL ENERGY CORPORATION ("Seagull"), a Texas corporation, for value received, hereby promises to pay to ALASKA PIPELINE COMPANY ("Pipeline"), an Alaska corporation, or order, the principal sum of $ [insert terms specifying amortization of principal].

     Seagull promises to pay interest on the unpaid principal hereof [insert terms specifying interest rate and manner of payment].

     Payment of principal and interest shall be made in lawful money of the United States of America at the principal office of Pipeline in Anchorage, Alaska. This Note is subject to prepayment, in whole or in part, without premium or penalty.

     This Note is issued under and secured by a First Mortgage and Deed of Trust, dated as of August 1, 1960 (the "Original Mortgage"), as supplemented and amended by a Supplemental Mortgage, dated September 9, 1960, a Second Supplemental Mortgage, dated as of May 1, 1961, a Third Supplemental Mortgage, dated as of December 15, 1969, as supplemented, amended and restated by a Fourth Supplemental Mortgage, dated as of February 18, 1972, as further supplemented and amended by a Fifth Supplemental Mortgage, dated as of November 15, 1975, a Sixth Supplemental Mortgage, dated as of December 30, 1977, a Seventh Supplemental Mortgage, dated as of January 1, 1984, as further supplemented, amended and restated by an Eighth Supplemental Mortgage, dated as of June 17, 1985 [describe other supplements, if any], and as may hereafter be further supplemented, amended or restated, between Seagull, as Mortgagor, and Pipeline, as Mortgagee (the Original Mortgage, as so supplemented, amended and restated, being hereinafter called the "Mortgage'). The holder of this Note is entitled to the benefits and security of the Mortgage, and, subject to the terms thereof, may enforce the agreements of Seagull contained therein and exercise the remedies provided thereby. All capitalized terms used herein without definition shall have the meanings ascribed to such terms in the Mortgage.

     In case an Event of Default shall occur, the unpaid balance of the principal amount of this Note may be declared due and payable in the manner and with the effect provided in the Mortgage. This Note shall become immediately due and payable in the event of an acceleration of the maturity of any of the Alaska Notes following the occurrence of an Event of Default (as defined in therein) under the related Alaska Note Agreements.

     If Seagull shall default in the payment of the principal of or interest on this Note when due, Seagull agrees to pay, in addition to any amounts due hereunder, any costs or expenses of collection (including reasonable attorneys' fees) incurred by the holder hereof.

     No delay on the part of the holder hereof in exercising any of its options, powers or rights, or partial or single exercise thereof shall constitute a waiver of any such options, powers or rights.

     The ability of Pipeline to transfer, assign or encumber this Note is restricted by the provisions of the Alaska Note Agreements.

     [If Note is being issued in exchange for and replacement of an outstanding Note, insert appropriate statement to such effect.]

     This note shall be governed by and construed in accordance with the laws of the State of Alaska.

                                                     SEAGULL ENERGY CORPORATION


                                                     By:

                                                     Title:

                                       3.

               Particular Warranties and Covenants of the Company.

     3.1. Title to Mortgaged Property; Lien. The Company hereby represents and warrants that it will, as of the date of any Supplemental Mortgage, be the absolute owner of the legal and beneficial title to all property therein described or referred to as then mortgaged thereby and that all such property shall be subject to no mortgage, pledge, lien, encumbrance, claim or charge prior to or on a party with the lien of this Mortgage except for Permitted Encumbrances and Construction Liens. The Company at its expense will warrant and defend its title to all such property and the lien of this Mortgage therein against all claims of others, and will maintain and preserve the lien of this Mortgage so long as any Notes are outstanding.

     3.2. Payment of Principal, Premium and Interest; Obligation Absolute. The Company will duly and punctually pay or cause to be paid the principal of and the premium, if any, and interest on all the Notes (whether Replacement Notes or otherwise) issued hereunder according to the terms hereof and thereof. If the Company shall default in any payment of principal, premium, if any, or interest in respect of any such Note, it will also pay interest on all overdue principal thereof and premium, if any, thereon, and, if and to the extent permitted by law, on all overdue installments of interest thereon, in each case at a rate per annum equal to the rate of interest specified in such Note plus 2%.

     No reference in this Mortgage to the Notes or to any Supplemental Mortgage and no term hereof or of any Supplemental Mortgage or contained in any Note shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and the premium, if any, and interest on all the Notes.

     3.3. Payment of Taxes, etc.; Observance of Legal Requirements; Liens; Contests; Preferential Transfers Prohibited. (a) The Company will duly pay and discharge or cause to be paid and discharged, as the same shall become due and payable, all taxes, assessments, rates, excises, levies, fees and other charges levied and imposed upon or with respect to the Mortgaged Property or any part thereof or any other property of the Company, or upon or with respect to the interest of the Mortgagee in the Mortgaged Property or any part thereof or any income or profits therefrom, or upon or measured by the income, profits or business of the Company.

     (b) The Company will not claim or demand or be entitled to receive any credit against the interest payable on the Notes or against any other payment secured hereby for any portion of any tax, assessment, rate, excise, levy, fee or charge assessed against the Mortgaged Property or any part thereof or any other property, and the Company hereby waives the provisions of any present or future law, statute or constitutional provision permitting or entitling the Company to receive any such credit.

     (c) The Company will at all times protect its title to the Mortgaged Property and every part thereof against loss by reason of any foreclosure or other proceeding to enforce any lien thereon prior to the lien of this Mortgage. The Company will promptly discharge or cause to be discharged any Construction Lien now existing or hereafter created on the Mortgaged Property or any part thereof.

     (d) The Company will duly observe and comply with all valid laws, statutes, codes, acts, ordinances, orders, judgments, decrees, injunctions, rules, regulations, certificates, franchises, permits, licenses, authorizations, directions and requirements of all federal, state, county, municipal and other governments, departments, commissions, boards, courts, authorities, officials and officers, domestic or foreign, which now or at any time hereafter may be applicable to the Mortgaged Property or any part thereof, or any use, manner of use or condition of the Mortgaged Property or any part thereof, and will duly observe and comply with all terms upon or under which any of the Mortgaged Property is held.

     (e) Nothing contained in this section 3.03 shall be deemed to require the Company to pay or discharge or cause to be paid or discharged any such tax, assessment, rate, excise, levy, fee or charge, or any such lien, or to observe or comply with or to cause to be observed or complied with any such legal requirement, so long as the Company in good faith by appropriate action (prior written notice of which, in the case of any proceeding involving a material item of property, shall have been given to the Mortgagee by the Company), promptly initiated and diligently conducted, shall contest or cause to be contested the validity thereof, unless, in the opinion of the Mortgagee, the security conferred by this Mortgage might be materially impaired or endangered by such contest.

     (f) The Contest will not directly or indirectly transfer any Mortgaged Property for the purpose of subjecting the same to the payment of any Indebtedness in priority to the payment of the Notes.

     3.4. Insurance; Application of Insurance Proceeds; Notice to Mortgagee. (a) The Company will keep or cause to be kept all properties of, or directly relating to or used or intended for use in the business of, the Division and the Division's business of a character usually insured by companies of established reputation similarly situated insured by reputable insurance companies or associations of high standing against loss or damage by fire and such other hazards and risks (including, without limitation, public liability, workmen's compensation and war risks, if and to the extent war risk insurance is at the time generally available) as are customarily insured against by companies of established reputation similarly situated in such amount as such property and business is usually insured by such companies. The Company will comply with all the terms and conditions of all insurance policies with respect to its property and business or any part thereof and with all requirements of Boards of Underwriters or similar bodies applicable thereto.

     (b) All insurance policies with respect to the Mortgaged Property or any part thereof shall be payable to the Mortgagee as its interest may appear under standard mortgagee clauses acceptable to the Mortgagee, except that the loss payable clause in any such insurance policy may provide that any one loss not in excess of $50,000 (whether payable by one or more insurers) shall be paid to the Company, provided that the aggregate amount payable to the Company under all such policies for all losses in any one calendar year shall not exceed $100,000. Any moneys received by the Mortgagee pursuant to this Section 3.04 shall be applied by the Mortgagee on the date of receipt of such moneys to the prepayment of an equal principal amount of Notes at the time outstanding.

     (c) The Company will promptly apply the proceeds of any insurance received by it to the repair, restoration or replacement of the property destroyed or damaged.

     3.5. Maintenance of Corporate Existence, Franchises, etc.; Restriction on Business. (a) The Company will at all times maintain and keep and cause to be maintained and kept in full force and effect its corporate existence, good standing, franchises, rights and privileges as a corporation under the laws of the State of Texas and its qualification and good standing as a foreign corporation in each jurisdiction wherein the character of the properties owned or the nature of the activities conducted makes such qualification or licensing necessary.

     (b) The Division will not, and the Company will not permit the Division to, engage in any business other than the construction, ownership, operation and maintenance of systems for the distribution of natural, manufactured or mixed gas, and activities incidental to the foregoing.

     3.6. Maintenance and Improvement of Property. Except as to property released pursuant to Article 5, the Company will at all times maintain, preserve and keep all of its property used or useful or intended for use in the business of the Division and all of the Division's property in proper repair, working order and condition, and make all necessary or appropriate repairs, renewals, replacements, additions, betterments and improvements to such property, so that the efficiency of all such property shall at all times be properly preserved and maintained.

     3.7. Restrictions on Liens, etc. The Company will not directly or indirectly create, assume or suffer to exist, any mortgage, lien, pledge, charge or encumbrance or conditional sale or other title restriction arrangement with respect to any property or asset of, or used or useful in or relating to the business of, the Division, whether owned on the date of delivery hereof or subsequently acquired, or upon any income or profits therefrom, other than

          (a) Permitted Encumbrances;

          (b) Construction Liens incurred in the ordinary course of business for sums which are not yet due but will become due within 60 days after completion, provided that adequate provision for payments thereof shall have been made, or such sums are being contested in good faith by appropriate action promptly initiated and diligently conducted and if such reserve or other appropriate provision, if any, as shall be required by Required Accounting Practice shall have been made therefor, and

          (c) liens on one-family houses referred to in subclause (f) of the Excepted Property Clause hereof.

The Company will not sign or file in any state or other jurisdiction a financing statement under the Uniform Commercial Code with respect to any such property or asset or sign any security agreement with respect to any such property or asset authorizing any secured party thereunder to file any such financing statement, except, in any such case, a financing statement filed or to be filed to perfect or protect a security interest which the Company is entitled to create, assume or incur, or permit to exist under this Section 3.07.

     3.8. Restrictions on Indebtedness. So long as any Notes are outstanding, the Company will not directly or indirectly create, incur, issue, assume or otherwise become or remain liable with respect to any Indebtedness secured by the lien of this Mortgage other than the Notes.

         3.9. Sale, Merger and Consolidation. (a) The Company will not directly or indirectly sell, transfer or otherwise dispose of all or substantially all of its properties and assets, or merge into or consolidate with any other corporation or permit any other corporation to consolidate with or merge into it, unless (i) the acquiring or surviving person shall be a corporation incorporated under the laws of the United States of America or any state thereof and (if other than the Company) shall expressly assume in writing all obligations of the Company hereunder, and (ii) immediately after giving effect to such action (and, if applicable, such assumption) no default shall exist hereunder, provided that no such sale, transfer or other disposition of all or substantially all of the properties and assets of the Company shall release the Company from any of its obligations hereunder unless the Mortgagee shall have consented to such release by an instrument in writing.

     (b) The Company will not sell, lease, transfer or otherwise dispose of any part of the Mortgaged Property without obtaining a release thereof from the lien of this Mortgage in accordance with the provisions of Article 5, except to the extent of sales or dispositions (without a release) permitted by sections 5.02 and 5.04.

     3.10. Subjecting of Property to the Mortgage; Further Assurances. (a) All property which the Company agrees by any of the terms of this Mortgage to convey, pledge or assign, or cause to be conveyed, pledged or assigned, to the Mortgagee, and all property at any time acquired by the Company or the Division and provided by this Mortgage to become subject hereto, shall, immediately upon the acquisition thereof by the Company or the Division and without further conveyance or acquisition thereof by the Company or the Division and without further conveyance or assignment, become and be subject to the lien of this Mortgage as fully and completely as though now owned by the Company or the Division and specifically described in the Granting Clauses hereof or in Article 11, but at any and all times the Company will make and deliver, or cause to be made and delivered, such further assurances or conveyances or assignments thereof as the Mortgagee from time to time may reasonably require for the purpose of expressly and specifically subjecting the same to the lien of this Mortgage.

     (b) The Company will also do, execute, acknowledge and deliver and cause to be done, executed, acknowledged and delivered all and every such further acts, deeds, conveyances, mortgages, pledges, assignments, transfers and instruments for the better assuring, conveying, mortgaging, pledging, assigning and confirming unto the Mortgagee all and singular the premises, estates, rights and properties hereby conveyed, mortgaged, pledged, assigned or transferred or intended so to be, or which the Company may be or become bound to convey, pledge or assign to the Mortgagee, as the Mortgagee from time to time may reasonably require.

     3.11. Recordation of Mortgage and Supplemental Mortgages. The Company will cause this Mortgage and all mortgages supplemental hereto at all times to be recorded, registered and filed and to be kept recorded, registered and filed in such manner and in such places, and will pay or cause to be paid all such mortgage registration recording, filing or other taxes and fees, and will comply with all such statutes and regulations, all as may be required by law in order fully to create, preserve, maintain and protect the lien of this Mortgage on the Mortgaged Property (including, without limitation, property acquired after the date of execution hereof) and the security of the Notes and the rights of the Mortgagee hereunder.

     3.12. Payment of Stamp Taxes, etc. The Company will pay and discharge or cause to be paid and discharged, when and as due, any and all stamp and other taxes, imposts and charges in connection with the execution, delivery and recordation of this Mortgage and any mortgage supplemental thereto, any other instrument executed pursuant hereto, and the issue of any Notes hereunder.

     3.13. Performance and Advances by Mortgagee, etc. (a) If the Company shall fail to perform or cause to be performed any of the covenants or agreements contained in this Mortgage, the Mortgagee (or any receiver, trustee or custodian appointed in any action or proceeding for the foreclosure hereof or for the enforcement of any of the rights of the Mortgagee hereunder or under the Notes) may, directly or through any agent or representative, perform the same on behalf of the Company, and may make advances for the purpose.

     (b) The Company will repay on demand all sums so advanced on its behalf, with interest from the date of demand at a rate per annum equal to average per annum rate on the Notes then outstanding, and all sums so advanced (with interest as aforesaid) shall be secured hereby and by the lien hereof in priority to the lien of the Notes.

     (c) No such performance or advance by the Mortgagee shall impair or prejudice any of the rights, powers or remedies of the Mortgagee under this Mortgage by reason of any such failure on the part of the Company, or shall relieve the Company from any Default hereunder.

                                       4.

                               Pledged Contracts.

     4.01. Pledge of Contracts; Other Hypothecation Prohibited. (a) Promptly after entering into any gas purchase, sale, exchange or transportation contract or agreement which is required to be assigned to and pledged and mortgaged with the Mortgagee hereunder, the Company will

          (i) deliver to the Mortgagee an executed counterpart of such contract or agreement, or a complete and correct copy thereof certified as such by the Secretary or an Assistant Secretary of the Company,

          (ii) at its expense, execute and deliver to the Mortgagee all such instruments of assignment or transfer as shall be necessary in the opinion of the Mortgagee effectually to assign to and pledge and mortgage hereunder with the Mortgagee, as further security for the Notes, all the right, title and interest of the Company in, to and under such contract or agreement (subject to any restrictions as to the assignability thereof),

          (iii) give written notice of such assignment, pledge and mortgage to all other parties to such contract or agreement,

          (iv) duly file or record notice of such assignment, pledge and mortgage in all places required by law to perfect and maintain the lien of this Mortgage on such contract or agreement, and

          (v) keep its records and books of account in such manner as to give adequate notice that such contract or agreement has been assigned, pledged and mortgaged hereunder.

     (b) The Company will not assign, pledge, mortgage or otherwise hypothecate, or permit the assignment, pledge, mortgage or hypothecation of, any of its right, title or interest in, to or under any gas purchase, sale, exchange or transportation contract or agreement required to be assigned, pledged or mortgaged hereunder, whether existing on the date of delivery hereof or subsequently entered into, or any amendment or supplement thereto, except to or with the Mortgagee hereunder.

     4.02. Consents to Assignment of Pledged Contracts, etc. The Company will use its best efforts to obtain appropriate consents of other contracting parties under any contract or agreement assigned, pledged or mortgaged or required to be assigned, pledged or mortgaged hereunder, to the extent that any such consent is required for the effectiveness of such assignment, pledge or mortgage. The Company will not enter into any such contract or agreement which by its terms is not assignable to the Mortgagee or which requires any consent for the assignment thereof to the Mortgagee.

     4.03. Performance of Pledged Contracts; No Assumption by Mortgagee; Notice of Claimed Defaults. (a) The Company will at all times perform and observe all the covenants, agreements, terms, conditions and limitations applicable to it contained in any contract or agreement assigned, pledged or mortgaged or required to be assigned, pledged or mortgaged hereunder and will do all things necessary to keep unimpaired all its rights under all such contracts or agreements and to prevent any default thereunder or any forfeiture or impairment thereof; and, without limitation, the Company, subject to delays resulting from disputes in good faith and to adverse claims of independent third parties, will promptly pay suppliers for all gas purchased in accordance with the terms contained in the respective gas purchase contracts assigned, pledged, mortgaged or required to be assigned, pledged or mortgaged hereunder.

     (b) No assignment, pledge or mortgage hereunder of any contract or agreement by or on behalf of the Company shall

          (i) relieve the Company of its obligations and liabilities under such contract or agreement, all of which shall continue to be the obligations and liabilities of the Company, or

          (ii) impose any obligations or liabilities upon the Mortgagee with respect to the performance or nonperformance of any such contract or agreement, all of which obligations and liabilities shall continue to be those of the Company.

     (c) In case the Company shall at any time receive any notice, demand or other communication from any other party to any contract or agreement assigned, pledged or mortgaged or required to be assigned, pledged or mortgaged hereunder, relating to any alleged, potential or actual material default thereunder or material breach of any of the covenants, agreements, terms, conditions or limitations thereof, or purporting to terminate or in any other way adversely affect the rights of the Company thereunder, the Company will immediately deliver or cause to be delivered to the Mortgagee a copy of such notice, demand or other communication.

     4.04. Rights as to Pledged Contracts. (a) Unless and until an Event of Default shall have occurred and be continuing, the Company shall be entitled, to the extent permitted by law, to collect and retain all sums due under, and to receive and dispose of all gas deliverable under, all contracts and agreements subject to the lien hereof and to require and enforce the performance of any and all such contracts and agreements, without further consent of or action by the Mortgagee; but the Mortgagee shall, if the Company shall so request, deliver to the Company suitable orders in favor of the Company or its nominee or nominees for the payment of all sums, delivery of all gas and the performance of all acts and things under such contracts and agreements. Such orders shall be expressed to be revocable by the Mortgagee whenever an Event of Default shall have occurred and be continuing.

     (b) Promptly upon the occurrence of an Event of Default,

          (i) the Mortgagee shall give written notice of the occurrence of such Event of Default hereunder, describing the effect of clause (ii) of this paragraph (b), to all parties (other than the Company) to all contracts and agreements at the time subject to the lien hereof; and

          (ii) the Mortgagee or any receiver or trustee in bankruptcy or other Person who shall rightfully be in possession of the Mortgaged Property shall collect and retain, as part of the Mortgaged Property, all sums due under, receive and dispose of all gas deliverable under, and require and enforce the performance of, any and all such contracts and agreements, all for the benefit and further security of the Notes;

provided that, if such Event of Default shall be made good or waived and shall be no longer continuing, the Mortgagee, or any receiver or trustee in bankruptcy or other Person who shall rightfully be in possession of the Mortgaged Property, shall so notify all parties who received notice pursuant to the provisions of clause (i) of this paragraph (b) and shall discontinue the collection of any sums due under such contracts and agreements and the receipt and disposal of any gas deliverable thereunder; all sums theretofore collected pursuant to clause
(ii) of this paragraph (b) shall be applied, first, to the items referred to in subdivisions (aa) to (gg), inclusive, of paragraph (d) of section 6.03, and any remainder shall be paid to or upon the order of the Company.

     4.05. Amendment, etc., of Pledged Contracts. (a) Unless and until an Event of Default shall have occurred and be continuing, the Company shall have the right to amend, modify, supplement, surrender, cancel, terminate, or replace any contract or agreement at the time subject to the lien hereof, provided that, in connection with any such amendment, modification, supplement, surrender, cancellation, termination or replacement, the Company shall comply with the terms of paragraph (a) of section 4.01.

     (b) Whenever an Event of Default shall have occurred and be continuing, the Company may, so long as the Company shall be in possession of the Mortgaged Property, perform the acts specified in paragraph (a) of this section 4.05, upon the conditions stated in such paragraph, except that the prior written approval and consent of the Mortgagee shall be required in every case.

     (c) Whenever the Company shall no longer be in possession of the Mortgaged Property, the rights of the Company under paragraph (a) of this section 4.05 may, upon the conditions therein stated, be exercised by the Mortgagee or (with the prior written approval and consent of the Mortgagee) by a receiver or trustee in bankruptcy or other Person rightfully in possession of the Mortgaged Property.

     4.06. Third Parties Protected. Any party to any contract or agreement subject to the lien hereof may, until such party shall have received written notice to the contrary, conclusively assume that no Event of Default has occurred and is continuing and that the Company is in possession of the Mortgaged Property, is entitled to perform and accept performance of any such contract or agreement, including the receipt of any gas deliverable thereunder and the receipt of all sums due thereunder, and is entitled to amend, modify, supplement, surrender, cancel, terminate or replace any such contract or agreement on the conditions set forth in paragraph (a) of section 4.05.

                                       5.

                    Possession, Use and Release of Property.

     5.01. Possession of and Dealing With Property until Default; Leases, etc. Unless and until an Event of Default shall have occurred and be continuing, and subject to Article 4 (relating to Pledged Contracts), the Company shall be permitted to possess, use and enjoy all the Mortgaged Property, and to receive and use the tolls, rents, revenues, issues, income, product and profits thereof, with power in the ordinary course of business freely and without hindrance on the part of the Mortgagee,

          (a) to use, consume, sell or dispose of materials, supplies and products,

          (b) except as herein otherwise expressly provided to the contrary, to deal with closes in action, leases, leasehold interests and contracts, and to exercise the rights and powers conferred upon it thereby,

          (c) to repair and alter buildings and structures (including leasehold improvements),

          (d) to change the position of pipes, mains, conduits, transmission or distribution systems or other property, provided that such change shall not impair the lien of this Mortgage thereon,

          (e) to replace and renew any equipment, machinery or other property, and

          (f) to make any lease as lessor, or grant or convey any right-of-way, easement or license, provided that

               (i) no such lease, grant or conveyance shall be made unless, in the opinion of the Board or Executive Committee, the same would not be prejudicial to the security of the Notes; and

               (ii) any property so leased and any property over, through, under or with respect to which any such right-of-way, easement or license shall be so granted or conveyed shall remain subject to the lien of this Mortgage to the same extent and in the same man-ner as it was prior to such lease, grant or conveyance.

     5.02. Disposal of Worn-Out Property, Franchises, etc., Without Mortgagee's Consent. Unless and until an Event of Default shall occur and be continuing, the Company may, at any time and from time to time, without any release or consent by the Mortgagee:

          (a) Replacement of Worn-Out Property. Sell or otherwise dispose of, free from the lien of this Mortgage, any apparatus, tools, implements, machinery, equipment, pipe lines and related facilities, pipe or other similar property comprising part of the Mortgaged Property, which has become work out, obsolete, unserviceable or unnecessary for use in the conduct of the business of the division, upon replacing the same with or substituting for the same other property which is of a fair value at the time of replacement or substitution at least equal to the fair value at the time of disposition of the property so sold or disposed of and which, upon such replacement or substitution, shall become subject to the lien of this Mortgage, free and clear of all liens prior to, or on a parity with, the lien hereof other than Permitted Encumbrances.

          (b) Abandonment of Worn-Out Property. In the ordinary course of business demolish, dismantle, tear down, use as scrap, abandon or surrender and, having done so, sell or otherwise dispose of any Mortgaged Property if it has become worn out, unserviceable or unnecessary for use in the conduct of the business of the Division, and the best interests of the Division and the Mortgagee require such treatment thereof and do not require any replacement thereof or substitution therefor, provided that the Company shall forthwith pay to the Mortgagee any net cash proceeds thereof, to the extent such net cash proceeds exceed $250,000. Such net cash proceeds shall be applied by the Mortgagee on the date of receipt of such proceeds to the prepayment of an equal principal amount of Notes at the time outstanding.

          (c) Modification or Surrender of Franchises, etc. Assent to the modification, or surrender in whole or in part, of any franchise, license, permit, authority, easement, right-of-way or lease which it may hold or under which it may be operating, provided that

               (i) the Company will have the right,

               (x)  under the modified franchise, license,  permit,   authority,
               easement, right-of-way or lease, or

               (y) under a new franchise, license, permit, authority, easement, right-of-way or lease received in exchange in the event of such a surrender, or

               (z) under some other franchise, license, permit, authority, ease-ment, right-of-way or lease,

               to conduct the same or an extended business in the same or an extended territory during the same or an extended or unlimited or indefinite period of time, or

               (ii) it is no longer necessary or desirable in the profitable conduct of the business of the Division or in the best interests of the Division or the Mortgagee to comply with the terms of such franchise, license, permit, authority, easement, right-of-way or lease or to operate the properties covered thereby, and that the value and utility generally of all the Company's properties as an entirety and the security for the Notes will not be impaired by the surrender of such franchise, license,permit, authority, easement, right-of-way or lease;

          For the purposes of this paragraph (c), any right of any municipality or other governmental body to terminate a franchise, license, permit or authority by purchase shall not be deemed to abridge or affect its duration.

     5.03. Release by Mortgagee of Property Sold by Company. The Company may sell, exchange or otherwise dispose of any (but less than all or substantially all) of the Mortgaged Property (in addition to the dispositions referred to in sections 5.01 and 5.02), and the Mortgagee shall release the same from the lien hereof, upon receipt by the Mortgagee of (a) any money received as consideration for any property so to be released to which the Company is entitled and (b) if any property other than cash is included in such consideration, such instruments of conveyance, assignment and transfer, if any, as may be necessary to subject to the lien of this Mortgage all the right, title and interest of the Company in and to such property. All moneys received by the Mortgagee pursuant to clause
(a) of this section 5.03 shall be applied by the Mortgagee on the date of receipt of such moneys to the prepayment of an equal principal amount of Notes at the time outstanding.

     5.04. Disposal of Property of Value Without Mortgagee's Consent. Unless and until an Event of Default shall have occurred and be continuing, the Company may sell, exchange or otherwise dispose of any of its tangible property (in addition to the dispositions referred to in sections 5.01, 5.02 and 5.02) at any time subject to the lien hereof having an aggregate fair value not exceeding $500,000 without notice to or any release or consent by the Mortgagee; provided that promptly after the end of each calendar year, and at any time during any calendar year when the aggregate fair value of the property so sold, exchanged or otherwise disposed of and not theretofore covered by the payment of cash to the Mortgagee as hereinafter in this section 5.04 provided shall equal or exceed $500,000 the Company shall forthwith pay to the Mortgagee a sum in cash at least equal to the aggregate fair value of the property so sold, exchanged or otherwise disposed of (but not less than the consideration received by the Company for such property). Such cash paid to the Mortgagee shall be applied by the Mortgagee on the date of receipt of such cash to the prepayment of an equal principal amount of Notes at the time outstanding.

     5.05. New Property Subject to Lien of Mortgage. Any new property acquired by the Company (by exchange, purchase, construction or otherwise) to take the place of any property released hereunder shall forthwith and without further conveyance become subject to the lien of and be covered by this Mortgage.

     5.06. Release on Condemnation, etc., of Mortgaged Property. In the event that any one or more governments or municipal corporations or other governmental subdivisions or governmental authorities or any nominee or designee thereof shall at any time acquire all or any part of the Mortgaged Property,

          (a) by the exercise of the power of condemnation or eminent domain,

          (b) by the exercise of a right reserved to purchase the same, or

          (c) by a sale or conveyance by the Company in lieu of and in reasonable anticipation of the impending exercise of such a power or of such a right,

the award or consideration therefor shall be paid to the Mortgagee and applied by the Mortgagee on the date of receipt thereof to the prepayment of an equal principal amount of Notes at the time outstanding.

     5.07. Purchaser of Released Property Not Required to Investigate. In no event shall any purchaser in good faith of any property which the Mortgagee has purported to release hereunder be bound to ascertain the authority of the Mortgagee to execute the release, or to inquire as to any facts required by the terms hereof for the exercise of such authority, or to see to the application of the purchase money; nor shall any purchaser of property sold pursuant to section 5.02, 5.03 or 5.04 be under obligation to ascertain or inquire into the occurrence of the event on which any such sale is hereby authorized.

     5.08. Confirmatory Releases, etc. The Mortgagee shall, upon request by the Company, execute and deliver any confirmatory release or other instrument necessary or appropriate to confirm that any property released from the lien of this Mortgage is permitted by this Article 5; provided that, in the case of any sale, exchange or other disposition of property by the Company pursuant to section 5.02 or 5.04, the execution of such release or other instrument shall not be a condition precedent to the right of the Company to make such sale, exchange or other disposition free from the lien of this Mortgage.

     5.09. Exercise of Company Powers After Event of Default. (a) Notwithstanding that an Event of Default shall have occurred and be continuing, in case the Mortgaged Property or any part thereof shall be in the possession of a receiver, trustee or other custodian, lawfully appointed, or of an assignee for the benefit of creditors, the powers conferred upon the Company by this Article 5 may, with the consent of the Mortgagee, be exercised by such receiver, trustee, custodian or assignee with respect to such part of the Mortgaged Property as may then be in his or its possession.

     (b) If the Mortgagee shall be in possession of the Mortgaged Property or any part thereof under any of the terms of this Mortgage or otherwise, all the powers conferred upon the Company by this Article 5 may be exercised by the Mortgagee, in its discretion, with respect to such part of the Mortgaged Property as may then be in its possession.

     (c) Notwithstanding that an Event of Default shall have occurred and be continuing, the Company, so long as it shall be in possession of the Mortgaged Property, may, with the prior written approval and consent of the Mortgagee, exercise any of the powers conferred upon it by this Article 5.

                                       6.

                             Remedies Upon Default.

     6.01. Definition of Event of Default. The term "Event of Default", wherever used in this Mortgage, shall mean any one or more of the following events, whether or not the occurrence of such event shall, on the part of the Company, Alaska, or any Subsidiary of Alaska, be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of a court of competent jurisdiction or any order, rule or regulation of any administrative or governmental body or otherwise:

          (a) failure by the Company for 10 days to pay any principal of or premium on any Note when and as the same shall become due and payable, whether at a maturity, on a date fixed for prepayment, by declaration or otherwise; or

          (b) failure by the Company for 10 days to pay any interest on any Note, when and as the same shall become due and payable; or

          (c) failure by the Company for 30 days to perform and comply with any term of paragraph (b) of section 3.05 (relating to restrictions on the business of the Division), section 3.07 (relating to restrictions on liens, etc.), section 3.08 (relating to restrictions on indebtedness) or section 3.09 (relating to consolidations, mergers, etc.); or

          (d) failure by the Company to perform and comply with any term of this Mortgage (other than those referred to in clause (c) of this section
          6.01 or in any supplemental mortgage for 30 days after written notice specifying such failure shall have been given to the Company; or


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



          (e) an "Event of Default", under any of the Alaska Notes or Alaska Note Agreements shall occur and shall be continuing.

     6.02. Acceleration of Maturity. If an Event of Default shall have occurred and be continuing, the Mortgagee may declare the principal of all the Notes then outstanding (if not then due and payable) to be due and payable, and upon any such declaration the same shall become and be immediately due and payable, anything in this Mortgage or in the Notes contained to the contrary notwithstanding.

     6.03. Mortgagee's Right to Enter and Take Possession, Operate and Apply Income. (a) if an Event of Default shall have occurred and be continuing, the Company, upon demand of the Mortgagee, shall forthwith surrender to the Mortgagee the actual possession, and, if and to the extent permitted by law, the Mortgagee itself, or by such officers or agents as it may appoint, may enter and take possession of all the Mortgaged Property together with all other property which the Mortgagee is permitted to take possession of, use and administer, and may exclude the Company and its agents and employees wholly therefrom, and may have joint access with the Company to the books, papers and accounts of the Division.

     (b) If the Company shall for any reason fail to surrender or deliver any such Mortgaged Property or part thereof after such demand by the Mortgagee, the Mortgagee may (i) obtain a judgment conferring on the Mortgagee the right to immediate possession or requiring the Company to deliver immediate possession of all or part of such Mortgaged Property to the Mortgagee, to the entry of which judgment the Company hereby specifically consents, and (ii) pursue all or part of such Mortgaged Property wherever it may be found and enter any of the premises of the Company wherever such Mortgaged Property may be or be supposed to be and search for such Mortgaged Property and take possession of and remove such Mortgaged Property.

     (c) The Company will pay to the Mortgagee, upon demand, all expenses of obtaining such judgment or of pursuing, searching for and taking such property, and reasonable compensation to the Mortgagee, its attorneys and agents; and all such expenses and compensation shall, until paid, be secured by the lien of this Mortgage.

     (d) Upon every such entering upon or taking of possession, the Mortgagee may hold, store, use, operate, manage and control the Mortgaged Property and conduct the business thereof, and, from time to time

          (i) make all necessary and proper maintenance, repairs, renewals, replacements, additions, betterments and improvements thereto and thereon and purchase or otherwise acquire additional equipment, machinery, tools and other property,

          (ii) insure or keep insured such of the same as is usually insured by companies of established reputation engaged in a similar business and in the same manner and to the same extent,

          (iii) manage the same and exercise all the rights and powers of the Company, in its name or otherwise, with respect to the same, and

          (iv) enter into any and all agreements with respect to the exercise by others of any of the powers herein granted the Mortgagee,

all as the Mortgagee from time to time may determine to be to its best advan-tage; and the Mortgagee may collect and receive all the income, revenues, tolls, rents, issues and profits of the same, and, after deducting

               (aa) all expenses of taking, holding and operating the Mortgaged Property and of operating and conducting the business thereof (including compensation for the services of all persons employed for such purposes),

          (bb)   the   cost  of  all  such   maintenance,   repairs,   renewals,
          replacements, additions, betterments, improvements and purchases and acquisitions,

          (cc) the cost of such insurance,

          (dd) such taxes, assessments and other charges prior to the lien of this Mortgage as the Mortgagee may determine to pay,

          (ee) any sums  advanced  by the  Mortgagee  under  the  provisions  of section 3.19,

          (ff) other proper charges upon the Mortgaged Property or any part thereof, and

          (gg) the reasonable compensation, expenses and disbursements of the attorneys and agents of the Mortgagee (including engineers and accountants employed to examine, inspect and make reports upon the properties and books and records of the Company), shall apply the remainder of the moneys so received by the Mortgagee, first, to the payment of the interest in default, in the order of the maturity of the installments of such interest, with interest (if and to the extent permitted by law) on all overdue installments of interest at a rate per annum equal, in the case of each Note, to the rate of interest specified in such Note plus 2%; second, in case the principal of any of the Notes then outstanding shall have become due, by declaration or otherwise, to the payment of the principal of all Notes then due, with interest on any overdue principal at a rate per annum equal, in the case of each Note, to the rate of interest specified in such Note plus 2%; and third, to the payment of any premium which may be due and payable upon Notes theretofore called for prepayment, with interest on any overdue premium at a rate per annum equal, in the case of each Note, to the rate of interest specified in such Note plus 2%; such payments, respectively, to be made ratably, without preference or priority of any one over any other.

     (e) Whenever all that is due upon such interest installments and upon the principal of and premium on such Notes, and under any of the terms of this Mortgage, shall have been paid and all Defaults made good, the Mortgagee shall surrender possession of the Mortgaged Property, and any other property of the Company in its possession, to the Company, its successors or assigns. The same right of taking possession, however, shall exist if any subsequent Event of Default shall occur and be continuing.

     6.04. Mortgagee's Power of Sale. If an Event of Default shall have occurred and be continuing, the Mortgagee may, if and to the extent and in the manner permitted by law, itself, or by such agents and attorneys as it may appoint, with or without entry or taking possession, sell the Mortgaged Property as an entirety or in such separate lots or parcels as the Mortgagee may determine, at public or private sale and, except as otherwise required by law, at such place or places (whether or not the Mortgaged Property be present), at such time or times, upon such terms (including credit, secured or unsecured) and upon such notice (by publication or otherwise), if any, as the Mortgagee in its discretion may determine.

     6.05. Mortgagee's Power of Enforcement. If an Event of Default shall have occurred and be continuing, the Mortgagee may, either with or without entry or taking possession as hereinabove provided or otherwise, proceed by suit or suits at law or in equity or by any other appropriate proceeding or remedy (a) to enforce payment of the Notes or the performance of any term hereof or any other right, (b) to foreclose this Mortgage and to sell, as an entirety or in separate lots or parcels, the Mortgaged Property, under the judgment or decree of a court or courts of competent jurisdiction and to attach, levy or execute upon any other property of the Company and (c) to pursue any other remedy available to it, all as the Mortgagee, with the advice of counsel, shall deem most effectual for such purposes. The Mortgagee shall take action either by such proceedings or by the exercise of its powers with respect to entry or taking possession or sale, as the Mortgagee may determine.

     6.06. Adjournment of Sale. From time to time the Mortgagee may, to the extent permitted by law, adjourn any sale to be made under the terms of this Mortgage or otherwise, by announcement at the time and place appointed for such sale, or for such adjourned sale or sales; and without further notice, the Mortgagee may make such sale at the time and place to which the same shall be so adjourned.

     6.07.   Mortgagee  Authorized  to  Execute  Deeds,   Conveyances,   Deliver
Possession, etc. The Mortgagee is irrevocably appointed the agent and attorney-in-fact of the Company, in its name and stead and on its behalf, for the purpose of effectuating any sale for the enforcement of this Mortgage, whether under the power of sale hereby given or pursuant to judicial proceedings or otherwise, to execute and deliver all such deeds, conveyances, bills of sale, assignments, transfers and other instruments as the Mortgagee may consider necessary or appropriate, and to substitute one or more Persons with like power, the Company hereby ratifying and confirming all that the Mortgagee, or such substitute or substitutes, shall lawfully do by virtue hereof.

     Nevertheless, if so requested by the Mortgagee, or by any purchaser, the Company shall ratify and confirm any such sale by executing and delivering to the Mortgagee or to such purchaser or purchasers all such proper deeds, conveyances, assignments, instruments of transfer and releases as may be designated in any such request.

     Upon any such sale being made, the Company shall deliver the Mortgaged Property so sold in accordance with the instructions of the Mortgagee. If the Company shall fail for any reason to deliver such Mortgaged Property or part thereof after receiving instructions from the Mortgagee, the Mortgagee shall have all of the rights granted to the Mortgagee upon failure of the Company to deliver Mortgaged Property as specified in section 6.03.

     6.08. Principal and Interest Become Due on Sale. Upon any sale being made, either under the power of sale hereby given or pursuant to judicial proceedings or otherwise, for the enforcement of this Mortgage, the principal of all Notes then outstanding, if not previously due, and the interest accrued thereon, shall at once become and be immediately due and payable.

     6.09. Purchase by Mortgagee. Upon any such sale, whether under the power of sale hereby given or pursuant to judicial proceedings or otherwise, the Mortgagee may bid for and purchase the Mortgaged Property and, upon compliance with the terms of sale, may hold, retain and possess and dispose of such property in its own absolute right without further accountability.

     6.10. Application of Notes Toward Purchase Price. Upon any such sale, whether under the power of sale hereby given or pursuant to judicial proceedings or otherwise, any purchaser may, if permitted by law, after allowing for the proportion of the total purchase price required to be paid in cash for the costs and expenses of the sale, compensation and other charges, in paying the purchase price, apply to the purchase price Notes then outstanding, in lieu of cash, to the amount which shall, upon distribution of the net proceeds of such sale, be payable thereon.

     6.11. Receipt Sufficient Discharge to Purchaser. Upon any such sale, whether under the power of sale hereby given or pursuant to judicial proceedings or otherwise, the receipt of the Mortgagee or of the officer making a sale under judicial proceedings shall be a sufficient discharge to the purchaser or purchasers for the purchase money, and such purchasers, and their assigns or personal representatives, shall not, after paying such purchase money and receiving such receipt therefor, be obliged to see to the application of such purchase money, or be in any wise answerable for any loss, misapplication or nonapplication thereof.

     6.12. Sale a Bar Against Company. Any such sale, whether under the power of sale hereby given or pursuant to judicial proceedings or otherwise, shall operate to divest all right, title, interest, claim and demand whatsoever, at law or in equity or by statute or otherwise, of the Company in and to the property sold, and, so far as permitted by law, shall be a perpetual bar at law and in equity and otherwise against the Company and its successors and assigns and all Persons now or hereafter claiming such property or any part thereof from, through or under the Company or its successors or assigns.

     6.13. Application of Proceeds of Sale. The proceeds of any such sale, whether under the power of sale hereby given or pursuant to judicial proceedings or otherwise, together with any other moneys then held by the Mortgagee under this Mortgage as part of the Mortgaged Property or the proceeds thereof, shall be applied as follows:

          First: to the payment of all lawful taxes, assessments or liens prior to the lien of this Mortgage, except those subject to which such sale shall have been made, and of all costs and expenses of such sale, including the reasonable compensation, expenses and disbursements of the Mortgagee and its agents and attorneys, and of all other sums payable to the Mortgagee hereunder by reason of any liabilities incurred or advances made by it in connection with the management or administration of the Mortgaged Property;

          Second: to the payment of the whole amount then due and unpaid upon the Notes then outstanding for principal, premium, if any, and interest, with interest on the overdue principal, premium, if any, and (if and to the extent permitted by law) interest at a rate per annum equal, in the case of each Note, to the rate of interest specified therein plus 2%; and, in case such proceeds shall be insufficient to pay in full the whole amount so due and unpaid, then to the payment of such principal, premium, if any, and interest ratably, without preference or priority of any one over any other, or of any installment of interest over any other installment of interest; and

          Third: any surplus then remaining, to the Company or its successors or assigns, or to whomsoever may be lawfully entitled to receive the same.

     In the event of any sale of the Mortgaged Property, or any part thereof, under this Article on terms of credit, the Mortgagee shall receive and hold as property subject to the lien of this Mortgage all agreements and instruments evidencing the indebtedness of the purchaser or purchasers, shall administer and enforce the same, shall collect all moneys becoming due thereunder and apply such moneys as provided in this section 6.13. The Mortgagee is hereby authorized, in its discretion, to sell and dispose of the indebtedness evidenced by such agreements or instruments and to collect the proceeds thereof, which shall thereupon be applied as provided in this section 6.13.

     6.14. Waiver of Appraisement, Valuation, Stay, Extension and Redemption Laws. The Company agrees, to the full extent that it may lawfully so agree, that in case of a Default on its part hereunder, neither the Company nor anyone claiming through or under it shall or will set up, claim or seek to take advantage of any appraisement, valuation, stay, extension or redemption laws now or hereafter in force in any locality where any property subject to the lien hereof may be situated, in order to prevent or hinder the enforcement or foreclosure of this Mortgage, or in the absolute sale of the property hereby conveyed, or the final and absolute putting into possession thereof, immediately after such sale, of the purchasers thereat, and the Company, for itself and all who may at any time claim through or under it, hereby waives to the full extent that it may lawfully so do, the benefit of all such laws, and any and all right to have the assets comprised in the security intended to be created hereby marshaled upon any foreclosure of the lien hereof and agrees that the Mortgagee or any court having jurisdiction to foreclose such lien may sell the Mortgaged Property as an entirety.

     6.15. Mortgagee Entitled to Appointment of Receiver. If an Event of Default shall occur and be continuing, then upon the filing of a bill in equity or other commencement of judicial proceedings to enforce the rights of the Mortgagee, the Mortgagee, to the extent permitted by law, shall be entitled as a matter of right to the appointment of a receiver or receivers of the Mortgaged Property, and of the tolls, rents, revenues, issues, income, product and profits thereof, pending such proceedings, with such powers as the court making such appointment shall confer, but, notwithstanding the appointment of any receiver, trustee or other custodian, the Mortgagee shall be entitled as pledgee to the possession and control of any cash, or other instruments at the time held by, or payable or deliverable under the terms of this Mortgage to, the Mortgagee.

     6.16. Suits to Protect the Mortgaged Property. The Mortgagee shall have power (a) to institute and maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Mortgaged Property by any acts which may be unlawful or any violation of the Mortgage, (b) to preserve or protect its interests in the Mortgaged Property and in the income, revenues, tolls, rents and profits arising therefrom, and (c) to restrain the enforcement of or compliance with any legislation or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid, if the enforcement of, or compliance with, such enactment, rule or order would impair the security hereunder or be prejudicial to the interests of the Mortgagee.

     6.17. Mortgagee May File Proofs of Claim in Receivership, etc. In the case of any receivership, insolvency, bankruptcy, reorganization, arrangement, adjustment, composition, or other judicial proceedings affecting the Company, its creditors or its property, the Mortgagee shall, to the extent permitted by law, be entitled to file such proofs of claim and other documents as may be necessary or advisable in order to have the claims of the Mortgagee allowed in such proceedings for the entire amount due and payable by the Company under this Mortgage at the date of the institution of such proceedings and for any additional amount which may become due and payable by the Company hereunder after such date.

     6.18. Company to Pay All Notes on Any Default in Payment; Application of Moneys by Mortgagee. If Default shall be made in the payment of any principal of, or premium, if any, or interest on any of the Notes, when and as due and payable, then, upon demand of the Mortgagee, the Company will pay to the Mortgagee, the whole amount due and payable on all Notes at the time outstanding for principal, premium, if any, and interest, with interest on the overdue principal, premium, if any, and (if and to the extent permitted by law) interest at a rate per annum equal, in the case of each Note, to the rate of interest specified therein plus 2%; and in case the Company shall fail to pay the same forthwith upon such demand, the Mortgagee shall be entitled to sue for and to recover judgment for the whole amount so due and unpaid together with costs, which shall include the reasonable compensation, expenses and disbursements of the Mortgagee's agents and attorneys.

     The Mortgagee shall be entitled to sue and recover judgment as aforesaid either before, after or during the pendency of any proceedings for the enforcement of this Mortgage, and the right of the Mortgagee to recover such judgment shall not be affected by any taking, possession or sale hereunder, or by the exercise of any other right, power or remedy for the enforcement of the terms of this Mortgage, or the foreclosure of the lien hereof.

     In case of a sale of any of the Mortgaged Property and of the application of the proceeds of sale to the payment of the debt hereby secured, the Mortgagee shall be entitled to enforce payment of and to receive all amounts then remaining due and unpaid upon any and all of the Notes then outstanding, and the Mortgagee shall be entitled to recover judgment for any portion of the debt remaining unpaid, with interest.

     The Company agrees, to the full extent that it may lawfully so agree, the no recovery of any such judgment by the Mortgagee and no attachment or levy of any execution upon any such judgment upon any of the Mortgaged Property or upon any other property shall in any manner or to any extent affect the lien of this Mortgage upon the Mortgaged Property or any part thereof or any lien, rights, powers or remedies of the Mortgagee hereunder, but such lien, rights, powers and remedies shall continue unimpaired as before.

     Any moneys thus collected by the Mortgagee or received by the Mortgagee under this section 6.18 shall be applied as follows:

          First, to the payment of the reasonable compensation, expenses and disbursements of the agents and attorneys of the Mortgagee; and

          Second, toward payment of the amounts then due and unpaid upon the Notes in respect of which such moneys shall have been collected, ratably and without any preference or priority of any kind, according to the amounts due and payable upon such Notes.

     6.19. Delay or Omission No Waiver. No delay or omission of the Mortgagee or of any holder of Notes outstanding hereunder to exercise any right, power or remedy accruing upon any Default shall exhaust or impair any such right, power or remedy or shall be construed to be a waiver of any such Default, or acquiescence therein; and every right, power and remedy given by this Mortgage to the Mortgagee may be exercised from time to time and as often as may be deemed expedient by the Mortgagee.

     6.20. No Waiver of One Default to Affect Another. No waiver of any Default hereunder shall extend to or shall affect any subsequent or any other then existing Default or shall impair any rights, powers or remedies consequent thereon.

     6.21. Discontinuance of Proceedings--Position of Parties Restored. In case the Mortgagee shall have proceeded to enforce any right or remedy under this Mortgage by foreclosure, entry or otherwise, and such proceedings shall have been discontinued or abandoned for any reason, or shall have been determined adversely to the Mortgagee, then and in every such case the Company and the Mortgagee shall be restored to their former positions and rights hereunder, and all rights, powers and remedies of the Mortgagee shall continue as if no such proceeding had been taken.

     6.22. Remedies Cumulative. No right, power or remedy conferred upon or reserved to the Mortgagee by this Mortgage is intended to be exclusive of any other right, power or remedy, but each and every such right, power and remedy shall be cumulative and concurrent and shall be in addition to any other right, power and remedy given hereunder or now or hereafter existing at law or in equity or by statute.

                                       7.

                    Immunity of Incorporators, Stockholders,
                             Officers and Directors.

     7.01. Immunity of Incorporators, Stockholders, Officers and Directors. No recourse under or upon any obligation, covenant or agreement contained in this Mortgage or in any mortgage supplemental hereto, or in any Note (other than by endorsement thereof), or because of any Indebtedness hereby secured, shall be had against any incorporator, or against any past, present or future stockholder, officer or director, as such, of the Company or of any successor corporation, either directly or through the Company or any successor corporation under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceedings or otherwise; it being agreed and understood that this Mortgage, any mortgage supplemental hereto and the obligations hereby secured, are solely corporate obligations, and that no personal liability whatever shall attach to, or be incurred by, such incorporators, stockholders, officers or directors, as such, of the Company or of any successor corporation, or any of them, because of the incurring of the indebtedness hereby authorized, or under or by reason of any of the obligations, covenants or agreements contained in this Mortgage or in any mortgage supplemental hereto or in any of the Notes, or implied therefrom.

                                       8.

                                   Defeasance.

     8.01. Defeasance. If the Company shall pay and discharge or provide for the payment and discharge of the entire Indebtedness on all Notes at the time outstanding by paying or causing to be paid the principal of, and the premium, if any, and interest on the Notes, at the time and in the manner therein and herein expressed, and if the Company shall also pay and discharge all amounts and obligations under the Gas Sale Contract, and if the Company shall also

          (a) pay or cause to be paid all other sums payable hereunder by the Company or make provision satisfactory to the Mortgagee for the payment thereof, and

          (b) duly perform and comply with all covenants, agreements, terms and conditions on the part of the Company contained in this Mortgage according to the true intent and meaning thereof, then and in that case all property, rights and interests hereby conveyed or assigned or pledged shall revert to the Company, and the estate, right, title and interest of the Mortgagee therein shall thereupon cease, terminate and become void; and the Mortgagee in such case, on demand of the Company and at its cost and expense, shall execute and deliver to the Company a proper instrument or instruments acknowledging the satisfaction and termination of this Mortgage and all mortgages supplemental hereto, and shall convey, assign and transfer, or cause to be conveyed, assigned or transferred, and shall deliver or cause to be delivered, to the Company all property, including money, then held by the Mortgagee, other than moneys paid to the Mortgagee for the payment of the principal of and premium, if any, or interest on any Notes.

                                       9.

                            Miscellaneous Provisions.

     9.01. Successors and Assigns Included in Parties. Whenever in this Mortgage one of the parties hereto is named or referred to, the successors and assigns of such party shall be included, and all covenants and agreements contained in this Mortgage by or on behalf of the Company or by or on behalf of Alaska shall bind and inure to the benefit of their respective successors and assigns, whether so expressed or not.

     9.02. Addresses for Notices, etc. Any notice, demand or other instrument authorized by this Mortgage to be served on or given to the Company may be served on or given to the Company at First City Tower, 1001 Fannin, Suite 1700, Houston, Texas 77002, or at such other address as may have been furnished in writing to the Mortgagee by the Company.

     Any notice, demand or other instrument to be served on or given to Alaska may be served on or given to Alaska at 3000 Spenard Road, Anchorage, Alaska 99502, or at such other address as may have been furnished in writing to the Company by Alaska.

     9.03. Table of Contents, Headings, etc. The table of contents, the headings of the Articles, sections, paragraphs and subdivisions of this Mortgage are for convenience of reference only, are not to be considered a part hereof, and shall not limit or otherwise affect any of the terms hereof.

     9.04. Invalid Provisions to Affect No Others. In case any one or more of the covenants, agreements, terms or provisions contained in this Mortgage or any mortgage supplemental hereto or in the Notes shall be invalid, illegal or unenforceable in any respect, the validity of the remaining covenants, agreements, terms or provisions contained herein and in the Notes shall be in no way affected, prejudiced or disturbed thereby.

     9.05. Changes, etc. Neither this Mortgage nor any term hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

     9.06. Counterparts of Mortgage. The Mortgage may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


                    III. MISCELLANEOUS PROVISIONS RELATING TO
                          EIGHTH SUPPLEMENTAL MORTGAGE.

                                       10.

                            Miscellaneous Provisions.

     10.01. Titles, Headings, etc. The titles and headings of the articles, sections and subdivisions of this Eighth Supplemental Mortgage have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

     10.02. Counterparts. This Eighth Supplemental Mortgage may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

                                       11.

                      Real Property Specifically Described.

     11.01. Real Property Specifically Described. The real property and interests referred to in the Granting Clauses of this Eighth Supplemental Mortgage are set forth in Schedule I attached hereto and made a part hereof for all purposes.

         IN WITNESS WHEREOF, the parties have caused this Eighth Supplemental Mortgage to be executed by their respective officers thereunto duly authorized, all as of the day and year first above written.

                                                 SEAGULL ENERGY CORPORATION


                                                 By: /s/ Barry J. Galt,
                                                    Chairman and Chief
                                                    Executive Officer


[Corporate Seal]

Attest:


By:      /s/ Joe T. Rye, Secretary

                                                 ALASKA PIPELINE COMPANY


                                                 By: /s/ Bill B. Hickman,
                                                     Executive Vice President


[Corporate Seal]

Attest:


By:      /s/ Eugene S. Clark, Secretary

STATE OF TEXAS                      ss.
                                    ss.
COUNTY OF HARRIS                    ss.

     Before me, the undersigned authority, on this day personally appeared Barry
J. Galt, known to me to be the person whose name is subscribed to the foregoing instrument, and known to me to be the Chairman and Chief Executive Officer of Seagull Energy Corporation, a Texas corporation, and acknowledged to me that he executed said instrument for the purposes and consideration therein expressed, and in the capacity therein stated, as the free and voluntary act and deed of the said corporation for the uses and purposes therein mentioned.

     Given under my hand and seal of office this 17th day of June, 1985.


                                                 /s/  DeBra D. Edwards
                                                 Notary Public in and for the
                                                 State of Texas

                                                 My Commission Expires
                                                 April 17, 1989

[Notarial Seal]


STATE OF TEXAS                      ss.
                                    ss.
COUNTY OF HARRIS                    ss.

     Before me, the undersigned authority,  on this day personally appeared Bill
B. Hickman, known to me to be the person whose name is subscribed to the foregoing instrument, and known to me to be an Executive Vice President of Alaska Pipeline Company, an Alaska corporation, and acknowledged to me that he executed said instrument for the purposes and consideration therein expressed, and in the capacity therein stated, as the free and voluntary act and deed of the said corporation for the uses and purposes therein mentioned.

         Given under my hand and seal of office this 17th day of June, 1985.

                                                 /s/  DeBra D. Edwards
                                                 Notary Public in and for t
                                                 State of Texas

                                                 My Commission Expires
                                                 April 17, 1989

[Notarial Seal]

                                                                       EXHIBIT C






                           SEAGULL ENERGY CORPORATION



                                       TO


                      THE EQUITABLE LIFE ASSURANCE SOCIETY

                              OF THE UNITED STATES

                         THE TRAVELERS INSURANCE COMPANY

                                       AND

                      THE TRAVELERS LIFE INSURANCE COMPANY




                             ----------------------

                              INDUCEMENT AGREEMENT
                             ----------------------



                           Dated as of: June 17, 1985

                                TABLE OF CONTENTS


                                                                            Page


1.       Representations by Seagull ......................................    1
1.1.     Incorporation, Standing, etc ....................................    1
1.2.     Qualification ...................................................    2
1.3.     Authority Binding Effect ........................................    2
1.4.     Financial Statements ............................................    2
1.5.     Changes, etc ....................................................    2
1.6.     Litigation, etc .................................................    3
1.7.     Compliance with Other Instruments, etc ..........................    3
1.8.     Governmental Consent, etc .......................................    3
1.9.     Title to Properties; Liens ......................................    3
1.10.    Holding Company Act .............................................    4
1.11.    Disclosure ......................................................    4

2.       [Intentionally Omitted.] ........................................    4

3.       Subordination ...................................................    4

4.       Financial Statements and Other Information ......................    7

5.       Inspection ......................................................    8

6.       Covenants of Seagull ............................................    9
6.1.     Accounting and Reserves .........................................    9
6.2.     Consolidated Net Tangible Assets ................................    9
6.3.     Insurance .......................................................   10
6.4.     Maintenance of Corporate Existence, Franchises, etc .............   10
6.5.     Maintenance and Improvement of Division Property ................   10
6.6.     Restrictions on Liens, etc ......................................   11
6.7.     Recordation of Intercompany Mortgage ............................   13
6.8.     Performance of Franchises; Extension, Amendment, etc. of Division
         Certificate .....................................................   14
6.9.     Gas Sale Contract ...............................................   14
6.10.    Sale, Merger and Consolidation ..................................   14

7.       Costs and Expenses ..............................................   15

8.       Notices etc .....................................................   15

9.       Miscellaneous ...................................................   15

EXHIBIT A - Litigation

                           SEAGULL ENERGY CORPORATION
                             1001 Fannin, Suite 1700
                              Houston, Texas 77002

                                                    Dated as of:  June 17, 1985

The Equitable Life Assurance Society
  of the United States
1285 Avenue of the Americas
New York, New York 10019
Attention:  Corporate Finance Department

The Travelers Insurance Company
The Travelers Life Insurance Company
One Tower Square
Hartford, Connecticut 06115
Attention: Securities Department
                  Private Placement Division

Dear Sirs:

     You expect to purchase, collectively, $10,000,000 aggregate principal amount of the 12.125% Series E Notes due July 1, 1990 (the "Series E Notes"), $14,500,000 aggregate principal amount of the 12.70% Series F Notes due July 1, 1995 (the "Series F Notes"), $3,000,000 aggregate principal amount of the 12.80% Series G Notes due July 1, 2000 (the "Series G Notes") and $17,500,000 aggregate principal amount of the 12.75% Series H Notes due July 1, 2000 (the "Series H Notes" and, together with the Series E, F and G Notes, the "New Notes") of Alaska Pipeline Company (the "Company"). Such purchases by each of you will be made pursuant to identical Note Agreements, dated the date hereof, between the Company and each of you (collectively, the "New Note Agreements"). You previously purchased the Existing Notes pursuant to one or more of the Existing Note Agreements (as these and other capitalized terms used herein without definition are defined in the New Note Agreements). Hereinafter, the New Notes and the Existing Notes will be collectively referred to as the "Notes" and the New Note Agreements and the Existing Note Agreements will be collectively referred to as the "Note Agreements". Seagull Energy Corporation, a Texas corporation ("Seagull"), has agreed to acquire all of the issued and outstanding common stock of the Company and the assets and liabilities of the Division pursuant to a Purchase and Sale Agreement, dated October 10, 1984, between ENSTAR Corporation ("ENSTAR") and Seagull, as supplemented by a Supplemental Agreement dated as of May 3, 1985 (the "Acquisition Agreement"). In order to induce you to enter into the New Note Agreements and to purchase the New Notes pursuant thereto, and to release certain collateral securing the Existing Notes, Seagull agrees with each of you as follows:

     1. Representations by Seagull. Seagull represents and warrants to you at:

     1.1. Incorporation, Standing, etc. Seagull is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Texas and has all requisite corporate power and authority to own and operate its properties, to carry on its business as now conducted and as now proposed to be conducted, and to enter into and perform the Acquisition Agreement and the Seagull Documents.

     1.2. Qualification. Seagull is duly qualified or licensed and in good standing as a foreign corporation duly authorized to do business in the State of Alaska and in each jurisdiction wherein the character of the properties owned or the nature of the activities conducted by Seagull makes necessary such qualification or licensing as a foreign corporation, except for such failures to be so qualified or licensed and in good standing, if any, which when taken together would not in the aggregate have a material adverse effect on the condition, business or property of Seagull.

     1.3. Authority Binding Effect. The execution, delivery and performance by Seagull of the Acquisition Agreement and the Seagull Documents have been duly authorized by all necessary action on the part of Seagull. This Agreement and the Acquisition Agreement have been duly executed and delivered by the duly authorized officers of Seagull and, assuming due authorization, execution and delivery by the other parties thereto, constitute legal, valid and binding obligations of Seagull enforceable against Seagull in accordance with their respective terms. When executed and delivered by Seagull each of the other Seagull Documents shall have been duly executed and delivered by the duly authorized officers of Seagull and, assuming due authorization, execution and delivery by the other parties thereto, shall constitute legal, valid and binding obligations of Seagull enforceable against Seagull in accordance with their respective terms.

     1.4. Financial Statements. Seagull has delivered to you financial statements of Seagull for the years ended December 31, 1983 to 1984, inclusive, and for the quarterly period ended March 31, 1985, containing consolidated balance sheets of Seagull and its consolidated subsidiaries as at such dates and the related consolidated statements of income and surplus for such years and for such quarterly period, all (except such financial statements for such quarterly period) as certified by Peat, Marwick, Mitchell & Co. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved and fairly present the financial condition and the results of operations of Seagull and its consolidated subsidiaries as at such dates and for such years and quarterly period. Seagull has also delivered to you copies of (i) Seagull's Annual Report on Form 10-K for the year ended December 31, 1984 (the "1984 10-K"), (ii) Seagull's Quarterly Report on Form 10-Q for the quarter ended March 31, 1985 (the "10Q"), (iii) the Prospectus dated January 15, 1985 relating to the underwritten public offering by Seagull of 850,000 shares of its common stock (the "Prospectus"), (iv) the Acquisition Agreement and (v) Seller's Disclosure Schedule (as defined in the Acquisition Agreement). The 1984 10-K, the 10Q, the Prospectus, the Acquisition Agreement, Seller's Disclosure Schedule and the financial statements referred to in this section 1.4 are hereinafter collectively called the "Disclosure Documents".

     1.5. Changes, etc. Since March 31, 1985, there has been no material adverse change in the financial condition of Seagull and its consolidated subsidiaries, taken as a whole, from that reflected in the consolidated balance sheet as at such date referred to in section 1.4, and there has been no occurrence or development which has had or in the opinion of Seagull will have a materially adverse effect on the financial condition of Seagull and its consolidated subsidiaries, the Company or the Division, or the ability of Seagull to perform its obligations under the Seagull Documents.

     1.6. Litigation, etc. There is no litigation, proceeding or investigation pending or, to the best of Seagull's knowledge, threatened against Seagull which questions the validity of the Acquisition Agreement or the Seagull Documents or any action taken or to be taken pursuant to any thereof. Except as disclosed on Exhibit A attached hereto, there is no litigation, proceeding or investigation pending or, to the best of Seagull's knowledge, threatened against Seagull which involves the condemnation, purchase or other acquisition by any governmental authority of any property (individually or in the aggregate material) of Seagull, the Company or the Division or which might result in any materially adverse change in the condition, business or prospects of Seagull, the Company or the Division or in any of their respective properties or assets (individually or in the aggregate material), except as described in the Disclosure Documents.

     1.7. Compliance with Other Instruments, etc. The execution, delivery and performance by the Company of the New Note Agreements or the Gas Contracts, or by Seagull of the Acquisition Agreement and the Seagull Documents, and the issuance and sale of the New Notes, will not result in any violation of any term or condition of (i) the charter or by-laws of Seagull, or (ii) any material contract, agreement, instrument, judgment, decree, order, franchise, certificate, permit and the like or, to the actual knowledge of the executive officers of Seagull, any statute, rule, regulation or ordinance of any court or governmental authority applicable to Seagull or by which it is bound or to which any of its properties or assets is subject.

     1.8. Governmental Consent, etc. Except for (i) the approval of the PUC to the transfer of the Division Certificate from ENSTAR to Seagull, (ii) routine filings and the like required in the ordinary course of business of Seagull, the Company or the Division, (iii) the approvals, consents, filings and the like referred to in Part VI of Seller's Disclosure Schedule, (iv) the filing by Seagull of a report on Form 8-K relating to the closing under the Acquisition Agreement, and (v) any filings required pursuant to section 6.7 hereof or referred to in section 9.6 of the Note Agreement, no consent, approval or authorization of, or registration, declaration or filing with, any governmental or public body or authority is required in connection with the valid execution, delivery and performance by Seagull of the Acquisition Agreement and the Seagull Documents, or the carrying out of any of the transactions contemplated by any thereof.

     1.9. Title to Properties; Liens. Seagull will have, upon the consummation of the transactions contemplated by the Acquisition Agreement, good and marketable title to (i) substantially all of the Division's real and personal property (except for property consisting of rights-of-way, licenses, permits and franchises, as to which Seagull will have satisfactory title for the purposes of constructing, operating and maintaining all property located or proposed to be located on the real property covered thereby), and (ii) all of the issued and outstanding Common Stock of the Company, in each case subject to no mortgage, pledge, lien, security interest, lease, charge or encumbrance or conditional sale or other title retention agreement other than, with respect only to the Division's real and personal property, those permitted by section 6.6 and other than, with respect only to such Common Stock, the security interest and pledge, if any, securing the indebtedness of Seagull referred to in Section
5.2.3 of the Acquisition Agreement.

     1.10. Holding Company Act. Seagull is not, and upon the consummation of the transactions contemplated by the Acquisition Agreement shall not be, a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended (the "PUHCA" ore than 10% of the common stock of Seagull is beneficially owned by Finial Investment Corporation, a Texas corporation ("Finial"), and the Division constitutes a "public utility company" within the meaning of the PUHCA. On May 23, 1985, Seagull, acting in good faith, filed with the Securities and Exchange Commission ("SEC") pursuant to Section 2(a)(8) of the PUHCA, an application (the "Application") for an order to the effect that Seagull is not a "subsidiary" of Finial within the meaning of the PUHCA. As a result of such filing, Seagull is not a "subsidiary" of a "holding company" or an "affiliate" of a "holding company" or of a "subsidiary" of a "holding company", all within the meaning of the PUHCA. Pursuant to Section 3(c) of the PUHCA, the non-subsidiary status of Seagull shall continue until the SEC, after notice and opportunity for hearing, shall enter an order denying or otherwise disposing of the Application. As of the date hereof, the SEC has not given any such notice nor has it otherwise acted upon the Application in any respect.

     1.11. Disclosure. Neither this Agreement nor any certificate, statement or other document furnished by or on behalf of Seagull in connection with the transactions referred to in this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein not misleading. There is no fact known to Seagull which materially adversely affects or in the future may (so far as Seagull can now reasonably foresee) materially adversely affect the business operations, affairs or condition of Seagull, the Company or the Division or any of its properties or assets (individually or in the aggregate material) which has not been set forth in this Agreement, or in the other documents, certificates or statements furnished to you by or on behalf of Seagull prior to the date hereof pursuant hereto in connection with such transactions.

     2. [Intentionally Omitted.]

     3. Subordination. All Indebtedness of the Company to Seagull, now existing or hereafter incurred, including, without limitation, all Indebtedness in respect of advances, open accounts, accounts payable obligations, loans, notes, bonds, debentures or other evidences of debt whether for principal, premium, if any, or interest, and all instruments constituting or evidencing any of the foregoing, whether or not held by Seagull (the "Subordinated Indebtedness") shall be subordinate, subject and junior in right of payment to the prior payment in full of all the Notes in the manner and with the effect provided below in this section 3:

          (a) Upon the happening of an event which would constitute an Event of Default under any of the Note Agreements (an "Event of Default") unless and until such Event of Default shall have been remedied or waived or shall have ceased to exist, no direct or indirect payment (in cash, property or securities or by set-off or otherwise) shall be made or agreed to be made on account of the principal of, or premium, if any, or interest on any Subordinated Indebtedness, or as a sinking fund for the Subordinated

          Indebtedness, or in respect of any redemption, retirement, purchase or other acquisition of any of the Subordinated Indebtedness.

          (b) In the event of (i) any insolvency, bankruptcy, receivership, liquidation, reorganization, readjustment, composition or other similar proceeding relative to the Company, its creditors, as such, or its property, (ii) any proceeding for the liquidation, dissolution or other winding-up of the Company, voluntary or involuntary, whether or not involving insolvency or bankruptcy proceedings, (iii) any assignment by the Company for the benefit of creditors, or (iv) any other marshalling of the assets of the Company, then and in any such event:

          (1) the holders of Subordinated Indebtedness shall not be entitled to receive any payment or distribution of any character, whether in cash, securities or other property, in respect of any Subordinated Indebtedness unless and until all the Notes (including any interest thereon accruing at the legal rate after the commencement of any such proceedings and any additional interest thereon that would have accrued thereon but for the commencement of such proceedings) shall have been paid in full;

          (2) all Subordinated Indebtedness shall forthwith become due and payable (notwithstanding the terms thereof) and any payment or distribution of any character, whether in cash, securities or other property, which would otherwise (but for the terms of this section 3) be payable or deliverable in respect of any Subordinated Indebtedness shall be paid or delivered directly to the holders of the Notes, to be applied, pro rata, to the reduction of the then outstanding principal balance of the Notes until all the Notes shall have been paid in full;

          (3) the holders of Subordinated Indebtedness irrevocably authorize and empower you to demand, sue for, collect and receive all such payments and distributions and to receipt therefor, and to file and prove all such claims and take all such other action in the name of the holders of Subordinated Indebtedness, or otherwise, as you may determine to be necessary or appropriate for the enforcement of this section 3; and

          (4) the holders of Subordinated Indebtedness will execute and deliver to you all such further instruments confirming the above authorization, and all such powers of attorney, proofs of claim, assignments of claim and other instruments, and will take all such other action as may be reasonably requested by you in order to enable you to enforce all claims upon such payment or distribution in respect of Subordinated Indebtedness.

          (c) In the event that any Subordinated Indebtedness is declared due and payable as a result of the occurrence of one or more defaults in respect thereof under circumstances when the terms of subdivision (b) are not applicable, no payment shall be made in respect of any Subordinated Indebtedness unless and until all the Notes outstanding at the time such Subordinated Indebtedness is so declared due and payable


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



          shall have been paid in full or such declaration and its consequences shall have been rescinded and all such defaults shall have been remedied or waived or shall have ceased to exist.

          (d) If any payment or distribution of any character, whether in cash, securities or other property in respect of any Subordinated Indebtedness (other than payments not prohibited pursuant to this section 3) shall, despite the foregoing terms, be received by any holders of Subordinated Indebtedness before all the Notes shall have been paid in full, such payment or distribution shall be received in trust for the benefit of the holders of the Notes. Such trust and all claims of the holders of the Notes with respect to any such payment or distribution received by any holders of Subordinated Indebtedness shall terminate 365 days following the receipt of such payment or distribution by such holders of Subordinated Indebtedness unless, (x) prior to the expiration of such 365-day period, such holders of Subordinated Indebtedness shall have actual knowledge or should have had actual knowledge that an Event of Default had occurred and was continuing under any of the Note Agreements at the time of such payment or distribution or (y) such Event of Default shall relate to any act or omission of Seagull or any condition with respect to Seagull. Unless such trust and such claims shall terminate in accordance with the prior sentence, each such payment and distribution so received shall be paid over or delivered and transferred to the holders of the Notes, and applied, pro rata, to the reduction of the then outstanding principal balance of the Notes to the extent necessary to pay all the Notes in full. In the event of the failure of the holder of any Subordinated Indebtedness to endorse or assign any such payment, distribution or security, each holder of the Notes is hereby irrevocably authorized to endorse or assign the same.

          (e) No present or future holder of the Notes shall be prejudiced in the right to enforce subordination of Subordinated Indebtedness by any act or failure to act on the part of the Company.

          (f) The Company will not execute and deliver, issue or give, and neither Seagull nor any other holder of Subordinated Indebtedness will demand, accept or receive, any instrument or other evidence of any Subordinated Indebtedness.

          (g) Unless and until all the Notes shall have been paid in full, neither Seagull nor any other holder of Subordinated Indebtedness will assign or otherwise transfer any Subordinated Indebtedness without, in each case, your prior written consent, except that all Subordinated Indebtedness held by Seagull may be transferred to any corporation assuming the obligations of Seagull hereunder in accordance with a transaction permitted by section 6.

          (h) Seagull and the Company will each mark its books of account in such manner as shall be effective to give proper notice of the subordination effected by this Agreement.

          (i) This Agreement shall continue to be effective, or be reinstated, as the case may be, if at any time payment, in whole or in part, of any of the sums due any holder of the Notes for principal, interest or premium, if any, is rescinded or must otherwise


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



         be restored or returned by such holder upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Company, or upon or as a result of the appointment of a custodian, receiver, liquidator, fiscal agent, trustee or other officer with similar powers with respect to the Company or any substantial part of its property, or otherwise, all as though such payments had not been made. For the purposes of this Agreement, no Note shall be deemed to have been paid in full unless the holder thereof shall have received (free and clear of any lien, charge or encumbrance created by or through the Company), cash equal to the principal amount of such Note at the time remaining unpaid, together with interest, and premium, if any, then due thereon, and none of such cash shall be required to be restored or returned by such holder for a reason set forth above or for any other reason.

          (j) Upon the payment in full of all the Notes, the holders of Subordinated Indebtedness shall be subrogated to all rights of any holders of the Notes to receive any further payments or distributions applicable to the Notes until the Subordinated Indebtedness shall have been paid in full, and for the purposes of such subrogation, no payment or distribution received by the holders of the Notes of cash, securities or other property to which the holders of the Subordinated Indebtedness would have been entitled except for these subordination provisions shall, as between the Company and its creditors other than the holders of the Notes, on the one hand, and the holders of Subordinated Indebtedness, on the other, be deemed to be a payment or distribution by the Company to or on account of the Notes.

     4. Financial Statements and Other Information. Seagull will deliver (in duplicate) to you, so long as you shall hold any Notes, and to each other holder of at least 10% in principal amount of any Series of the Notes at the time outstanding:

          (a) as soon as available and in any event within 60 days after the end of the first, second and third quarterly accounting periods in each fiscal year of Seagull, a balance sheet of the Division and a consolidated balance sheet of Seagull and its consolidated subsidiaries as at the end of such period and the related statements of income and surplus and changes in financial position of the Division and consolidated statements of income and surplus and changes in financial position of Seagull and its consolidated subsidiaries for the period from the beginning of the current fiscal year to the end of such quarterly period, setting forth in each case in comparative form the figures for the corresponding periods of the previous year, all in reasonable detail and certified, subject to changes resulting from year-end audit adjustments, by a principal financial officer of Seagull;

          (b) as soon as available and in any event within 90 days after the end of each fiscal year of Seagull, a balance sheet of the Division and a consolidated balance sheet of Seagull and its consolidated subsidiaries as at the end of such fiscal year and the related statements of income and surplus and changes in financial position of the Division and consolidated statements of income and surplus and changes in financial position of Seagull and its consolidated subsidiaries for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable


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



          detail  and   accompanied  by  the  report  and  opinion   thereon  of
          independent  public   accountants  of  recognized   national  standing
          selected by Seagull;

          (c) together with each delivery of financial statements pursuant to subdivisions (a) and (b) above, an Officer's Certificate (i) stating that the signer has reviewed the relevant terms of the Seagull Documents, and has made, or caused to be made under his supervision, a review of the transactions and conditions of the Division and of Seagull and its consolidated subsidiaries during the period in question, and that such review has not disclosed the existence during such period, and that the signer did not have knowledge of the existence as at the date of such Officer's Certificate, of any default by Seagull under any Seagull Documents or, if any such default existed or exists, specifying the nature and period of existence thereof and what action Seagull has taken or is taking or proposes to take with respect thereto, and (ii) specifying the amount of Consolidated Net TangibIe Assets as at the end of such period, showing in reasonable detail the calculation thereof;

          (d) together with each delivery of financial statements pursuant to subdivision (b) above, a separate report by the independent public accountants reporting thereon (i) stating that their examination has included a review of the relevant terms of the Seagull Documents, as they relate to accounting matters, and (ii) stating whether or not their examination has disclosed the existence, during or as as the end of the fiscal year covered by such financial statements, of any default under any Seagull Document and, if their examination has disclosed such a default, specifying the nature and period of existence thereof;

          (e) promptly upon transmission thereof, copies of each report on Federal Energy Regulatory Commission Form 2 (or similar report) filed by Seagull with the PUC or any governmental authority succeeding to any of its functions (and, to the extent requested by you or such holder, copies of all regular and periodic reports filed by Seagull with the PUC or any governmental authority succeeding to any of its functions) and copies of all regular and periodic reports filed by Seagull with any securities exchange or with the Securities and Exchange Commission or any governmental authority succeeding to any of its functions; and

          (f)  with  reasonable  promptness,   such  other  financial  data  and
          information as from time to time may be reasonably requested.

     5. Inspection. At any and all reasonable times, Seagull will permit any registered holder of at least 10% of the aggregate principal amount of any series of the Notes then outstanding, or any agents or representatives designated by it, to examine all the books of account, records, reports and other papers of Seagull and of the Division (and to make copies and extracts therefrom), to inspect any property of Seagull and of the Division and to discuss the business and affairs of Seagull and of the Division with its and their officers and independent public accountants; provided, however, that Seagull shall have no obligation to provide access to (i) trade secrets, (ii) proprietary information of Seagull or any of its subsidiaries (other than the Division), (iii) any information covered by a confidentiality restriction or covenant entered into in good faith and applicable to Seagull or any of its


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



Subsidiaries (other than the Division) or (iv) any information (including, without limitation, Seagull's shareholder lists) not relating to the Division and not reasonably related to the performance by Seagull of its obligations under the Seagull Documents.

     6. Covenants of Seagull.

     6.1. Accounting and Reserves. Seagull will (a) maintain a standard and uniform system of accounting and keep proper books of record and account in which full, true and correct entries will be made of its transactions and, separately, transactions of the Division, all in accordance with generally accepted accounting principles or, in the case of the Division, Required Accounting Practice, and (b) set aside on its books and on the books of the Division for each fiscal year all such proper reserves for depreciation, depletion, obsolescence, amortization, bad debts and other purposes in connection with its business and the business of the Division as shall be required by Required Accounting Practice.

     6.2. Consolidated Net Tangible Assets. Seagull shall at all times maintain Consolidated Net Tangible Assets in an amount at least equal to $55,000,000. For purposes of this Agreement, Consolidated Net Tangible Assets shall mean, as applied to Seagull and its consolidated subsidiaries at any date, the gross book value of all assets (exclusive of franchises, licenses, permits, patents, patent applications, copyrights, trademarks, trade names, good will, experimental and organizational expense and other like intangibles, treasury shares and unamortized debt discount) properly appearing on a consolidated balance sheet of Seagull and its consolidated subsidiaries as at such date prepared in accordance with generally accepted accounting principles on a consolidated basis after eliminating all intercompany items, less the sum (without duplication) of:

          (a) the amount included in such assets of any write-up subsequent to December 31, 1984 in the book value of any asset owned by Seagull or any consolidated subsidiary on such date resulting from the revaluation thereof subsequent to such date, or any write-up in excess of cost of any asset acquired subsequent to such date;

          (b) all reserves for depreciation, depletion, obsolescence and amortization of properties (other than those excluded as hereinabove provided) as shown in such balance sheet and all other proper reserves (other than general contingency reserves and reserves representing mere appropriations of surplus) which in accordance with generally accepted accounting principles should be set aside in connection with the business conducted;

          (c) all liabilities (including tax and other proper accruals) which would, in accordance with generally accepted accounting principles, be classified as current liabilities of Seagull and its consolidated subsidiaries (including current maturities of Funded Debt); and

          (d) the amount included in such assets of the excess, if any, of (i) the cost of any assets acquired by Seagull or any of its consolidated subsidiaries subsequent to December 31, 1984 upon the consolidation or merger of any other corporation with or into Seagull or any of its consolidated subsidiaries or upon the acquisition by Seagull or any of its consolidated subsidiaries of all or substantially all of the assets of any other corporation, over (ii) the book value of such assets on the books of such other corporation at the time of such consolidation, merger or acquisition (other than the write-up of the book value of an asset made in accordance with generally accepted accounting principles in connection with the acquisition of such asset).

     6.3. Insurance. Seagull will keep or cause to be kept all of its and its Subsidiaries' property, directly relating to or used or useful or intended for use in the business of the Division and of a character usually insured by companies of established reputation similarly situated insured by reputable insurance companies or associations of high standing against loss or damage by fire and such other hazards and risks (including, without limitation, public liability, workmen's compensation and war risks and earthquake risks, if and to the extent war risk and earthquake risk insurance is at the time generally available) as are customarily insured against by companies of established reputation similarly situated, in such amount as such property and business is usually insured by such companies. Seagull will comply with all the terms and conditions of all insurance policies with respect to such property and business or any part thereof and with all requirements of Boards of Underwriters or similar bodies applicable thereto.

     6.4. Maintenance of Corporate Existence, Franchises, etc. Restrictions on Business. (a) Seagull will at all times maintain and keep and cause to be maintained and kept in full force and effect its corporate existence, good standing, franchises, rights and privileges as a foreign corporation under the laws of the State of Alaska and its qualification and good standing as a foreign corporation in each jurisdiction wherein the character of the properties owned or the nature of the activities conducted makes such qualification or licensing necessary, except where any such failure to maintain franchises, rights and privileges in such jurisdictions could not be reasonably expected (in the judgment of Seagull's executive officers) to have a material adverse effect on Seagull, the Division or the Company; provided, however, that nothing in this paragraph shall prohibit Seagull from merging or consolidating with any entity (whether as the surviving or resulting corporation or not) to the extent permitted by section 6.10.

          (b) The Division will not engage in any business other than the construction, ownership, operation and maintenance of systems for the distribution of natural, manufactured or mixed gas, and activities incidental to the foregoing.

     6.5. Maintenance and Improvement of Division Property. Seagull will at all times maintain, preserve and keep all of its property used or useful or intended for use in the Division's business and all of the Division's property in proper repair, working order and condition, and make all necessary or appropriate repairs, renewals, replacements, additions, betterments and improvements to such property, so that the efficiency of all such property shall at all times be properly preserved and maintained, provided that Seagull need not make such repair, renewal, replacement, addition, betterment or improvement if Seagull shall in good faith determine that such repair, renewal, replacement, addition, betterment or improvement is not necessary or desirable for the continued efficient and profitable operation of the Division's properties and business.



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



     6.6. Restrictions on Liens, etc. Seagull will not directly or indirectly create, assume or suffer to exist any mortgage, lien, pledge, charge or encumbrance on or conditional sale or other title retention arrangement with respect to any property or asset of the Division, whether owned on the date of delivery hereof or subsequently acquired, or upon any income or profits therefrom, other than:

          (a) the lien of the Intercompany Mortgage;

          (b) liens of taxes, assessments and governmental charges not yet payable, or payable without penalty so long as so payable, or deposits created in the ordinary course of business of the Division as security for compliance with laws imposing taxes, assessments or governmental charges;

          (c) liens of taxes, assessments and governmental charges the validity of which are being contested in good faith by appropriate action promptly initiated and diligently conducted, if such reserve or other appropriate provision, if any, as shall be required by Required Accounting Practice shall have been made therefor;

          (d) carriers', warehousemen's, materialmen's, mechanics', repairmen's, employees' or other similar liens for services arising in the ordinary course of the business of the Division not yet due or being contested in good faith by appropriate action promptly initiated and diligently conducted, if such reserve or other appropriate provision, if any, as shall be required by Required Accounting Practice shall have been made therefor;

          (e) liens incurred or deposits made in the ordinary course of the business of the Division in connection with workmen's compensation, unemployment insurance and other social security, or to secure the performance of leases (provided that all such liens incurred and deposits made in connection with such leases do not at any time exceed $250,000), tenders, statutory obligations, surety and appeal bonds, performance and return-of-money bonds and other similar obligations (exclusive of obligations incurred in connection with the borrowing of money or the obtaining of advances or credit);

          (f) any judgment lien, unless the judgment it secures shall not, within 30 days after the entry thereof, have been discharged or execution thereof stayed pending appeal, or shall not have been discharged within 30 days after the expiration of any such stay;

          (g) leases granted in the ordinary course of the business of the Division or leases to which any property acquired in the ordinary course of the business of the Division is subject;

          (h) encumbrances (other than to secure the payment of money), easements, rights-of-way, servitudes, permits, reservations, leases and other rights in respect of gravels, minerals, oil, gases or water or in respect of grazing, logging, mining, canals, ditches, reservoirs or the like, conditions, covenants, party wall agreements or other restrictions, or easements for streets, alleys, highways, pipe lines, telephone lines, power lines, railways and other rights-of-way, on, over or in respect of property (other than property used or to be used primarily for compressor stations) owned by Seagull or over which Seagull owns rights-of-way, easements, permits or licenses, provided that such encumbrances, easements, rights-of-way, servitudes, permits, reservations, leases, rights, conditions, covenants, party wall agreements or other restrictions are such that they will not either individually or in the aggregate, if exercised or availed of, interfere materially with the proper use or operation of the property affected thereby for the purpose for which such property is or is to be used, and provided, further, that, in the case of such of the same as relate only to property on, over or in respect of which Seagull owns rights-of-way or easements exclusively for pipe line purposes or locations for regulator stations or other pipe line facilities (other than compressor stations), Seagull has power under eminent domain or similar statutes to remove the same;

          (i) rights reserved to or vested in any municipality or public authority to control or regulate any property of Seagull or to use such property in any manner which does not materially impair the use of such property for the purposes for which it is held;

          (j) obligations or duties, affecting the property of Seagull, to any municipality or public authority with respect to any certificate of public convenience or necessity, franchise, grant, license or permit which do not materially impair the use of such property for the purposes for which it is held;

          (k) zoning laws and ordinances;

          (l) irregularities in or deficiencies of title to any rights-of-way, licenses or permits for pipe lines, telephone lines, power lines, water lines and/or appurtenances thereto or other improvements thereon, and to any real estate used or to be used primarily for right-of-way purposes or for regulator stations or other pipe line facilities (other than compressor stations), provided that Seagull shall have obtained from the apparent owner of the land or estate covered by any such right-of-way, license or permit, and shall hold as an asset of the Division a sufficient right, by the terms of the instrument granting such right-of-way, license or permit to the use thereof for the construction, operation or maintenance of the lines, appurtenances or improvements for which the same is used or is to be used, and provided, further, that Seagull has power under eminent domain or similar statutes to remove such irregularities or deficiencies;

          (m) reservations and other matters relating to titles to leases and leasehold interests in oil and gas properties and the lands covered thereby, if such reservations and other matters do not, in the aggregate, materially affect the marketability of the title thereto, and do not materially impair the use of such leases or leasehold interests for the purposes for which they are held or the value of the interest therein;

          (n) liens and other encumbrances incurred in connection with Indebtedness of Seagull not in excess of $10,000,000 at any time outstanding issued by a municipality or development corporation to finance the acquisition and construction of the property subject to such lien to be used by the Company or a Subsidiary thereof, the interest on which is exempt from federal income tax under section 103(b) of the Code; and

          (o) purchase money mortgages, liens or security interests in respect of property held as an asset of the Division either acquired by Seagull or upon which Seagull is constructing improvements after the date of this Agreement, or mortgages, liens or security interests existing in respect of such property at the time of acquisition thereof, securing Indebtedness of Seagull, provided that (i) no such mortgage, lien or security interest shall extend to or cover any other property, or secure any other Indebtedness of Seagull, (ii) the aggregate principal amount of all Indebtedness of Seagull secured by all such mortgages, liens and security interest shall not exceed $2,500,000 at any time outstanding, and (iii) the aggregate principal amount of all Indebtedness secured by all such mortgages, liens or other security interests in respect of any such property shall not exceed 90% of the cost or fair market value (as determined by Seagull in good faith), whichever shall be lower, of such property at the time of the acquisition thereof by Seagull.

Seagull will not sign or file in any state or other jurisdiction a financing statement under the Uniform Commercial Code with respect to any such property or asset or sign any security agreement with respect to any such property or asset authorizing any secured party thereunder to file any such financing statement, except, in any such case, a financing statement filed or to be filed to perfect or protect a security interest which Seagull is entitled to create, assume or incur, or permit to exist, under this section 6.6.

     6.7. Recordation of Intercompany Mortgage. Seagull, at its expense, will at all times cause the Intercompany Mortgage and any instruments amendatory thereof or supplemental thereto and any instruments of assignment thereof (and any appropriate financing statements or other instruments and continuations thereof with respect to any thereof) to be recorded, registered and filed and to be kept recorded, registered and filed in such manner and in such places, and will pay all such recording, registration, filing fees and other charges, and will comply with all such statutes and regulations as may be required by law in order to establish, preserve, perfect and protect the lien of the Intercompany Mortgage as a valid, direct first mortgage lien on and first priority perfected security interest in the property subject thereto, subject only to any encumbrances permitted thereby. Seagull will pay or cause to be paid all taxes (including interest and penalties) at any time payable in connection with the filing and recording of the Intercompany Mortgage and any and all supplements and amendments thereto. Seagull, at its expense, will execute and deliver to the Company (and will record) an instrument supplemental to the Intercompany Mortgage, whenever such an instrument is necessary or desirable under applicable law to subject to the lien of the Intercompany Mortgage all right, title and interest of the Division in and to all property required by the Intercompany Mortgage to be subject to the lien thereof and acquired by the Division since the date of the Intercompany Mortgage or the date of the most recent supplemental instrument so subjecting property to the lien thereof, whichever is later. Seagull, at its expense, will furnish to the holders of the Notes upon request from any holder of at least 10% of the aggregate principal amount of any Series of Notes then outstanding, an opinion of counsel reasonably satisfactory to you specifying the action taken by Seagull to comply with this section 6.7 since the date of the most recent opinion furnished pursuant to this section 6.7 (or, if no opinion has been so furnished, since the date hereof), stating that in the opinion of such counsel such action has been duly taken and stating that no other action is at the time required to be taken pursuant to this section 6.7 or if any such action is then required, specifying the same; provided, however,


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



that in no event shall Seagull be required to furnish more than one such opinion of counsel during any 12-month period.

     6.8. Performance of Franchises; Extension, Amendment, etc. of Division Certificate. (a) Seagull will at all times perform and observe all of the material covenants, agreements, terms, conditions and limitations contained in the Division Certificate and all other franchises for the distribution of gas at the time held by the Division or held by Seagull and directly relating to or used or useful or intended for use in the operations of the Division, and do all things necessary to keep unimpaired all of Seagull's rights thereunder and to prevent any default by Seagull thereunder or any forfeiture or impairment thereof.

          (b) Seagull will not cancel or terminate, or permit the cancellation or termination of, or default under, or make or agree to any amendment, modification or alteration which would result in a material adverse change in the rights of Seagull under the Division Certificate.

     6.9. Gas Sale Contract. Seagull will not assign, pledge, mortgage or otherwise hypothecate, or permit the assignment, pledge, mortgage or hypothecation of, any of its right, title or interest in, to or under the Gas Sale Contract. Seagull will at all times perform and observe all the covenants, agreements, terms, conditions and limitations applicable to it contained in the Gas Sale Contract and will do all things necessary to keep unimpaired all its rights under the Gas Sale Contract and to prevent any default thereunder or any forfeiture or impairment thereof; and, without limitation, Seagull, subject to delays resulting from disputes in good faith and to adverse claims of independent third parties, will promptly make the payments to the Company specified in the Gas Sale Contract. Seagull will not amend, modify, supplement, surrender, cancel, terminate or replace or in any way waive any covenant, agreement, term, condition or limitation of the Gas Sale Contract, except that Seagull may amend, modify or supplement the Gas Sale Contract if such amendment, modification or supplement does not contravene the provisions of Article IV or
Article V (as amended on the date hereof pursuant to section 3.5 of the New Note Agreements) and if, in the good faith judgment of Seagull, such amendment, modification or supplement is desirable in, or will not have a material adverse effect on, the business of the Division and will not be in any way prejudicial to the holders of the Notes.

     6.10. Sale, Merger and Consolidation. Seagull will not directly or indirectly sell, transfer or otherwise dispose of all or substantially all of its properties and assets, or merge into or consolidate with any other corporation, or permit any other corporation to consolidate with or merge into it, unless (a) such sale of properties and assets, or such merger, as the case may be, effects the transfer of the properties and assets of the Division and all of the then issued and outstanding Common Stock of the Company as a unit to the acquiring or surviving Person or results in the retention of the same, as a unit, by Seagull, (b) if such properties and assets are so transferred, the acquiring or surviving Person shall be a corporation incorporated under the laws of the United States of America or any state thereof and (if other than Seagull) shall expressly assume in writing all obligations of Seagull under the Seagull Documents and (c) immediately after giving effect to such action (and, if applicable, such assumption) no default shall exist under any Seagull Document, provided that no such sale, transfer or other disposition of all or substantially all of the properties and assets of Seagull shall release Seagull from any


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



of its obligations hereunder or under the Intercompany Notes or the Intercompany Mortgage. Except as provided in the prior sentence, Seagull will not directly or indirectly sell, transfer or otherwise dispose of all or substantially all of the properties and assets of the Division.

     7. Costs and Expenses. Seagull will pay (or provide reimbursement for) all costs and expenses (including, without limitation, attorneys' fees and expenses) reasonably incurred by or on behalf of any holder of the Notes in enforcing the obligation of Seagull under this Agreement or in connection with any amendment, modification or waiver of this Agreement.

     8. Notices etc. Any notice or other communication hereunder shall be in writing and shall be deemed to have been properly given when a single copy thereof shall have been delivered or mailed by first class registered or certified mail, postage prepaid, addressed (a) if to the holder of any Note at the last address of such holder appearing on the registration books of the Company maintained pursuant to the Note Agreements, or at such other address as such holder shall have furnished to the Company and Seagull in writing, or (b) if to the Company, at 3000 Spenard Road, Anchorage, Alaska, or at such other address as the Company shall have furnished to Seagull and each holder of a Note in writing, with a copy to Seagull, or (c) if to Seagull, at 1001 Fannin, Suite 1700, Houston, Texas 77002, or at such other address as Seagull shall furnish to the Company and each holder of a Note in writing.

     9. Miscellaneous. This Agreement may be changed, waived, discharged or terminated only by an instrument in writing signed by the Company, Seagull and, so long as any of the Notes remain unpaid, by the holders of 66 2/3% in principal amount of the Notes at the time outstanding. Any change, waiver, discharge or termination pursuant to the preceding sentence shall apply equally to all holders of the Notes and shall be binding upon them, upon each future holder of any Note and upon Seagull and the Company. This Agreement shall be binding upon the respective successors and assigns of the Company and Seagull and shall inure to the benefit of you and each other holder of Notes and shall be enforceable by each of you, so long as you shall hold any Notes, and by each other holder of at least 10% in principal amount of any Series of the Notes at the time outstanding. This Agreement shall be construed in accordance with and governed by the laws of the State of New York. This Agreement embodies the entire agreement and understanding between you and Seagull and supersedes all prior agreements and understandings relating to the subject matter hereof. The headings in this Agreement are for the purpose of reference only and shall not limit or otherwise affect the meaning hereof. Nothing contained herein shall be construed to constitute a guarantee by Seagull of the Notes or of the payment by the Company of any principal, premium or interest due or to become due thereon. This Agreement may be executed in any number of counterparts, each of which is an original, but all of which shall constitute one instrument.

     If you are in agreement with the foregoing, please sign the form of agreement on the accompanying counterparts of this letter, whereupon this letter shall become a binding agreement between you and Seagull. Please then return one of such signed counterparts to Seagull.

                                            Very truly yours,

                                            SEAGULL ENERGY CORPORATION


                                            By /s/ Barry J. Galt
                                            Title:  Chairman and Chief Executive
                                                    Officer

The Company hereby acknowledges receipt of this Inducement Agreement and agrees to perform and observe all the provisions therein relating to the Company.

                                            ALASKA PIPELINE COMPANY


                                            By /s/ Bill B. Hickman
                                               Executive Vice President

The foregoing Agreement is hereby agreed to as of the date hereof.

THE EQUITABLE LIFE ASSURANCE SOCIETY
OF THE UNITED STATES



By /s/ John D. Miller
Title:  Vice President

THE TRAVELERS INSURANCE COMPANY



By /s/ Teresa M. Torrey
Title:  Investment Officer

THE TRAVELERS LIFE INSURANCE COMPANY


By /s/ Teresa M. Torrey
Title:  Investment Officer



                                      -16-